Filed pursuant to Rule 424(b)(3)
Registration No. 333-293837

PROSPECTUS SUPPLEMENT NO. 1

(to prospectus dated April 7, 2026)

55,061,113 Common Shares

This prospectus supplement updates and amends the prospectus dated April 7, 2026, which relates to registration of the resale of 55,061,113 of our common shares (the “Common Shares”) by our shareholders identified in this prospectus (the “Registered Shareholders”). Unlike an initial public offering, the resale by the Registered Shareholders is not being underwritten by any investment bank. The registered shareholders may, or may not, elect to sell their Common Shares covered by this prospectus, as and to the extent they may determine. Such sales, if any, will be made through brokerage transactions on the Nasdaq Capital Market (“Nasdaq”), at prevailing market prices. See the section titled “Plan of Distribution.” We and the Registered Shareholders will not be involved in the price setting process. If the Registered Shareholders choose to sell their Common Shares, we will not receive any proceeds from the sale of Common Shares by the Registered Shareholders.

This prospectus supplement is being filed to update, amend and supplement the information previously included in the prospectus with the information attached to this prospectus supplement contained in the Form 6-K filed with the Securities and Exchange Commission on May 7, 2026. You should read this prospectus supplement together with the prospectus, which is to be delivered with this prospectus supplement.

Our Common Shares are traded on the Nasdaq under the symbol “TMCR.” On May 6, 2026, the last reported sale price of our Common Shares on the Nasdaq was $15.20 per share.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if the prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 7, 2026.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements regarding, among other things, our business strategies, financial condition, operating results, and future plans. These statements are based on the current expectations, estimates, and assumptions of our management and are not guarantees of future performance. Forward-looking statements are inherently subject to risks, uncertainties, and other factors, many of which are beyond our control. As a result, actual outcomes and results may differ materially from those expressed or implied in these statements.

Forward-looking statements generally relate to future events or our future financial or operating performance and may be identified by terminology such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” “plan,” “may,” “will,” “should,” “forecast,” or similar expressions. Forward-looking statements in this prospectus supplement include, but are not limited to, statements regarding:

●	the sources and timing of potential revenue from the NORI Royalty as well as the timing and amount of estimated future production related to the NORI Property;

●	the timing of TMC’s exploration license and commercial recovery permit application review by NOAA under DSHMRA, and any other assumptions regarding permitting timelines, including both under the ISA and the DSHMRA;

●	closing the Transaction, the Private Placement and the Credit Facility (each as later defined herein);

●	our potential secured term loan credit facility pursuant to the Credit Agreement Term Sheet (as later defined herein), including the conditions to funding, covenant compliance, interest rate step-ups, mandatory prepayment, make-whole and call protection provisions, and the consequences of an event of default, including acceleration and the lender’s exercise of remedies under its first-priority security interest;

●	Our ability to negotiate and execute definitive documentation in respect of the Credit Facility (as later defined herein) on the terms set forth in the Credit Facility Term Sheet (as later defined herein), or at all;

●	the supply and demand for nickel and cobalt (including critical metals and battery cathode feedstocks), steel-making feedstocks, copper and manganese ores;

●	the future prices of nickel and cobalt (including critical metals and battery cathode feedstocks), steel-making feedstocks, copper and manganese ores;

●	government regulation of mineral extraction from the deep seafloor and changes in mining laws and regulations;

●	assumptions regarding our ability to acquire additional royalty, stream or similar interests in seafloor or other areas under U.S. or U.S. aligned jurisdictions;

●	our plans to mitigate our material weakness in our internal control over financial reporting;

●	our ability to raise financing in the future, the nature of any such financing and our plans with respect thereto;

●	our business and future activities;

●	our status as a foreign private issuer;

●	our status as an emerging growth company;

●	the effect on us of any changes to existing or new legislation or policy or government regulation;

●	goals, strategies and future growth;

●	expectations around the performance of the NORI Royalty;

●	estimates of mineral resources and reserves;

●	our ability to retain key management personnel in order to enable us to continue to develop our business;

●	statements relating to our status as an emerging growth company and foreign private issuer;

●	any reference to or description of the activities proposed to be conducted by TMC or its affiliates;

●	projected mining and process recovery rates;

●	assumptions as to geotechnical requirements for collector on the seabed;

●	assumptions as to environmental, permitting, and social risks; and

●	other assumptions described herein or in the accompanying prospectus underlying or relating to any forward-looking statements.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement. You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement t primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects.

Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond our control that could cause our actual results, performance or achievements and other events to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements. Important risks and uncertainties that could cause actual results to differ materially from those anticipated are discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other sections of the accompanying prospectus.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this Report. And while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

For additional information, you should carefully review the documents that we file with the SEC, which are available at www.sec.gov

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

OF THE SECURITIES EXCHANGE ACT OF 1934

May 2026

Commission File Number: 001-43208

The Metals Royalty Company Inc.

1900 Dome Tower

333 7th Ave SW

Calgary, AB, T2P 2Z1

British Columbia, Canada

(403) 984-1941

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

Form 20-F ☒          Form 40-F ☐

INFORMATION CONTAINED IN THIS FORM 6-K REPORT

Royalty Purchase Agreement

On May 6, 2026, the Company and its indirect wholly-owned subsidiary, TMCR USA Operations Inc., entered into a royalty purchase agreement (the “Royalty Purchase Agreement”) with Ironclad Royalties, LLC (“Ironclad”) and Mesabi Investments (USA) LLC pursuant to which the Company and TMCR USA Operations Inc. agreed that TMCR USA Operations Inc. will purchase (the “Transaction”) a portion of Ironclad’s interest in an index-priced gross production revenue royalty with a revenue floor (the “Purchased Royalty”), with an option to purchase an additional royalty interest (the “Additional Purchased Royalty”) on Mesabi Metallics Company LLC’s iron ore project in Nashwauk, Minnesota (the “Property”).

The Purchased Royalty is payable on a quarterly basis in an amount equal to one percent (1.00% of 8/8ths) (in an amount not lower than at least $1.50 per metric ton (“MT”)) (the “Base Royalty Rate”) of the gross revenue from the annual produced amount of DR Grade Iron Ore Pellets from the Property, in a volume amount of up to but not exceeding 8.5 metric tons per annum (“MTPA”), for any calendar year (for each such year, the “Base Royalty Annual Volume” and the total volumes cumulatively for all Base Royalties, the “Total Base Royalty Volumes”), until the occurrence of the Step Down Date (as defined below).

Upon the date in which the annual production of DR Grade Iron Ore Pellets from the Property is greater than a volume amount of 8.5 MTPA in any such calendar year (the “Overage Amount”, and such greater amount in that calendar year, the “Overage Amount Produced”), the gross revenue royalty payable on a quarterly basis, on only the gross revenue from the Overage Amount Produced for such calendar year, shall be in the amount of one quarter of one-percent (0.25% of 8/8ths) (or not less than $0.375 per MT of such Overage Amount Produced), until the occurrence of the Step Down Date.

On the date that the Total Base Royalty Volumes equal 170 million MT (the “Step Down Date”), and for all production thereafter, the Base Royalty Rate shall be reduced to an amount equal to one quarter of one percent (0.25% of 8/8ths) (or at least $0.375 per MT) of gross revenue and once the 8.5 MPTA is produced for that Calendar Year, the Overage Royalty Rate shall be reduced in an amount equal to one sixteenth of one-percent (0.0625%) (or not less than $0.09375 per MT of such Overage Amount Produced) of gross revenue.

The aggregate purchase price for the Purchased Royalty is $132,500,000, consisting of (i) a cash payment of $125,000,000 (the “Cash Consideration”) and (ii) the issuance of common shares of the Company with an aggregate value of $7,500,000, to be issued in a private placement pursuant to Section 4(a)(2) of the Securities Act (as defined below). At the signing of the Royalty Purchase Agreement, the Company paid a $15,000,000 deposit (the “Deposit”) as advance payment against the Cash Consideration , which is not refundable upon the termination of the Royalty Purchase Agreement unless certain deposit refund conditions relating to exclusivity and title are met.

The Company was also granted an option to purchase the Additional Purchased Royalty, which is an additional one percent (1.00% of 8/8ths) gross revenue royalty from the annual produced amount of DR Grade Iron Ore Pellets in a volume of up to but not to exceed 8.5 MTPA in any calendar year (in an amount not lower than at least $1.50 per MT) (the “Option Base Rate”) from the Property from the retained royalty on the Property that is not the Purchased Royalty after the closing date of the Agreement.

Upon the date on which the Overage Amount has been produced, then the gross revenue royalty payable on a quarter basis shall be in a royalty amount of 0.25% (of 8/8ths) on the gross revenue on production exceeding 8.5 MTPA in any calendar year (or not less than $0.375 per MT of such Over Amount Produced) (the “Option Overage Rate”), until the occurrence of the Step Down Date.

On the Step Down Date, and for all production thereafter: (A) then the Option Base Rate shall be reduced to 0.25% (of 8/8ths) (or at least $0.375 per MT); and (B) the Option Overage Rate shall be reduced to 0.0625% (of 8/8ths) (or not less than $0.09375 per MT of such Overage Amount Produced).

The option to purchase the Additional Purchased Royalty terminates on the closing date of the Agreement. Following closing of the Purchased Royalty portion of the Transaction, the option if exercised if have an obligation on the Company to close the Additional Purchased Royalty portion of the Transaction within 45 days. On exercise of the option and post - closing of the Purchased Royalty portion of the Transaction , the Company will be deemed to have paid the Deposit as advance payment against the Option Cash Consideration (as defined below).The aggregate purchase price for the Additional Purchased Royalty is $132,500,000, consisting of (i) a cash payment of $125,000,000 (the “Option Cash Consideration”), less the Deposit, resulting in a net cash payment of $110,000,000 and (ii) the issuance of common shares of the Company with an aggregate value of $7,500,000, pursuant to a supplemental subscription agreement on terms substantially similar to the Subscription Agreement (as defined below).

The closing of the Purchased Royalty portion of the Transaction is conditional on certain conditions precedent occurring prior to May 31, 2026 (subject to extension if regulatory approvals and third party consents are not obtained), including, among others (i) completion of an equity financing by the Company to fund the Cash Consideration, (ii) completion of technical reports prepared in accordance with Regulation SK-1300, (iii) delivery of customary title opinions, (iv) receipt of applicable third party consents and (v) other customary closing conditions.

The Royalty Purchase Agreement contains customary representations and warranties from the Company and Ironclad and also contains customary covenants, including, among others, to perform each party’s obligations under the agreement, to seek all necessary consents and regulatory approvals and to not engage in certain kinds of transactions or take certain actions unless consented to in writing by the other party, in each case subject to customary exceptions as applicable.

Pursuant to the Royalty Purchase Agreement, the Company was also granted certain rights of first offer in respect of the portion of the existing royalty not purchased by the Company and retained by Ironclad.

On closing of the Purchased Royalty portion of the Transaction, Ironclad will enter into a conveyance of royalty interests (the “Conveyance”) with TMCR USA Operations Inc. in respect of the Purchased Royalty. The Conveyance provides that the Purchased Royalty is an interest in real property and that the covenants and obligations under the Conveyance are covenants that run with the land as to the Purchased Royalty. Subject to certain terms and conditions, the Conveyance provides that the Purchased Royalty is transferable by TMCR USA Operations Inc. except to certain categories of ineligible transferees.

Private Placement

On May 6, 2026, the Company entered into subscription agreements (the “Subscription Agreements”) with certain institutional and accredited investors (the “Investors”) in connection with a private placement of its common shares (the “Private Placement”). Pursuant to the Subscription Agreements, the Company agreed to offer and sell in the Private Placement to the Purchasers 6,004,330 common shares, without par value (the “Common Shares”), at a purchase price of $13.00 per Common Share.

The Subscription Agreements contain customary representations, warranties and agreements by the Company and the Purchasers. Closing of the Private Placement is conditional upon satisfaction of the closing conditions of the Purchased Royalty portion of the Transaction, which is expected to close on or before May 31, 2026. The gross proceeds to the Company from the Private Placement will be approximately $78 million, before deducting placement agent fees and offering expenses. The Company intends to use the net proceeds from the Private Placement to fund the Cash Consideration and for general corporate purposes.

The Common Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Common Shares were offered and sold without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder for U.S. persons that purchased Common Shares in the Private Placement, and in reliance on Regulation S of the Securities Act for non-U.S. persons that purchased Common Shares in the Private Placement.

Pursuant to the Subscription Agreements, the Company has agreed to file a registration statement on Form F-1 (or other appropriate form) to register for resale of the Common Shares as soon as practicable (and in any event with 5 business days of the closing of the Private Placement) (the “Resale Registration Statement”). Pursuant to the subscription agreement entered into with Ironclad in connection with the Royalty Purchase Agreement, the common shares issued as Royalty Share Consideration are entitled to piggyback registration rights and may be included in the Resale Registration Statement. The Company agreed to use its commercially reasonable efforts to cause the Resale Registration Statement to become effective as soon as practicable after filing, but no later than the earlier of (i) the 40th calendar day (or 70th calendar day if the SEC notifies the Company that it will “review” the Resale Registration Statement) following closing of the Private Placement and (ii) the 5th business day after the Company is notified by the SEC that the Resale Registration Statement will not be “reviewed” or subject to further review.

Copies of the Royalty Purchase Agreement (including the form of Conveyance) and the form of Subscription Agreement are attached hereto as Exhibits 99.1 and, 99.2, respectively, and are incorporated herein by reference. The forgoing summaries of the terms of the Royalty Purchase Agreement and the form of Subscription Agreement are subject to, and qualified in their entirety by, such documents.

Credit Facility Term Sheet

On May 5, 2026, the Company entered into a term sheet (the "Credit Facility Term Sheet") with a direct lender (the “Lender” pursuant to which the Lender proposes to provide to the Company and its existing and future subsidiaries (collectively, the “Borrower”) a senior secured term loan in an aggregate principal amount of up to $51,813,472 (the “Term Loan”), reflecting an original issue discount of 3.50% and resulting in net cash proceeds of up to $50,000,000 (the “Credit Facility”). The Lender retains the right to proportionally scale the principal amount of the Term Loan, and the corresponding net cash proceeds, in connection with any adjustment to the total consideration payable by the Company for the Transaction, such that the final size of the Term Loan would reflect the actual size of the completed Transaction. The proceeds of the Term Loan are intended to be applied to fund a portion of the Cash Consideration for the Transaction and for general working capital purposes.

The Credit Facility Term Sheet contemplates that the Term Loan will be advanced pursuant to a single drawdown on the funding date (the “Funding Date”) on a non-revolving basis, and will mature 36 months following the Funding Date. The Term Loan will bear interest at a rate of 9.00% per annum, calculated on the outstanding principal amount and payable monthly in cash, and will be secured by a first-priority security interest over substantially all assets of the Borrower and a first-priority pledge of the equity interests of the Company’s direct and indirect subsidiaries, in each case subject to customary exceptions and exclusions to be agreed.

Commencing on the date that is twelve months following the Funding Date, and on each six-month anniversary thereafter for so long as any portion of the Term Loan remains outstanding, the interest rate applicable to the Term Loan will automatically increase by 2.00% per annum on a cumulative basis.

Commencing in the thirteenth month following the Funding Date, the Borrower will be required to make scheduled monthly principal payments in an amount equal to one-twelfth of fifteen percent (15.00%) of the original principal amount of the Term Loan, payable in cash together with the corresponding monthly interest payment. In addition, the Borrower will be required to apply, towards mandatory prepayment of the Term Loan, (i) seventy-five percent (75%) of the net cash proceeds received by the Borrower or any of its subsidiaries from any issuance of equity securities or incurrence of indebtedness for borrowed money not otherwise permitted under the definitive documentation, where such net cash proceeds are equal to or less than $25,000,000, or (ii) fifty percent (50%) of such net cash proceeds, where such net cash proceeds exceed $25,000,000, subject to customary exceptions for, among other things, equity issuances in connection with the Transaction and ordinary course employee equity compensation issuances.

Any voluntary or mandatory prepayment of the Term Loan (other than scheduled amortization payments), as well as any repayment following acceleration upon an event of default, will be subject to (a) a make-whole premium designed to ensure that the Lender receives a minimum multiple on invested capital of 1.15x if such repayment occurs on or prior to the twelve-month anniversary of the Funding Date, or 1.30x if such repayment occurs after such date but on or prior to the twentieth-month anniversary of the Funding Date, and (b) thereafter, a call premium initially equal to 105% of the principal amount being repaid, increasing by 1.00% on each three-month anniversary commencing on the twenty-third-month anniversary of the Funding Date.

The Credit Facility Term Sheet contemplates customary affirmative and negative covenants for a financing of this type, including, among other things, restrictions on asset dispositions, distributions, the incurrence of indebtedness and capital expenditures, in each case subject to customary baskets, qualifications and exceptions to be agreed. The Borrower will be required to maintain a minimum balance of unrestricted cash and cash equivalents of $5,000,000 at all times, increasing to $15,000,000 from and after the twenty-four-month anniversary of the Funding Date until the Term Loan has been repaid in full. The Lender has also been granted a right of first offer to provide any additional indebtedness incurred by the Borrower prior to the maturity of the Term Loan, on terms to be mutually agreed.

In connection with the execution of the Credit Facility Term Sheet, the Borrower has agreed to a 45-day exclusivity period (subject to a single 15-day extension at the Lender's reasonable election) during which the Borrower may not solicit, initiate, encourage, or participate in discussions regarding any competing senior debt financing proposal in respect of the Transaction, and has agreed to provide a $250,000 due diligence deposit, refundable net of the Lender's reasonable and documented out-of-pocket due diligence expenses. Other than the exclusivity, expense reimbursement, deposit and confidentiality provisions described therein, the Credit Facility Term Sheet is non-binding and does not constitute a contractual commitment of either party to consummate the Credit Facility. The funding of the Term Loan remains subject to a number of conditions, including the satisfactory completion of the Lender's legal, financial, tax and technical due diligence, the negotiation and execution of definitive loan documentation, the receipt of all necessary corporate and regulatory approvals, and other customary conditions precedent. There can be no assurance that the Credit Facility will be entered into on the terms set forth in the Credit Facility Term Sheet, or at all.

Forward-Looking Statements

This Report of Foreign Private Issuer on Form 6-K may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which can generally be identified as such by the use of words such as “may,” “will,” “estimate,” “future,” “forward,” “anticipate,” or other similar words. Any statement describing the Company’s future plans, strategies, intentions, expectations, objectives, goals or prospects, and other statements that are not historical facts, are also forward-looking statements, including, but not limited to, statements regarding: the completion of Transaction, completion of the private placement, the negotiation and execution of definitive documentation in respect of, and the funding of, the Credit Facility, the satisfaction of customary closing conditions related thereto, the intended use of proceeds from the private placement and the Credit Facility, the anticipated size, pricing, interest rate, amortization, prepayment and other terms of the Credit Facility, and the Company’s future expectations, plans and prospects. Such statements are based on the Company’s current expectations and projections about future events and future trends affecting its business and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including risks and uncertainties related to: closing the Transaction, the Private Placement and the Credit Facility; the Company's ability to negotiate and execute definitive documentation in respect of the Credit Facility on the terms set forth in the Credit Facility Term Sheet, or at all; the satisfaction of the conditions precedent to the funding of the Term Loan, including the satisfactory completion of the Lender's legal, financial, tax and technical due diligence; the Lender's right to scale the principal amount of the Term Loan in connection with any adjustment to the consideration payable for the Transaction; the Company's ability to comply with the affirmative and negative covenants under the Credit Facility, including the minimum cash balance covenant and restrictions on indebtedness, distributions, asset dispositions and capital expenditures; the impact of the Credit Facility's interest rate, including the automatic step-up provisions, on the Company's cost of capital and financial condition; the application of mandatory prepayment requirements to the net cash proceeds of future equity or debt issuances by the Company; the impact of the make-whole, minimum multiple on invested capital and call premium provisions on the Company's ability to refinance or repay the Term Loan; the risk of an event of default and acceleration of the Term Loan, and the consequences thereof, including the Lender's exercise of remedies under its first-priority security interest, the permitting, production, timing and mineral content of TMC’s NORI deposit; the economic potential and timing of production at the Mesabi Project; the Company’s limited operating history and the risks associated with new business development; the Company’s potential inability to acquire additional royalty, stream or similar interests, or to achieve profitability and positive cash flow; the Company being dependent on favorable government policy for offshore mineral development; market conditions; competitive dynamics; regulatory changes. These and other risks and uncertainties are described more fully in the Company’s Annual Report, filed on form 20-F with the SEC, and in subsequent filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required under applicable law. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this Report of Foreign Private Issuer on Form 6-K.

TABLE OF CONTENTS

Description
Exhibit No. 99.1	Royalty Purchase Agreement

Exhibit No. 99.2	Form of Subscription Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

The Metals Royalty Company Inc.

By:	/s/ Donald Sewell
Name:	Donald Sewell
Title:	President & Chief Financial Officer

Date: May 7, 2026

Exhibit 99.1

CERTAIN IDENTIFIED CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN EXCLUDED BECAUSE THE INFORMATION IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

EXECUTION VERSION

ROYALTY purchase agreement

-between-

TMCR USA Operations Inc.,

The Metals Royalty company inc.,

Ironclad Royalties, LLC,

-and-

MESABI INVESTMENTS (USA) LLC

MAY 6, 2026

TABLE OF CONTENTS

Article 1
DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Definitions	2
1.2	Certain Rules of Interpretation	10
1.3	Currency	11
1.4	Knowledge	11
1.5	Schedules	11

Article 2
PURCHASE AND SALE OF ASSETS

2.1	Purchase Price and Sale of the Royalty	12
2.2	Transaction Deposit	12
2.3	Closing	13
2.4	Allocations and Adjustments	13
2.5	Specified Royalty Measurement	13
2.6	Option to Purchase Additional Royalty	14

Article 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Vendor	16
3.2	Representations and Warranties of the Purchaser	19
3.3	Representations and Warranties of the Purchaser Parent	20

Article 4
COVENANTS

4.1	Covenants of the Vendor	21
4.2	Mutual Covenants	22
4.3	Payment of Certain Taxes	23
4.4	Confidentiality	24
4.5	Right of First Offer	24
4.6	Exclusivity	25
4.7	Equity and Debt Financing	26
4.8	Property Access	26
4.9	Technical Matters	26

Article 5
CLOSING Deliveries

5.1	Deliveries of the Purchaser and Purchaser Parent on the Closing Date	27
5.2	Deliveries of the Vendor on the Closing Date	27
5.3	Deliveries of the Purchaser Parent on the Closing Date	28

Article 6
CONDITIONS OF CLOSING

- i -

6.1	Mutual Conditions	28
6.2	Conditions to the Obligations of the Purchaser	29
6.3	Conditions to the Obligations of the Vendor	29
6.4	Conditions to the Obligations of the Purchaser Parent	30
6.5	Termination	30

Article 7
SURVIVAL OF REPRESENTATIONS AND INDEMNIFICATION

7.1	Survival	31
7.2	Indemnity by the Vendor	31
7.3	Indemnity by the Purchaser	32
7.4	Claim Notice	32
7.5	Time Limits for Claim Notice for Breach of Representations and Warranties	32
7.6	Monetary Limitations	33
7.7	Agency for Non-Parties	34
7.8	Direct Claims	34
7.9	Third Party Claims	34
7.10	Interest on Losses	35
7.11	Cooperation	35

Article 8
MISCELLANEOUS

8.1	Public Documents	35
8.2	Further Assurances	36
8.3	Notices	36
8.4	No Partnership	37
8.5	Expenses	37
8.6	Governing Law and Dispute Resolution	37
8.7	Successors and Assigns	38
8.8	Third-Party Beneficiaries	38
8.9	Amendment	38
8.10	Entire Agreement	38
8.11	No Waiver	39
8.12	Time of Essence	39
8.13	Severability	39
8.14	Execution and Counterparts	39
8.15	Additional Purchased Royalty	39

- ii -

ROYALTY PURCHASE agreement

this agreement is dated effective May 6, 2026 (the “Effective Date”),

BETWEEN:

TMCR USA OPERATIONS INC.

(the “Purchaser”)

AND:

The metals royalty company inc.

(the “Purchaser Parent”)

AND:

IRONCLAD ROYALTIES, LLC

(the “Vendor”)

AND:

MESABI INVESTMENTS (USA) LLC

(“MIUSA”)

WHEREAS:

A.	The Vendor acquired the Existing Royalty pursuant to the Existing Royalty Agreement;

B.	The Vendor wishes to sell and assign to the Purchaser, and the Purchaser wishes to purchase from the Vendor, certain portions of the Vendor’s rights, title and interest in the Existing Royalty, all on and subject to the terms and conditions hereof, and all other portions of the Existing Royalty not expressly described as being conveyed to the Purchaser shall be fully retained by the Vendor; and

C.	The Parties wish to enter into this Agreement in order to set out the terms and conditions on which the Parties will complete and give effect to the foregoing transaction, including any other transactions required or contemplated thereby (collectively, the “Transaction”).

NOW THEREFORE this agreement witnesses that in consideration of the covenants, representations and warranties and mutual agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

Article 1
DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Definitions

For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

(a)	“Additional Purchased Royalty” has the meaning set forth in Section 2.1(a);

(b)	“Additional Purchased Royalty Agreement” has the meaning set forth in Section 2.1(a);

(c)	“Affiliate” means a Person that directly or indirectly controls, is controlled by, or is under common control with another Person, and for the purpose of this Agreement, a Person (first person) is considered to control another Person (second person) if (i) the first person beneficially or actually owns such equity or securities such that it can directly or indirectly exercise control or direction over the second person, (ii) the second person is a partnership, other than a limited partnership, and the first person holds or controls more than 50% of the interests of the partnership directly or indirectly, (iii) the second person is a limited liability company and the first person is the managing member of such limited liability company, or (iv) the second person is a limited partnership and the general partner of the limited partnership is the first person;

(d)	“Agreement” means this royalty purchase agreement, including its Recitals and Schedules, as amended and supplemented;

(e)	“Alternative Transaction” means, other than the transactions contemplated by this Agreement, (i) any transfer, sale, disposition, Encumbrance, pledge or other arrangement having the same economic effect as the foregoing, direct or indirect, in a single transaction or a series of related transactions, of or involving the Purchased Royalty or (ii) any direct or indirect transaction that, if consummated, would result in a Change of Control, provided that, for greater certainty, any [***] Facility Document listed in Section 3.1(g) of the Vendor Disclosure Letter shall not be deemed an Encumbrance for the purpose of this definition of Alternative Transaction, if the [***] Mortgage when recorded does not encumber the Purchased Royalty;

(f)	“Applicable Law” means any (i) constitution, treaty, law, statute, regulation, by-law, code, ordinance, principle of common law or equity, order, directive, ruling, decision, arbitration award, judgment, decree, injunction, ordinance, writ, treaty, proclamation, convention, rule or requirement of, and the terms of any authorization issued by, any Governmental Authority having the force of law, (ii) any policy, practice, protocol, standard, guideline or other pronouncement of any Governmental Authority which, although not necessarily having the force of law, is regarded by such Governmental Authority as requiring compliance as if it had the force of law, and (iii) any interpretation of any Applicable Law (as defined in item (i) or (ii) above) by any Person having jurisdiction over it, or charged with its administration or interpretation;

(g)	“Asset Taxes” means ad valorem, property, severance, production, sales, use, excise or similar Taxes based upon the operation or ownership of the Purchased Royalty or the receipt of proceeds therefrom, but excluding, for the avoidance of doubt, (i) ad valorem, property, severance, production, sales, use, excise or similar Taxes imposed on the Vendor pursuant to Section 2.2(e) of the Existing Royalty Agreement and (ii) income, franchise and similar Taxes, Transfer Taxes and Excluded Taxes;

(h)	“Base Royalty Annual Volumes” has the meaning set forth in Section 2.5(a);

(i)	“Base Royalty Rate” has the meaning set forth in Section 2.5(a);

(j)	“Basket” has the meaning set forth in Section 7.6(c);

(k)	“Business Day” means any day other than a Saturday, Sunday or any statutory holiday in the city of Nashwauk, Minnesota, or New York, New York;

(l)	“Calendar Year” means a consecutive twelve-month period commencing on January 1 and ending on December 31 of the same year;

(m)	“Cap” has the meaning set forth in Section 7.6(c);

(n)	“Cash Consideration” has the meaning set forth in Section 2.1;

(o)	“Change of Control” means the failure at any time of (i) [***] directly or indirectly (A) to own, possess or control, directly or indirectly, equity interests representing [***] of the aggregate ordinary voting power represented by the issued and outstanding equity interests of [***] or the Vendor or [***]; or (B) to have an indirect or direct effective economic interest of [***]or the Vendor or [***] or (ii) [***] directly or indirectly (A) to own equity interests representing [***]of either the aggregate ordinary voting power and/or beneficial interest represented by the issued and outstanding equity interests of the Vendor or effective membership interests of [***]; or (B) to have an effective economic interest, directly or indirectly, of [***]ownership or control in the Vendor or membership interests of [***]. For the avoidance of doubt, no acquisition of equity interests in, or control of, [***], including by way of merger or consolidation, shall constitute a Change of Control;

(p)	“Claim Notice” has the meaning set forth in Section 7.4;

(q)	“Closing” means the closing to effectuate the contemplated sale and purchase of the Original Purchased Royalty in accordance with Article 2;

(r)	“Closing Date” means the date that is three (3) Business Days after the date that all the conditions of Closing under this Agreement have been satisfied or otherwise waived in writing by the applicable Party or such other date as the Parties may mutually agree upon in writing, provided that the Closing Date shall occur no later than the Outside Date;

(s)	“Confidential Information” means, in relation to a providing or producing Party (the “Discloser”):

(i)	all information, in whatever form communicated or maintained, that the Discloser discloses to or provides to, or that is gathered by inspection by a receiving or reviewing Party (the “Recipient”) or any of the Recipient’s Representatives in the course of the Recipient’s review, consideration or diligence of the Transaction, whether provided before or after the date of this Agreement, that contains or otherwise reflects information concerning the Discloser or its businesses, affairs, financial condition, assets, liabilities, operations, prospects or activities; and

(ii)	all plans, proposals, reports, analyses, notes, studies, forecasts, compilations or other information, in any form, that are based on, contain or reflect any proprietary, sensitive, or other information which, if made public or shared with a competitor, could possibly create an advantage for such competitor, regardless of the identity of the Person preparing such materials or information;

but does not include any information that:

(iii)	is at the time of disclosure to the Recipient or thereafter becomes generally available to the public, other than as a result of a disclosure by the Recipient or any of the Recipient’s Representatives in breach of this Agreement;

(iv)	is or was received by the Recipient on a non-confidential basis from a source other than the Discloser or its Representatives if such source is not, to the knowledge of the Recipient, prohibited from disclosing the information to the Recipient by a contractual, fiduciary or other legal confidentiality obligation to, the Discloser;

(v)	is independently developed by the Recipient without use of or reference to the Discloser’s Confidential Information; or

(vi)	was known by the Recipient prior to disclosure in connection with the Transaction and was not subject to any contractual, fiduciary or other legal confidentiality obligation on the part of the Recipient;

(t)	“Consent” means any approval, consent, authorization, notice, sanction, exemption, waiver, expiry of waiting period or acknowledgement that may be required from any Person (other than the Exchange or any Governmental Authority) pursuant to Applicable Law or the terms of any contract or otherwise in connection with the Transaction on the terms contemplated in this Agreement, or which is otherwise necessary to permit the Parties to perform their obligations under this Agreement;

(u)	“De Minimis Amount” has the meaning set forth in Section 7.6(c);

(v)	“Deposit Refund Condition” means: (i) a breach of the representations and warranties set out in Sections 3.1(c) (only in respect of the final sentence), 3.1(f), 3.1(g) or 3.1(h) that would cause the condition in Section 6.2(a) not to be satisfied, and such breach or failure is incapable of being cured or is not cured in accordance with the terms of Section 6.5, provided that any willful breach shall be deemed to be incapable of being cured; or (ii) if the Vendor, MIUSA or their respective Representatives, as applicable breaches Sections 4.1(a)(ii), 4.1(a)(iii) or 4.1(a)(v) or Section 4.6 in any material respect, including by accepting or approving any Alternative Transaction that is not a Permitted Exception;

(w)	“Direct Claim” has the meaning set forth in Section 7.4;

(x)	“Effective Date” means the effective date of this Agreement, once executed, as is set out on page 1 hereof;

(y)	“Encumbrance” means any mortgage, charge, assignment, debenture, hypothec, deed of trust, pledge, security interest, lien, easement, right of way, right of reservation, royalty interest, and any other encumbrance or adverse claim of any nature and kind securing any debt, liability, performance or obligation of any Person, including any option (not including the ROFO), right or privilege capable of becoming any of the foregoing, in each case whether arising under Applicable Law or otherwise, and whether recorded or unrecorded, perfected or otherwise under Applicable Law, but does not include those certain encumbrances disclosed by the Vendor to the Purchaser in the Vendor Disclosure Letter;

(z)	“Equity and Debt Financing” means an equity and debt financing by the Purchaser Parent to fund the Cash Consideration, as more particularly described in the Purchaser Parent press release announcing the Tranaction;

(aa)	“Exchange” means the NASDAQ Stock Market;

(bb)	“Excluded Taxes” means, with respect to the Vendor or any other recipient of payment to be made by or on account of any obligation of the Purchaser hereunder, (i) Taxes imposed on the Vendor pursuant to Section 2.2(e) of the Existing Royalty Agreement; (ii) Taxes imposed on or measured by the such recipient’s net income (however denominated), franchise Taxes and branch profits Taxes, in each case: (a) imposed as a result of such recipient being organized under the Applicable Laws of, or having its principal office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments, or engaged in any other transaction under this Agreement); (iii) all liabilities for Taxes of the Vendor (or any Affiliate) or relating to the Existing Royalty or Retained Royalty for any tax period prior to and including the Closing Date, regardless of whether such Taxes are payable on, prior to, or after the Closing Date, if applicable; and (iv) other Taxes of the Vendor (or an Affiliate thereof) arising directly and solely from conveyance of the Purchased Royalty under this Agreement that become a liability of the Purchaser under any common law doctrine of de facto merger or transferee or successor liability, whether by operation of contract, law or otherwise, in each case excluding, for the avoidance of doubt, Asset Taxes and Transfer Taxes;

(cc)	“Existing Purchase Agreement” means that certain Purchase and Sale Agreement between Mesabi Metallics Company LLC, Mesabi Land 1 LLC and Miranda Mineral Resources, LLC, as Seller/Assignor, and Ironclad Royalties, LLC, as Buyer/Assignee, dated July 8, 2025, and effective as of June 30, 2025;

(dd)	“Existing Royalty” means that certain undivided 4% (of 8/8ths) royalty interest held by Vendor and is more specifically identified and defined in the Existing Royalty Agreement;

(ee)	“Existing Royalty Agreement” means that certain Conveyance of Royalty Interests between Mesabi Metallics Company LLC, Mesabi Land 1 LLC and Miranda Mineral Resources, LLC, as Seller/Assignor, and Ironclad Royalties, LLC, as Buyer/Assignee, effective as of June 30, 2025;

(ff)	“Governmental Authority” means any federal, provincial, state, territorial, municipal, local, county or regional government or governmental or regulatory authority, domestic or foreign, including any political subdivision of any of the foregoing, any multi-national organization or body comprised of one of the foregoing, any agency, department, commission, board, bureau, court, tribunal or other authority thereof, or any quasigovernmental or private body exercising any executive, legislative, judicial, administrative, police, regulatory or taxing authority or power of any nature;

(gg)	“Indemnified Party” means the Party or Parties that are entitled to indemnification pursuant to Article 7;

(hh)	“Indemnifying Party” means the Party or Parties that are obligated to indemnify any Indemnified Party pursuant to Article 7;

(ii)	“License” means any license, permit, convention, authorization, certificate, Consent, order, grant, right, notification, privilege, classification, registration, agreement, approval, award, determination, decision, decree or other evidence of authority issued or granted to, conferred upon, or otherwise created for, the applicable Party by any Governmental Authority;

(jj)	“Loss” means, whether or not involving a Third Party Claim, any and all actual, direct loss, including any liability, damages, cost, expense, charge, fine, penalty, assessment, including all reasonable and documented legal fees and expenses incurred in connection therewith, but excluding any consequential, indirect, punitive, special or exemplary damages, loss of profit or similar formulation;

(kk)	“[***]” means the written consent and approval of the Transaction of [***] pursuant to the [***] Loan Agreement, and executed release by [***] of any security interest it has been granted in the Purchased Royalty effective upon the Closing, including from those certain relevant collateral documents listed in Section 3.1(g) in the Vendor Disclosure Letter;

(ll)	“[***] Loan Agreement” means that certain Loan Agreement dated as of April 1, 2026, by and among [***] as borrower, [***] as guarantor, [***] as mandated lead arranger, and [***] as administrative agent;

(mm)	“[***] Mortgage” means that certain Mortgage, to be entered into by and among [***] in favor of [***] as collateral agent for the benefit of the Lenders (as defined in the [***] Loan Agreement), securing those certain obligations under the [***] Loan Agreement;

(nn)	“MT” means metric tons;

(oo)	“MTPA” means metric tons per annum;

(pp)	“Option” has the meaning set forth in Section 2.6;

(qq)	“Option Cash Consideration” has the meaning set forth in Section 2.6(c);

(rr)	“Option Closing” has the meaning set forth in Section 2.6(e);

(ss)	“Option Closing Date” has the meaning set forth in Section 2.6(e);

(tt)	“Option Exercise Notice” has the meaning set forth in Section 2.6(d);

(uu)	“Option Exercise Period” has the meaning set forth in Section 2.6(d);

(vv)	“Option Exercise Price” has the meaning set forth in Section 2.6(c);

(ww)	“Option Outside Date” has the meaning set forth in Section 2.6(e);

(xx)	“Option Royalty Interest” has the meaning set forth in Section 2.6;

(yy)	“Option Share Consideration” has the meaning set forth in Section 2.6(c);

(zz)	“Original Purchased Royalty” has the meaning set forth in Section 2.1(a);

(aaa)	“Outside Date” means May 31, 2026 or such other date as is expressly and subsequently agreed to between the Parties in writing, provided, however, that either the Purchaser or the Vendor shall have the right to request the other Party in writing to provide its consent, as applicable, in writing (not to be unreasonably withheld, conditioned or delayed) to extend the Outside Date for up to an additional 30 days (in 15-day increments) if any Regulatory Approval or Consent has not been obtained by May 31, 2026 (or any subsequent Outside Date, as applicable) and has not been denied by a non-appealable decision of a Governmental Authority, provided that if the only Consent remaining is the [***] Approval, the Parties will have one additional 15 day extension right, subject to the same notice requirements applicable to extension requests under this definition. As a condition precedent to any such extension request, the requesting Party shall have provided the other Party with a written notice at least five (5) days prior to May 31, 2026 (or any subsequent Outside Date, as applicable) identifying each Regulatory Approval or Consent that has not been obtained and the requesting Party’s good faith estimate of the timeline for obtaining the same. Such notice to the other Party shall be of no effect if it is given later than 5:00 p.m. (New York time) on the date that is less than (5) five days prior to May 31, 2026 (or any subsequent Outside Date, as applicable), provided that, notwithstanding the foregoing, a Party shall not be permitted to extend the Outside Date if the failure to obtain such Regulatory Approval or Consent is primarily the result of such Party’s failure to comply with its covenants herein;

(bbb)	“Overage Amount Produced” has the meaning set forth in Section 2.5(b);

(ccc)	“Overage Royalty Rate” has the meaning set forth in Section 2.5(b);

(ddd)	“Parties” means the Purchaser, the Purchaser Parent, MIUSA and the Vendor, collectively, and each of them is a “Party”;

(eee)	“Permitted Exception” means any transaction that (i) relates to a financing transaction undertaken by the Vendor for raising financing, including debt or debt-like instruments, internal corporate restructuring or creating a pledge over the Retained Royalty or pledging equity shares of the Vendor, and (ii) has no material impact on the Purchased Royalty and will not interfere with the consummation of the Transaction;

(fff)	“Person” means any individual, partnership, corporation (including a business trust), joint venture, limited liability company, association, trust, joint-stock company, unincorporated organization or other entity, or a Governmental Authority, and pronouns have a similarly extended meaning;

(ggg)	“Prime Rate” means the rate of interest per annum publicly announced from time to time by The Wall Street Journal as the “Prime Rate” in the United States (or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as mutually agreed by the Vendor and the Purchaser) or any similar release by the Federal Reserve Board (as mutually agreed by the Vendor and the Purchaser)); each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective;

(hhh)	“Proceeding” means any actual court, administrative, regulatory or similar proceeding (whether civil, commercial, administrative, quasi-criminal or criminal), arbitration or other dispute settlement procedure, investigation, audit, inquiry, request for information, warrant, charge or claim by any Governmental Authority, or any similar matter or proceeding;

(iii)	“Property” means the DR Grade Iron Ore Pelletization plant and mine in Nashwauk Minnesota, including the real property and mineral leases, mining rights and permits, iron ore processing facilities and other infrastructure in Nashwauk, Minnesota;

(jjj)	“Purchase Price” has the meaning set forth in Section 2.1;

(kkk)	“Purchased Royalty” has the meaning set forth in Section 2.1(a);

(lll)	“Purchased Royalty Agreement” means the Conveyance of Royalty Interests, substantially in the form attached hereto as Schedule A;

(mmm)	“Purchaser” has the meaning set forth on the first page of this Agreement;

(nnn)	“Purchaser Indemnified Parties” means, collectively, the Purchaser and its Affiliates and directors, “Purchaser Indemnified Party” means any one of them;

(ooo)	“Purchaser Parent” has the meaning set forth on the first page of this Agreement;

(ppp)	“Regulation SK-1300” means Subpart 1300 of Regulation S-K of the United States Securities and Exchange Commission;

(qqq)	“Regulatory Approval” means any approval, consent, ruling, authorization, notice, sanction, order, exemption, permit, waiver, expiry of waiting period or acknowledgement that may be required from the Exchange or from any Governmental Authority pursuant to Applicable Law or under the terms of any License or the conditions of any order or otherwise in connection with the Transaction on the terms contemplated in this Agreement, or which is otherwise necessary to permit the Parties to perform their obligations under this Agreement;

(rrr)	“Representative” when used with respect to a Party or an Affiliate of a Party, means each director, officer, employee, partner, agent, consultant, adviser and other representative of such Party or such Affiliate;

(sss)	“Retained Royalty” means the totality of all other portions of the Existing Royalty that are not expressly identified or subject to the computation of the Purchased Royalty and includes the reduced portions of the computation of the Purchased Royalty following any Step Down Date. For the avoidance of doubt, the portions of the Purchased Royalty reduced following a Step Down Date shall be understood to not be a part of the conveyed Purchased Royalty;

(ttt)	“ROFO” means a right of first offer and shall have the further meaning set forth in Section 4.5(a);

(uuu)	“[***]” means, individually, or collectively (including any combination of the following Persons acting together), [***], and/or any Person who is related to [***]by blood and/or marriage;

(vvv)	“Share Consideration” has the meaning set forth in Section 2.1;

(www)	“Specified Royalty Payment Amount” means the maximum total royalty amounts owing to the Purchaser at such point in time;

(xxx)	“Step Down Date” related to the scheduled reduction in the Purchased Royalty and shall have the meaning more specifically set forth in Section 2.5(c);

(yyy)	“Straddle Period” means any Tax period beginning before and ending on or after the Closing Date;

(zzz)	“Subscription Agreement” means the subscription agreement between the Vendor and the Purchaser Parent in respect of the Share Consideration, substantially in the form attached hereto as Schedule C;

(aaaa)	“Taxes” means, with respect to any Person, all supranational, national, federal, state, local or other taxes, including income taxes, branch taxes, profits taxes, capital gains taxes, gross receipts taxes, windfall profits taxes, value added taxes, severance taxes, ad valorem taxes, property taxes, capital taxes, net worth taxes, production taxes, sales taxes, use taxes, license taxes, excise taxes, franchise taxes, environmental taxes, transfer taxes, withholding or similar taxes, payroll taxes, employment taxes, employer health taxes, government pension plan premiums and contributions, social security premiums, workers’ compensation premiums, employment/unemployment insurance or compensation premiums and contributions, stamp taxes, occupation taxes, premium taxes, alternative or add-on minimum taxes, goods and services taxes, harmonized sales taxes, customs duties or other taxes of any kind whatsoever imposed or charged by any Governmental Authority and any instalments in respect thereof, together with any interest, penalties, or additions with respect thereto and any interest in respect of such additions or penalties, and whether disputed or not, whether computed on a separate or consolidated, unitary or combined basis, and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other person, and “Tax” means any one of such Taxes;

(bbbb)	“Technical Reports” means Regulation SK-1300 compliant technical reports in respect of the Property;

(cccc)	“Third Party Claim” has the meaning set forth in Section 7.4;

(dddd)	“Title Opinions” means satisfactory, in the discretion of the Purchaser, acting reasonably, customary title opinions in respect of the real property interests of the Property, which, unless otherwise agreed by the Purchaser, include current searches being dated no earlier than thirty (30) days before the Closing Date and can be relied upon by the Purchaser (including confirmation that the Purchased Royalty shall constitute an interest in real property that runs with the land under Applicable Law and the Purchaser shall be permitted under Applicable Law to record and/or register its interest in the Purchased Royalty on title to the Property);

(eeee)	“Total Base Royalty Annual Volumes” has the meaning set forth in Section 2.5(a);

(ffff)	“Transaction” has the meaning set forth in the Recitals;

(gggg)	“Transaction Deposit” means a $15,000,000 cash advance deposit, constituting a credit against the Cash Consideration due and owing at the Closing, and, if the Option is duly exercised, such original deposit shall also consitute a credit against the Option Cash Consideration due and owing at the Option Closing in accordance with Section 2.2(d);

(hhhh)	“Transfer Taxes” means any sales, use, transfer, stamp, documentary, registration, value-added and similar Taxes, and duties, levies, documentary, filing and recording fees, and similar governmental charges imposed upon, or with respect to, the Transaction and the filing and recording of the assignments, conveyances or other actions required to convey title to the Purchased Royalty, but excluding, for the avoidance of doubt, Excluded Taxes and Asset Taxes;

(iiii)	“Tripartite Agreement” means that certain Royalty Payment Direction Agreement, dated as of the date hereof, as may be amended, supplemented or otherwise modified from time to time, by and among the Vendor, the Purchaser and the other parties thereto, attached hereto as Schedule D;

(jjjj)	“Vendor” has the meaning set forth on the first page of this Agreement; and

(kkkk)	“Vendor Disclosure Letter” means the disclosure letter, attached hereto as Schedule E, dated as of the date of this Agreement and delivered by the Vendor to the Purchaser with this Agreement; and

(llll)	“Vendor Indemnified Parties” means, collectively, the Vendor and its Affiliates and directors, and “Vendor Indemnified Party” means any one of them.

1.2	Certain Rules of Interpretation

In this Agreement, the rules of interpretation set forth below shall apply.

(a)	Where the words “including” or “includes” are used in this Agreement, they mean “including without limitation” or “includes without limitation”, respectively.

(b)	Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(c)	References to “Article(s)”, “Section(s)”, “Subsection(s)” or “Schedule(s)” in this Agreement mean the specified Article(s), Section(s), Subsection(s) or Schedule(s) of this Agreement. The captions and headings of this Agreement are for convenience of reference only and do not affect, limit or amplify the provisions hereof.

(d)	Each of the Schedules attached to this Agreement is incorporated into this Agreement by reference.

(e)	A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.

(f)	Time is of the essence in the performance of the Parties’ respective obligations, including the payment of monies, contained in this Agreement.

1.3	Currency

Unless specifically noted otherwise, all references to monetary amounts in this Agreement mean United States dollars.

1.4	Knowledge

(a)	Any reference to “knowledge”, “awareness” or similar terms with respect to the Vendor and/or MIUSA shall mean to the actual knowledge of [***], [***] and [***].

(b)	Any reference to “knowledge”, “awareness” or similar terms of the Purchaser or the Purchaser Parent shall mean to the actual knowledge of Brian Paes-Braga and Don Sewell.

1.5	Schedules

The following schedules are attached to, and form an integral part of, this Agreement:

Schedule A – Purchased Royalty Agreement

Schedule B – Existing Royalty Agreement

Schedule C – Subscription Agreement

Schedule D – Tripartite Agreement

Schedule E – Vendor Disclosure Letter

Article 2
PURCHASE AND SALE OF ASSETS

2.1	Purchase Price and Sale of the Royalty

(a)	Subject to the terms and conditions set out in this Agreement, the Vendor hereby agrees to sell and assign that royalty interest at the rate computed and on the terms as set forth in Section 2.5 (the “Original Purchased Royalty”), and the Option (as defined below) to purchase an additional royalty interest at the rate computed on the terms as set forth in Section 2.6 (upon consummation of the sale of the Option, the “Additional Purchased Royalty” and together, the “Purchased Royalty”) to the Purchaser, free and clear of any Encumbrances, and the Purchaser hereby agrees to purchase and accept such assignment of the Purchased Royalty from the Vendor, and to assume and be responsible for the observance, performance and payment of all obligations and liabilities of the Vendor under the Existing Royalty Agreement in respect of the Purchased Royalty, as set out in the Purchased Royalty Agreement and any supplemental royalty agreement in connection with the Additional Purchased Royalty, substantially in the form of the Purchased Royalty Agreement (the “Additional Purchased Royalty Agreement”), on and after the Closing Date, in consideration for the Purchase Price, which shall be satisfied by (i) the Purchaser on the Closing Date in accordance with Section 5.1 of this Agreement and (ii) the Purchaser Parent in accordance with Section 5.3 of this Agreement.

(b)	The Parties covenant and agree to use commercially reasonable efforts to obtain as promptly as possible any and all Regulatory Approvals and Consents required for the completion of the Transaction, including to permit the assignment of the Original Purchased Royalty and the execution of the Purchased Royalty Agreement and, if applicable, the Additional Purchased Royalty and the Additional Purchased Royalty Agreement.

(c)	The Parties covenant and agree to use commercially reasonable efforts to provide any necessary powers of attorney and to negotiate any ancillary documentation related thereto (including without limitation, the assignment or conveyance agreements necessary to sell and assign legal and beneficial title to the Original Purchased Royalty and, if applicable, the Additional Purchased Royalty) as promptly as possible, and in any event, prior to the Outside Date with respect to the Original Purchased Royalty, and, upon the exercise of the Option, prior to the Option Outside Date with respect to the Additional Purchased Royalty.

(d)	The “Purchase Price” for the Original Purchased Royalty shall be $132,500,000, comprised of a $125,000,000 cash payment (the “Cash Consideration”) and the issuance of common shares in the capital of the Purchaser Parent, as directed by the Purchaser, pursuant to the Subscription Agreement, having an aggregate value of $7,500,000, provided that such shares shall be valued at a per-share valuation equivalent to the price of the Equity and Debt Financing (the “Share Consideration”).

2.2	Transaction Deposit

(a)	The Parties acknowledge that concurrent with the execution and delivery of this Agreement, the Purchaser has made the Transaction Deposit as an advance against the payment of the Cash Consideration, and such Transaction Deposit shall constitute a credit against the Purchase Price payable in accordance with Section 5.1 of this Agreement at Closing, and if the Option is duly exercised pursuant to Section 2.6 of this Agreement, such Transaction Deposit shall be deemed a credit against the Option Cash Consideration.

(b)	Unless the Deposit Refund Condition is met prior to either (i) the termination of this Agreement or (ii) the Closing Date if the Option has not been exercised, or if the Option has been exercised, then the Option Closing Date, whichever date occurs earlier, the Transaction Deposit is not refundable to the Purchaser upon the termination of this Agreement and shall be retained by the Vendor as liquidated damages and not a penalty to the extent permitted by Applicable Law. For the avoidance of doubt, unless the Deposit Refund Condition is met (i) prior to the Closing Date if the Option has not been exercised and if the Closing does not occur on or before the Outside Date, or (ii) if the Option has been exercised prior to the Option Closing Date and Closing has occurred and the Option Closing does not occur on or before the Option Outside Date, the Transaction Deposit shall be forfeited and retained by the Vendor.

(c)	If the Deposit Refund Condition is met prior to either the termination of this Agreement or the Closing Date, and unless otherwise agreed by the Purchaser, the Vendor shall, and MIUSA shall cause the Vendor to, repay the Transaction Deposit to the Purchaser by wire transfer, in accordance with the instructions provided to the Vendor by the Purchaser.

(d)	Notwithstanding subsections (a) through (c) above, if the Purchaser delivers a valid Option Exercise Notice, along with confirmation that the Option Cash Consideration is held in escrow, prior to the expiry of the Option Exercise Period, the Transaction Deposit shall not be adjusted against the Cash Consideration by the Vendor in connection with the Closing but shall instead be credited against the Option Cash Consideration due and owing by the Purchaser on the Option Closing Date. If the Option lapses without valid exercise, the Transaction Deposit would be fully applied against the Closing.

2.3	Closing

The Closing shall occur pursuant to Section 2.1 on the Closing Date. The Closing shall take place remotely, with documents exchanged via e-mail or otherwise decided by legal counsel for each Party at such time as shall be agreed to by the Parties on the Closing Date.

2.4	Allocations and Adjustments.

The Purchaser shall be entitled to all rights of ownership, including revenues, production, proceeds, income, accounts receivable, and products from or attributable to the Original Purchased Royalty from and after the Closing Date or, upon the consummation of the sale of the Additional Purchased Royalty, the Option Closing Date, and to all other income, proceeds, receipts, and credits Earned with respect to the Purchased Royalty on or after the Closing Date or, upon the consummation of the sale of the Additional Purchased Royalty, the Option Closing Date. The Vendor shall be entitled to all rights of ownership, including revenues, production, proceeds, income, accounts receivable, and products from or attributable to the Existing Royalty prior to the Closing Date, and to all other income, proceeds, receipts, and credits Earned with respect to the Existing Royalty prior to the Closing Date. “Earned” as used in this Agreement, shall be interpreted in accordance with generally accepted accounting principles (GAAP) standards.

2.5	Specified Royalty Measurement

The Purchaser and the Vendor hereby acknowledge and agree that the royalty interest purchased under this Agreement, shall be computed and on the terms as set forth in this Section 2.5 which are to be interpreted in a manner consistent with the Purchased Royalty Agreement and with the quarterly payment schedule set forth in both Section 2 and Schedule 2 of the Tripartite Agreement, and shall constitute and be no more than:

(a)	Base Royalty: A gross revenue royalty, payable on a quarterly basis in an amount equal to one percent (1.00% of 8/8ths) (in an amount not lower than at least $1.50 per MT) (the “Base Royalty Rate”) of the gross revenue from the annual produced amount of DR Grade Iron Ore Pellets from the Property, in a volume amount of up to but not to exceed 8.5 MTPA, for any Calendar Year (for each such year, the “Base Royalty Annual Volume” and the total volumes cumulatively for all Base Royalties, the “Total Base Royalty Volumes”), until the occurrence of the Step Down Date (as defined below).

(b)	Overage Royalty Amount: Upon the date in which the annual production of DR Grade Iron Ore Pellets from the Property is greater than a volume amount 8.5 MTPA in any such Calendar Year (such greater amount in that Calendar Year, the “Overage Amount Produced”), then the gross revenue royalty payable on a quarterly basis, on only the gross revenue from the Overage Amount Produced for such Calendar Year shall be in the amount of one quarter of one-percent (0.25% of 8/8ths) (or not less than $0.375 per MT of such Overage Amount Produced) (the “Overage Royalty Rate”) until the occurrence of the Step Down Date (as defined below).

(c)	Step Down Date: On the date that the Total Base Royalty Volumes equals 170 million MT (the “Step Down Date”), and for all production thereafter, the Base Royalty Rate shall be reduced to an amount equal to one quarter of one-percent (0.25% of 8/8ths) (or at least $0.375 per MT) of gross revenue and once the 8.5 MPTA is produced for that Calendar Year, the Overage Royalty Rate, shall be reduced in an amount equal to one sixteenth of one-percent (0.0625%) (or not less than $0.09375 per MT of such Overage Amount Produced) of gross revenue.

(d)	For the avoidance of doubt, it is acknowledged and agreed that any annual production volumes in an amount greater than 8.5 MTPA of DR Grade Iron Ore Pellets at the Property for a Calendar Year, will not be eligible to count towards the Base Royalty Annual Volumes nor be eligible for royalty payments at the Base Royalty Rate and such amounts shall only be paid at the Overage Royalty Rate.

(e)	Further, the Purchaser hereby agrees, that upon the request of the Vendor on or after the occurrence of the Step Down Date, to promptly deliver any requested documentation to evidence the step down in royalty rates described under this Section 2.5, including any documentation requested to be notarized and recorded in the real property records of Itasca County, Minnesota, related to the step down of the royalties described herein.

2.6	Option to Purchase Additional Royalty

(a)	Subject to the terms and conditions of this Section 2.6, the Vendor hereby grants to the Purchaser an option (the “Option”) to purchase an additional one percent (1.00% of 8/8ths) gross revenue royalty from the annual produced amount of DR Grade Iron Ore Pellets from the Property (the “Option Royalty Interest”), from the Retained Royalty after the Closing Date, for the Option Exercise Price (as defined below), exercisable only during the Option Exercise Period (as defined below) and in accordance with this Section 2.6.

(b)	Option Royalty Interest

The Option Royalty Interest shall be computed on the following terms, which are substantially similar to those set forth in the Purchased Royalty Agreement but shall be computed accordingly for the Option Royalty Interest:

(i) Base Rate: Payable on a quarterly basis, 1.00% (of 8/8ths) gross revenue royalty from the on annual production of DR Grade Iron Ore Pellets from the Property in a volume of up to but not to exceed 8.5 MTPA in any Calendar Year (in an amount not lower than at least $1.50 per MT);

(ii) Overage Rate (above 8.5 MTPA): Upon the date on which the Overage Amount has been produced, then a royalty amount of 0.25% (of 8/8ths) on the gross revenue on production exceeding 8.5 MTPA in any Calendar Year (or not less than $0.375 per MT of such Overage Amount Produced), until the occurrence of the Option Step Down Date (as defined below); and

(iii) Step Down: On the Step Down Date, and for all production thereafter: (A) the rate set forth in Section 2.6(b)(i) above shall be reduced to 0.25% (of 8/8ths) (or at least $0.375 per MT); and (B) the rate set forth in Section 2.6(b)(ii) above shall be reduced to 0.0625% (of 8/8ths) (or not less than $0.09375 per MT of such Overage Amount Produced). For the avoidance of doubt, production volumes in excess of 8.5 MTPA in any Calendar Year shall not be eligible to count towards the volumes applicable to the rate set forth in Section 2.6(b)(i) above for the Option Royalty Interest and shall be payable only at the applicable rate set forth in Section 2.6(b)(ii) above.

(c)	Option Exercise Price

The aggregate consideration payable by the Purchaser for the Option Royalty Interest (the “Option Exercise Price”) shall be: (i) $125,000,000 in cash (the “Option Cash Consideration”), less a credit of $15,000,000 in respect of the Transaction Deposit rolled over pursuant to Section 2.2(d), resulting in a net cash payment of $110,000,000 due and owing at the Option Closing (as defined below); plus (ii) the issuance of common shares in the capital of the Purchaser Parent, as directed by the Purchaser, pursuant to a supplemental subscription agreement on terms substantially similar to the Subscription Agreement and to be entered into by and between the Vendor and the Purchaser Parent, having an aggregate value of $7,500,000, valued at the same per-share price as the Share Consideration (the “Option Share Consideration”).

(d)	Option Exercise Period

The Purchaser may exercise the Option by delivering a written notice of exercise to the Vendor (the “Option Exercise Notice”) prior to the Closing Date (the “Option Exercise Period”). The Option Exercise Notice shall (i) include a certificate by the Vendor certifying compliance with all terms required under this Section 2.6 to exercise such Option, including confirmation that the Option Cash Consideration is held in escrow subject to the Option Closing and (ii) confirm the Purchaser’s election to exercise the Option and to acquire the Additional Purchased Royalty, subject to the satisfaction of each condition in this Section 2.6, or the waiver thereof by the Vendor in its sole discretion, on or before the Option Outside Date.

(e)	Closing under the Option

If the Option is duly exercised pursuant to Section 2.6(d) of this Agreement, the closing of the purchase and sale of the Option Royalty Interest (the “Option Closing”) shall take place on a date to be mutually agreed by the Parties in writing (the “Option Closing Date”), provided such date shall be no later than forty-five (45) calendar days following the Closing Date (the “Option Outside Date”). The closing mechanics, deliverables and conditions set out in Article 5 and Article 6 of this Agreement shall apply mutatis mutandis to the Option Closing, and the Purchaser shall pay the Option Exercise Price (net of the Transaction Deposit set out in Section 2.2(d)) at the Option Closing. For greater certainty, if the Closing does not occur, an Option Exercise Notice shall be of no force and effect.

(f)	Lapse of Option

If: (i) the Purchaser fails to deliver the Option Exercise Notice prior to the expiry of the Option Exercise Period; or (ii) the Option is exercised but the Option Closing does not occur on or before the Option Outside Date for any reason other than the default of the Vendor pursuant to Section 3.1(c) (only in respect of the final sentence), 3.1(f), 3.1(g) or 3.1(h), the Option shall automatically and irrevocably lapse and terminate without further action by any Party and, in occurrences of either case (i) or (ii), the Option Exercise Notice shall be of no force and effect. Upon such lapse: (A) the Vendor shall retain the Option Royalty Interest free and clear of any obligation to the Purchaser arising from this Section 2.6 or otherwise; (B) this Agreement shall remain in full force and effect solely with respect to the relevant terms of the Purchased Royalty Agreement; and (C) unless a Deposit Refund Condition has occurred prior to the Option Closing Date, the Transaction Deposit shall be considered forfeited by the Purchaser and retained by the Vendor as liquidated damages, and therefore no refund of the Transaction Deposit shall be owed to the Purchaser by reason of the lapse or termination of the Option. If a Deposit Refund Condition occurs after Closing and prior to the Option Closing Date, Section 2.2(c) shall apply, mutatis mutandis

(g)	Representations, Warranties and Covenants

Each Party agrees that the representations and warranties set out in Article 3 and the covenants set out in Article 4 of this Agreement shall apply mutatis mutandis to the Option Royalty Interest and the transactions contemplated by this Section 2.6 as if references therein to the “Purchased Royalty” and the “Closing” were references to the Option Royalty Interest and the Option Closing, respectively.

Article 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Vendor

The Vendor hereby represents and warrants to the Purchaser and the Purchaser Parent as follows, and acknowledges that the Purchaser and the Purchaser Parent are relying upon the accuracy of these representations and warranties in connection with the entering into of this Agreement and the completion of the Transaction:

(a)	Organization and Good Standing. The Vendor is validly organized, existing and in good standing under the laws of its jurisdiction of formation and no Proceedings are pending for, and it is unaware of any basis for the institution of any Proceedings leading to, its termination, dissolution or winding-up, as applicable, or placing it in bankruptcy or subjecting it to any other Applicable Laws governing the affairs of insolvent entities.

(b)	Authority and Binding Obligation. The Vendor has all necessary limited liability company power and authority to enter into this Agreement, the Purchased Royalty Agreement, the Tripartite Agreement and any agreement or instrument referred to or contemplated herein or therein to which the Vendor is party thereto and complete the Transaction and to perform all of its obligations under this Agreement. The Vendor has taken all necessary actions to approve or authorize, the entering into of, and the execution, delivery and performance of its obligations under this Agreement. This Agreement, upon execution and delivery by Vendor, has been duly executed and delivered by the Vendor and constitutes a legal, valid and binding obligation of the Vendor, enforceable against the Vendor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Applicable Laws relating to or affecting creditors’ rights generally, and to general principles of equity.

(c)	No Violation. The authorization, execution and delivery by the Vendor of this Agreement and, at Closing, of the Purchased Royalty Agreement and the Tripartite Agreement, and the performance by the Vendor of its obligations under this Agreement, does not and will not result in a known violation, conflict or breach of, or constitute a default under: (i) any term or provision of its charter, formation or organizational documents; (ii) the terms of the Existing Royalty Agreement (including the terms of the Existing Royalty thereunder); or (iii) any Applicable Laws. To the Vendor’s knowledge, after due inquiry, no order, decision or ruling of any Governmental Authority has been made against it, and to the Vendor’s knowledge, no action or Proceeding is pending or threatened in writing, which could result in an order, decision or ruling against it, to disallow, enjoin, prohibit or impose any limitations or conditions on the sale of the Purchased Royalty contemplated hereby.

(d)	Consents and Approvals. Except as contemplated in Section 6.1(c), no Consent or Regulatory Approval is required by the Parties in connection with: (i) the execution and delivery by it of this Agreement or any agreement or instrument referred to or contemplated by this Agreement; or (ii) the observance and performance by it of its obligations under this Agreement or any agreement or instrument referred to or contemplated by this Agreement, including the assignment or conveyance of the Purchased Royalty and the execution and delivery of the Purchased Royalty Agreement.

(e)	Enforceability. This Agreement has been, and on Closing the Purchased Royalty Agreement will be, duly executed and delivered by the Vendor and this Agreement constitutes, and the Purchased Royalty Agreement will on Closing constitute, a legal, valid and binding obligation of the Vendor enforceable against it in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors’ rights generally.

(f)	Good Standing of Royalty Agreement. The Vendor is not in default, nor has it received notice of any default of any of the terms of the Existing Royalty Agreement, including the terms thereunder in respect of or impacting the Existing Royalty. The Existing Royalty Agreement provided to the Purchaser is a true, complete and accurate copy, unamended as of the date hereof. The Vendor is not aware of any default of any of the provisions of the Existing Royalty Agreement.

(g)	Ownership and Encumbrances. The Vendor owns its right, title and interest in the Existing Royalty free and clear of all Encumbrances other than as disclosed by the Vendor to the Purchaser in the Vendor Disclosure Letter, and, notwithstanding the foregoing, the Purchased Royalty to be sold, assigned and conveyed to the Purchaser hereunder shall be sold, assigned and conveyed by the Vendor to the Purchaser free and clear of all Encumbrances.

(h)	No Option. Other than as disclosed by the Vendor to the Purchaser in the Vendor Disclosure Letter, and with the exception (and subject to) the ROFO, no Person other than the Purchaser has any oral or written agreement, option, warrant, privilege or right, or any right capable of becoming any of the foregoing (whether legal, equitable, contractual or otherwise) for the purchase of any interest in the Purchased Royalty. Following Closing, to the knowledge of the Vendor, no Person other than the Purchaser (or any Person the Purchaser may enter into a transaction with that is not the Vendor) will have any oral or written agreement, option, warrant, privilege or right, or any right capable of becoming any of the foregoing (whether legal, equitable, contractual or otherwise) for the purchase of any interest in the Purchased Royalty or the Purchaser’s interest under the Purchased Royalty Agreement.

(i)	Royalty Agreement

(i)	The copy of the Existing Royalty Agreement attached as Schedule B hereto is a true, complete and accurate copy of the duly recorded copy of the Existing Royalty Agreement and is unamended as of the Effective Date.

(ii)	Other than as disclosed by the Vendor to the Purchaser in the Vendor Disclosure Letter, the Existing Royalty Agreement and Existing Purchase Agreement are the only relevant agreements between the Vendor or any of its respective Affiliates in relation to the Vendor’s interest in the Existing Royalty or the Property and, other than the Existing Royalty Agreement and the Existing Purchase Agreement, there are no other contracts by which the Vendor is bound or under which the Vendor or any of its Affiliates are directly or indirectly entitled to any benefits pertaining to the Existing Royalty.

(j)	Litigation. There are no Proceedings against the Vendor, or to the knowledge of the Vendor, otherwise relating to the Existing Royalty, the Existing Royalty Agreement or the Existing Purchase Agreement (whether in progress or, to the knowledge of the Vendor, threatened in writing) and there is no material order, ordinance, writ, judgment, decree, injunction or award of any Governmental Authority outstanding against the Vendor. There are no claims or Proceedings pending or, to the knowledge of the Vendor, threatened in writing against the Vendor seeking to prevent the Transaction.

(k)	No Adverse Implications. Neither the execution and delivery of this Agreement nor the completion and performance of the transactions contemplated by this Agreement will:

(i)	give any Person the right to terminate, cancel or amend the Existing Royalty Agreement, or any contractual or other right of the Vendor under the Existing Royalty;

(ii)	except as set forth in Section 2.5, result in the creation of any Encumbrance on the Purchased Royalty, in a breach of or a default under any contract, permit or other agreement or in the crystallization of any floating charge on, or the acceleration of any rights or obligations in respect of the Purchased Royalty; or

(iii)	except as set forth in Section 4.5, give rise to any third party for a right of first offer, pre-emptive right, right of first refusal or other right to purchase the Vendor’s interest in the Existing Royalty, or under the Existing Royalty Agreement.

(l)	Taxes. To the knowledge of the Vendor, all Taxes due and payable by the Vendor relating to the Existing Royalty Agreement have been paid except where the failure to pay such Taxes would not reasonably be expected to result in an Encumbrance on the Purchased Royalty.

(m)	Compliance with Anti-Corruption Laws. To the knowledge of the Vendor, none of the Vendor or any of its directors in carrying out or representing the business of the Vendor, have violated the U.S. Foreign Corrupt Practices Act or other Applicable Laws relating to anti-corruption in any other jurisdiction where such business is carried on.

3.2	Representations and Warranties of the Purchaser

The Purchaser hereby represents and warrants to the Vendor as follows, and acknowledges that the Vendor is relying upon the accuracy of these representations and warranties in connection with the entering into of this Agreement and the completion of the Transaction:

(a)	Organization. The Purchaser is duly incorporated, organized and validly existing in good standing under the laws of the State of Delaware, its incorporating jurisdiction. No Proceedings are pending for, and the Purchaser is unaware of any basis for the institution of any Proceedings leading to its dissolution or winding-up or placing it in bankruptcy or subjecting it to any other Applicable Laws governing the affairs of insolvent companies. The Purchaser has not made any voluntary arrangement with any of its creditors and is not insolvent or unable to pay its debts as they fall due.

(b)	Payment of Cash Consideration. The Cash Consideration will be paid by the Purchaser using an unencumbered, irrevocable conveyance of cash, not subject to any claim by any other party.

(c)	Authority and Binding Obligation. The Purchaser has all necessary corporate power and authority to enter into and to perform all of its obligations under this Agreement and any agreement or instrument referred to or contemplated by this Agreement. The Purchaser has taken all necessary actions to approve or authorize, the entering into of, and the execution, delivery and performance of its obligations under this Agreement. This Agreement, upon execution and delivery, has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Applicable Laws relating to or affecting creditors’ rights generally, and to general principles of equity.

(d)	No Violation. The authorization, execution and delivery by the Purchaser of this Agreement, and the performance by the Purchaser of its obligations hereunder, does not and will not result in a violation, conflict or breach of, or constitute a default under: (i) the articles of the Purchaser; (ii) the terms of any indenture, contract, instrument or understanding or any other obligation or restriction to which the Purchaser is a party or by which it is bound; or (iii) any Applicable Laws. No order, decision or ruling of any Governmental Authority has been made against it, and no action or Proceeding is pending or threatened which could result in an order, decision or ruling against it, to disallow, enjoin, prohibit or impose any limitations or conditions on the sale of the Purchased Royalty contemplated hereby.

(e)	Approvals. Except as contemplated in Section 6.1(c), no Consent, approval, order, authorization, registration or declaration of, or filing with, any Governmental Authority or other Person is required by the Purchaser in connection with: (i) the execution and delivery by the Purchaser of this Agreement or any agreement or instrument referred to or contemplated by this Agreement; or (ii) the observance and performance by the Purchaser of its obligations under this Agreement or under any agreement or instrument referred to or contemplated by this Agreement.

(f)	Enforceability. This Agreement has been, and each document, instrument and agreement to be delivered on the Closing Date to which the Purchaser is a party will, on the Closing Date, be duly executed and delivered by the Purchaser, and this Agreement constitutes, and each such closing document, instrument and agreement to which the Purchaser is a party will, on the Closing Date, constitute, a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

(g)	Litigation. There are no claims or Proceedings pending or, to the knowledge of the Purchaser, threatened in writing against the Purchaser that challenge or seek to prevent, enjoin or otherwise delay the Transaction or are reasonably expected to impact the completion of the Transaction.

(h)	Compliance with Anti-Corruption Laws. None of the Purchaser or any of its directors in carrying out or representing the business of the Purchaser anywhere in the world, have violated the Corruption of Foreign Public Officials Act (Canada), the U.S. Foreign Corrupt Practices Act or other Applicable Laws relating to anti-corruption in any other jurisdiction where such business is conducted.

3.3	Representations and Warranties of the Purchaser Parent

The Purchaser Parent hereby represents and warrants to the Vendor as follows, and acknowledges that the Vendor is relying upon the accuracy of these representations and warranties in connection with the entering into of this Agreement and the completion of the Transaction:

(a)	Organization. The Purchaser Parent is duly incorporated, organized and validly existing in good standing under the laws of the province of British Columbia, its incorporating jurisdiction. No Proceedings are pending for, and the Purchaser Parent is unaware of any basis for the institution of any Proceedings leading to its dissolution or winding-up or placing it in bankruptcy or subjecting it to any other Applicable Laws governing the affairs of insolvent companies. The Purchaser Parent has not made any voluntary arrangement with any of its creditors and is not insolvent or unable to pay its debts as they fall due.

(b)	Authority and Binding Obligation. The Purchaser Parent has all necessary corporate power and authority to enter into and to perform all of its obligations under this Agreement and any agreement or instrument referred to or contemplated by this Agreement. The Purchaser Parent has taken all necessary actions to approve or authorize, the entering into of, and the execution, delivery and performance of its obligations under this Agreement. This Agreement, upon execution and delivery, has been duly executed and delivered by the Purchaser Parent and constitutes a legal, valid and binding obligation of the Purchaser Parent, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Applicable Laws relating to or affecting creditors’ rights generally, and to general principles of equity.

(c)	No Violation. The authorization, execution and delivery by the Purchaser Parent of this Agreement, and the performance by the Purchaser Parent of its obligations hereunder, does not and will not result in a violation, conflict or breach of, or constitute a default under: (i) the articles of the Purchaser Parent; (ii) the terms of any indenture, contract, instrument or understanding or any other obligation or restriction to which the Purchaser Parent is a party or by which it is bound; or (iii) any Applicable Laws. No order, decision or ruling of any Governmental Authority has been made against it, and no action or Proceeding is pending or threatened which could result in an order, decision or ruling against it, to disallow, enjoin, prohibit or impose any limitations or conditions on the issuance of the Share Consideration contemplated hereby.

(d)	Approvals. Except as contemplated in Section 6.1(c), no Consent, approval, order, authorization, registration or declaration of, or filing with, any Governmental Authority or other Person is required by the Purchaser Parent in connection with: (i) the execution and delivery by the Purchaser Parent of this Agreement or any agreement or instrument referred to or contemplated by this Agreement; or (ii) the observance and performance by the Purchaser Parent of its obligations under this Agreement or under any agreement or instrument referred to or contemplated by this Agreement.

(e)	Enforceability. This Agreement has been, and each document, instrument and agreement to be delivered on Closing to which the Purchaser Parent is a party will, on Closing, be duly executed and delivered by the Purchaser Parent and this Agreement constitutes, and each such closing document, instrument and agreement to which the Purchaser Parent is a party will, on Closing, constitute, a legal, valid and binding obligation of the Purchaser Parent enforceable against the Purchaser Parent in accordance with its terms.

(f)	Litigation. There are no claims or Proceedings pending or, to the knowledge of the Purchaser Parent, threatened in writing against the Purchaser Parent that challenge or seek to prevent, enjoin or otherwise delay the Transaction or is reasonably expected to impact the completion of the Transaction.

(g)	Compliance with Anti-Corruption Laws. None of the Purchaser Parent or any of its directors in carrying out or representing the business of the Purchaser Parent, have violated the U.S. Foreign Corrupt Practices Act or other Applicable Laws relating to anti-corruption in any other jurisdiction where such business is carried on.

(h)	Share Consideration. The Share Consideration to be issued to the Vendor pursuant to the Subscription Agreement, at such time as issued in accordance with the terms and conditions of the Subscription Agreement, shall have been duly authorized for issuance and duly and validly issued and will be deemed and understood to be fully paid, free and clear of all claims and Encumbrances except pursuant to applicable securities laws.

Article 4
COVENANTS

4.1	Covenants of the Vendor

(a)	From the Effective Date until the Closing Date, the Vendor shall:

(i)	comply with its obligations under the Existing Royalty Agreement;

(ii)	not sell, lease, license, transfer or otherwise dispose of, or agree to sell, lease, license, transfer or otherwise dispose of, the Existing Royalty, other than pursuant to the Permitted Exception, which for greater certainty, shall not affect the Purchased Royalty and shall only affect the Retained Royalty after Closing;

(iii)	not agree to any amendment, variation or waiver of any requirement of the Existing Royalty Agreement that impacts the Purchased Royalty without the prior written consent of the Purchaser, which shall not be unreasonably withheld or delayed;

(iv)	preserve the Existing Royalty and the Vendor’s rights, obligations and benefits under the Existing Royalty Agreement, including any insolvency or creditor Proceedings instituted by the Vendor or its creditors, which seek to invalidate, terminate or vary the rights of the Vendor thereunder;

(v)	as soon as reasonably practicable upon becoming aware, notify the Purchaser with respect to any material developments or changes in respect of the Existing Royalty, the Existing Royalty Agreement, the Existing Purchase Agreement or the Property of which the Vendor has actual knowledge, and shall forward to the Purchaser all material notices, correspondence or other information provided to the Vendor by or on behalf of the landowner or operator of the Property in respect of the Existing Royalty and the Property, and the Vendor shall use commercially reasonable efforts to ensure that any such material notices and correspondence received in respect of the Existing Royalty or the Property are forwarded to the Purchaser as soon as reasonably practicable upon receipt thereof and, in any event, no later than the Closing Date;

(vi)	not seek to tender its Purchased Royalty in any amount greater than the Specified Royalty Payment Amount; and

(vii)	use commercially reasonable efforts to ensure the [***] Mortgage is not filed as an Encumbrance on the Purchased Royalty after Closing, unless otherwise agreed between the Parties.

4.2	Mutual Covenants

From the Effective Date until the Closing Date, or if the Option has been exercised, the Option Closing Date, each of the Parties shall:

(a)	except as otherwise provided in this Agreement or as otherwise agreed upon in writing by the Parties, use commercially reasonable efforts to ensure that the representations and warranties of such Party in this Agreement are materially true and correct as of the Closing Date, or if the Option has been exercised, the Option Closing Date, and that the covenants and conditions to be fulfilled by each such Party pursuant to this Agreement are fulfilled on or prior to the Closing Date, or if the Option has been exercised, the Option Closing Date and shall promptly inform the other Party of any state of facts that will or is reasonably likely to result in any representation or warranty of such Party being materially untrue or incorrect or in any covenant or condition being unfulfilled at Closing, or if the Option has been exercised, the Option Closing Date;

(b)	perform all obligations required to be performed by such Party under this Agreement, cooperate with each other in connection therewith, and do all such other acts and things as may be reasonably necessary in order to consummate and make effective the Transaction, including taking reasonable steps and actions and executing any and all ancillary documents and using commercially reasonable efforts in assisting each other with any necessary filings or other actions, required to complete the Transaction;

(c)	not take any action that would interfere with the completion of the Transaction or would render, or that reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect;

(d)	to the extent any action or thing, or any document, instrument or other agreement to be executed or delivered, or any other payment, obligation or covenant to be fulfilled, observed or performed by any Party pursuant to this Agreement or any other document, instrument or agreement contemplated hereunder, required to consummate the Transaction would require an Affiliate of such Party to do such action or thing, or execute and deliver such document, instrument or other agreement, or fulfill, observe or perform such other payment, obligation or covenant, each of the Parties covenants and agrees to cause its Affiliate(s), as applicable, to use commercially reasonably efforts to do all such actions or things, execute and deliver all such documents, instruments and other agreements and to fulfill, observe and perform all such payments, obligations and covenants; and

(e)	use commercially reasonable efforts (other than waiver) to avoid taking any action that would reasonably be expected to (i) in respect of the Vendor, harm the value of the Purchased Royalty and (ii) in respect of the Purchaser, harm the value of the Retained Royalty.

4.3	Payment of Certain Taxes

(a)	All Transfer Taxes shall be split equally between the Purchaser and the Vendor who agree upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any such Transfer Taxes.

(b)

(i)	The Vendor shall retain responsibility for, and shall bear and pay, all Asset Taxes for (i) any Tax period ending prior to the Closing Date and (ii) the portion of any Straddle Period ending immediately prior to the Closing Date. All Asset Taxes arising on or after the Closing Date (including any Asset Taxes for any Straddle Period that are not apportioned to the Vendor) shall be allocated to, borne and paid by the Purchaser.

(ii)	For purposes of allocation between the Parties of Asset Taxes payable with respect to any Straddle Period, such Asset Taxes shall (i) in the case of Asset Taxes that are based upon or related to sales or receipts or imposed on a transactional basis (such as severance or production Taxes), be allocated based on revenue from sales occurring before the Closing Date (which shall be the Vendor’s responsibility), and from and after the Closing Date (which shall be the Purchaser’s responsibility) and (ii) in the case of other Asset Taxes, be allocated pro rata per day between the period immediately prior to the Closing Date (which shall be the Vendor’s responsibility) and the period beginning at the Closing Date (which shall be the Purchaser’s responsibility). For purposes of clause (i) of the preceding sentence, any exemption, deduction, credit or other item that is calculated on an annual basis shall be allocated pro rata per day between the period ending immediately prior to the Closing Date and the period beginning at the Closing Date.

(c)	The Purchaser and the Vendor agree to furnish or cause to be furnished to the other, upon reasonable request, as promptly as practicable, such information and assistance relating to the Existing Royalty, including, without limitation, access to books and records, as is reasonably necessary for the filing of all Tax returns by the Purchaser or the Vendor, the making of any election relating to Taxes, the preparation for any audit by any Governmental Authority and the prosecution or defense of any claim, suit or Proceeding relating to any Tax. The Parties shall use commercially reasonable efforts to cooperate fully with each other in the conduct of any audit, litigation or other Proceeding relating to Taxes involving the Purchased Royalty and the Transaction.

(d)	For the avoidance of doubt, in the event the Purchaser at any time becomes a foreign person for the purposes of Section 1445 of the Internal Revenue Code of 1986 (as amended) and the regulations thereunder, the Purchaser shall bear all withholding taxes and other costs resulting from its status as a foreign person and charged in connection with the Transaction or any future payment to Purchaser pursuant to the Purchased Royalty.

The parties hereby agree that the terms and conditions of this Section 4.3 shall apply mutatis mutandis to any Taxes resulting from the consummation of the purchase of the Additional Purchased Royalty.

4.4	Confidentiality

(a)	Information To Be Confidential. Each Party shall treat confidentially and not disclose, and shall cause each of its Representatives to treat confidentially and not disclose, other than as expressly contemplated by this Agreement, any Confidential Information of the other Party.

(b)	Use Of Confidential Information. Either Party may disclose Confidential Information: (i) only to those of its Representatives who need to know such Confidential Information for the purpose of implementing the Transaction (including the Equity and Debt Financing) and (ii) as required by Applicable Law, including the rules and policies of the Exchange. Neither Party shall use, nor permit its Representatives to use, Confidential Information for any other purpose nor in any way that is, directly or indirectly, detrimental to the other Party. For greater certainty, the Parties acknowledge and agree that the Purchaser is permitted to disclose Confidential Information to prospective investors in connection with the Equity and Debt Financing, provided such prospective investors are subject to confidentiality obligations.

4.5	Right of First Offer

(a)	ROFO. After the date of this Agreement, and including for greater certainty, after the Option Closing Date, only if the Purchaser exercised the Option and purchased the Additional Purchased Royalty, in the event that MIUSA or the Vendor intends to sell a part of or entire remaining interest in the Retained Royalty after the Option Closing Date hereinafter (the “ROFO Interest”), the Purchaser shall be afforded a right of first offer (the “ROFO”) for twelve months from the Option Closing Date, in accordance with this Section 4.5.

(b)	Notice and Response. MIUSA and the Vendor shall provide the Purchaser with a written notice of an intent to sell. The Purchaser shall have 15 days to deliver a non-binding indicative offer (the “ROFO Offer”) specifying the cash price and material terms it would be willing to pay for the ROFO Interest. If the Purchaser fails to deliver an offer within such period, the ROFO shall be deemed waived for such sale.

(c)	Negotiation Period. If the Purchaser delivers a ROFO Offer, the Parties shall negotiate in good faith for a period not to exceed 15 days to execute a binding agreement in respect of such ROFO Interest.

(d)	Freedom to Sell. If no binding agreement is executed within the timeframes above, the Vendor or MIUSA, as applicable, or its respective Affiliate shall have the absolute right to sell such ROFO Interest to any third party for a period of 12 months thereafter, requiring no further notice thereof to the Purchaser. The Vendor, MIUSA or its Affiliate, as applicable, shall be permitted to consummate such sale provided that the net economic value of the third-party deal (including the valuation of non-cash consideration or closing certainty) as determined by the Vendor and MIUSA, in their sole discretion, is not less than 100% of the price offered by the Purchaser in the ROFO Offer.

(e)	Exempt Transfers. The ROFO shall not apply to any transfer to the [***] or to an Affiliate of the Vendor, any pledge of an interest in the Retained Royalty for financing purposes, or any sale of the interest as part of a “package deal” involving other assets where the Retained Royalty represents less than 50% of the total transaction value.

4.6	Exclusivity

(a)	Except as expressly provided in this Section 4.6 and only until the Closing Date, the Vendor and MIUSA shall not, directly or indirectly, knowingly do or authorize or permit any of their respective Representatives to do, any of the following: (i) solicit, assist, initiate, encourage or otherwise knowingly facilitate any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Alternative Transaction; (ii) enter into or otherwise engage or participate in or knowingly facilitate any discussions or negotiations with any Person (other than the Purchaser) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Alternative Transaction; (iii) accept or enter into or publicly propose to accept or enter into any agreement, understanding or arrangement in respect of an Alternative Transaction; or (iv) authorize any of or commit to do any of the foregoing.

(b)	The Vendor and MIUSA shall, and shall use best efforts to cause their respective Representatives to, immediately cease and terminate, and cause to be terminated, any solicitation, encouragement, discussion, negotiation, or other activities with any Person (other than the Purchaser) with respect to any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an Alternative Transaction.

(c)	Notwithstanding Sections 4.6(a) and 4.6(b), the Vendor, MIUSA and their respective Representatives are not restricted in respect of an Alternative Transaction that is a Permitted Exception.

(d)	Without limiting the generality of the foregoing, the Vendor and MIUSA shall advise their respective Representatives of the restrictions and obligations set out in this Section 4.6 and any violation of the restrictions and obligations set forth in this Section 4.6 by their Representatives shall be deemed to be a breach of this Section 4.6 by the Vendor and MIUSA.

4.7	Equity and Debt Financing.

The Vendor shall use commercially reasonable efforts to provide, only informational and operational, and in no way any financial, assistance in connection with the Equity and Debt Financing as the Purchaser Parent may reasonably request; provided, however, that (a) the Vendor shall not be required to take any action that would unreasonably interfere with its business operations or the business operations of any of its Affiliates, (b) the Vendor shall not be required to disclose any information that is subject to attorney-client privilege, the attorney work-product doctrine or any other applicable legal privilege, the disclosure of which would result in a waiver of such privilege, and (c) the Purchaser Parent shall provide the Vendor with a reasonable opportunity to review and approve (such approval not to be unreasonably withheld, conditioned or delayed) any disclosures that the Purchaser Parent proposes to make to prospective investors in the Equity and Debt Financing with respect to information relating to the Vendor, MIUSA or any of their respective Affiliates, prior to any such disclosure being made. The Purchaser Parent shall promptly reimburse the Vendor for all reasonable out-of-pocket costs and expenses (including reasonable legal fees) incurred by the Vendor or any of its Affiliates in connection with providing assistance pursuant to this Section 4.7. The Vendor, nor any of its Affiliates or Representatives, shall have any liability to the Purchaser Parent, any participant in the Equity and Debt Financing, or any prospective investor in connection with any information provided pursuant to this Section 4.7, and the Purchaser Parent shall indemnify and hold harmless the Vendor and its Affiliates and Representatives from and against any Losses arising out of or relating to the use of any information provided pursuant to this Section 4.7 by any participant in the Equity and Debt Financing or any prospective investor.

4.8	Property Access.

From time to time, but no more than once per calendar year, the Purchaser may, upon reasonable advance written notice, request access during normal business hours to the Property and any associated facilities within the Vendor’s control in order to conduct a site visit. Notwithstanding anything to the contrary in this Agreement, in no event shall the Purchaser or its Representatives be permitted to conduct any invasive or subsurface sampling or testing of any environmental media at the Property.

4.9	Technical Matters

The Parties acknowledge that the Purchaser or Affiliates of the Purchaser are or may become subject to Regulation S-K 1300 under the United States Securities Act of 1933 and the United States Securities Exchange Act of 1934 or any other classification system for the reporting of mineral reserves and mineral resources, in each case as such classification may be in effect from time to time, or any successor instrument, rule or policy to any of the foregoing (the “Approved Standards”):

Upon written request by the Purchaser or Affiliates of the Purchaser, the Vendor shall use commercially reasonable efforts to:

(a)	provide to the Purchaser, at the Purchaser’s expense, any and all necessary technical data (including in respect of mineral resources and mineral reserves), documents or reports on the Property as are in the Vendor’s possession or which are readily available to the Vendor and which may be reasonably required by the Purchaser to comply with the Approved Standards;

(b)	grant access to the Property to the Purchaser, its Affiliates or any of their Representatives for personal inspection of the Property;

(c)	if reasonably requested by the Purchaser, include in any technical report prepared for the Vendor in accordance with the Approved Standards, scientific and technical information that is material to the Purchaser or its Affiliates; and

(d)	upon the request of the Purchaser, use commercially reasonable efforts to convince the author(s) of any report prepared for the Vendor in accordance with the Approved Standards to provide, at the sole cost and expense of the Purchaser and subject to such terms and conditions as may be required by such author(s) or their employer(s), (i) a copy of such report to be addressed to the Vendor, (ii) the relevant consents of the author(s) required in connection with the filing of and reference to such report to be provided to the Purchaser or any of its Affiliates, and (iii) such other consents in connection with the use of or reliance upon such report by the Purchaser or any of its Affiliates from time to time in its public disclosure as may be required by the Purchaser.

Article 5
CLOSING Deliveries

5.1	Deliveries of the Purchaser and Purchaser Parent on the Closing Date

On or prior to the Closing Date, the Purchaser and Purchaser Parent shall deliver or cause to be delivered to the Vendor the following, in form and substance satisfactory to the Vendor, acting reasonably:

(a)	the balance of the Cash Consideration (after deducting the Transaction Deposit already paid and not previously refunded to Purchaser, provided that such Transaction Deposit shall not be deducted if the Purchaser exercises the Option in accordance with Section 2.6) payable by wire transfer, in accordance with the instructions provided to the Purchaser by the Vendor not later than three (3) Business Days prior to Closing;

(b)	concurrently with the issuance of the Share Consideration, evidence that such common shares have been duly authorized, validly issued, fully paid and non-assessable, in accordance with the laws of the Purchaser Parent’s jurisdiction of incorporation and applicable U.S. securities laws;

(c)	a certificate of the Purchaser, certifying: (i) that the Purchaser has complied with all covenants and satisfied all terms and conditions hereof to be complied with and satisfied by the Purchaser at or prior to the Closing Date; and (ii) that each of the representations and warranties of the Purchaser contained herein are true and correct in all material respects as of the Closing Date with the same force and effect as if made on and as of the Closing Date;

(d)	the Purchased Royalty Agreement duly executed in original by the Purchaser (including having such execution notarized as contemplated therein); and

(e)	a Tripartite Agreement, duly executed by the Purchaser.

(f)	a certificate pursuant to Treas. Reg. 1.1445-2(b)(2) that the Purchaser is not a foreign person for the purposes of Section 1445 of the Internal Revenue Code of 1986 (as amended) and the regulations thereunder.

5.2	Deliveries of the Vendor on the Closing Date

On or prior to the Closing Date, the Vendor shall deliver or cause to be delivered to the Purchaser the following, in form and substance satisfactory to the Purchaser, acting reasonably:

(a)	a certificate of the Vendor, certifying: (i) that the Vendor has complied with all covenants and satisfied all terms and conditions hereof to be complied with and satisfied by the Vendor at or prior to the Closing Date; and (ii) all the representations and warranties of the Vendor contained herein are true and correct in all material respects as of the Closing Date with the same force and effect as if made at and as of the Closing Date;

(b)	the Purchased Royalty Agreement duly executed by the Vendor in original (including having such execution notarized as contemplated therein);

(c)	the Subscription Agreement duly executed by the Vendor;

(d)	a Tripartite Agreement, duly executed by the Vendor and Mesabi Metallics Company LLC;

(e)	all assurances, applicable Consents and Regulatory Approvals, agreements, instruments and other documents as required to complete the Transaction, including evidence reasonably satisfactory to Purchaser to confirm that the Purchased Royalty Agreement will convey the Original Purchased Royalty to Purchaser free and clear of all Encumbrances, including the [***] Approval; and

(f)	a certificate pursuant to Treas. Reg. 1.1445-2(b)(2) that the Vendor is not a foreign person for the purposes of Section 1445 of the Internal Revenue Code of 1986 (as amended) and the regulations thereunder.

5.3	Deliveries of the Purchaser Parent on the Closing Date

On or prior to the Closing Date, the Purchaser Parent shall deliver or cause to be delivered to the Vendor the following, in form and substance satisfactory to the Vendor, acting reasonably:

(a)	as to the Share Consideration, the Purchaser Parent shall issue (on the direction of the Purchaser) the Share Consideration to, or as directed by, the Vendor, such issuance to be evidenced by an executed treasury direction to the Purchaser Parent’s transfer agent, with a copy to the Vendor, with instructions to record the Share Consideration to, or as directed by, the Vendor, in accordance with the Subscription Agreement. The number of common shares comprising the Share Consideration shall be determined by dividing $7,500,000 by the per-share price at which common shares of the Purchaser Parent are issued in the Equity and Debt Financing;

(b)	a certificate of the Purchaser Parent, certifying: (i) that the Purchaser Parent has complied with all covenants and satisfied all terms and conditions hereof to be complied with and satisfied by the Purchaser Parent at or prior to the Closing Date; and (ii) that each of the representations and warranties of the Purchaser Parent contained herein are true and correct in all material respects as of the Closing Date with the same force and effect as if made on and as of the Closing Date; and

(c)	the Subscription Agreement is duly executed by the Purchaser Parent.

Article 6
CONDITIONS OF CLOSING

6.1	Mutual Conditions

Notwithstanding anything contained herein, the obligation of the Parties to complete the Transaction is subject to the fulfilment of the following conditions, which conditions are for the benefit of the Parties and may only be waived, in whole or in part, by both the Vendor and the Purchaser, in each case in their sole discretion, on or prior to the Closing Date:

(a)	there shall not be in force any order by or before any Governmental Authority of competent jurisdiction restraining, enjoining, prohibiting, invalidating or otherwise preventing the consummation of the Transaction contemplated herein;

(b)	no action or other Proceeding shall have been instituted or threatened before any court or other Governmental Authority regarding this Agreement or to restrain or prohibit the consummation of the Transaction contemplated herein;

(c)	the completion of all filings or recordation reasonably necessary, and the receipt of any required Regulatory Approvals or other third-party Consents and approvals to effectuate the assignment of the Purchased Royalty to the Purchaser or otherwise complete the Transaction contemplated by this Agreement including, but not limited to, the [***] Approval; and

(d)	no Applicable Law shall be in effect that makes the completion of the Transaction illegal or otherwise prohibits or enjoins the Parties from completing the Transaction.

6.2	Conditions to the Obligations of the Purchaser

Notwithstanding anything contained herein, the obligation of the Purchaser to complete the Transaction is subject to the fulfilment of the following conditions on or prior to the Closing Date:

(a)	all representations and warranties of the Vendor contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though made on and as of that date;

(b)	the Vendor shall have performed, in all material respects, its obligations under this Agreement to the extent required to be performed at or before the Closing Date, including delivered each of the items required pursuant to Section 5.2;

(c)	completion of the Technical Reports in accordance with Regulation SK-1300, the costs and expenses of which shall be borne solely by the Purchaser;

(d)	completion of the Title Opinions; and

(e)	the closing of the Equity and Debt Financing on or prior to the Outside Date; it being understood and agreed that the failure of the Equity and Debt Financing to close on or prior to the Outside Date shall be deemed to constitute a failure of this condition for all purposes of this Agreement, including Section 6.5.

The conditions contained in this Section 6.2 are inserted for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser in writing at any time.

6.3	Conditions to the Obligations of the Vendor

Notwithstanding anything contained herein, the obligation of the Vendor to complete the Transaction is subject to the fulfilment of the following conditions on or prior to the Closing Date:

(a)	all representations and warranties of the Purchaser and the Purchaser Parent contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though made on and as of that date; and

(b)	the Purchaser and the Purchaser Parent shall have performed, in all material respects, each of their obligations under this Agreement to the extent required to be performed at or before the Closing Date, including delivered each of the items required pursuant to Sections 5.1 and 5.3.

The conditions contained in this Section 6.3 are inserted for the exclusive benefit of the Vendor and may be waived in whole or in part by the Vendor in writing at any time.

6.4	Conditions to the Obligations of the Purchaser Parent.

Notwithstanding anything contained herein, the obligation of the Purchaser Parent to complete the Transaction is subject to the fulfilment of the following conditions on or prior to the Closing Date:

(a)	all representations and warranties of Vendor contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though made on and as of that date; and

(b)	the Vendor shall have performed, in all material respects, each of its obligations under this Agreement to the extent required to be performed at or before the Closing Date, including delivered each of the items required pursuant to Section 5.2.; and

(c)	the closing of the Equity and Debt Financing on or prior to the Outside Date, provided that the Purchaser Parent shall use its best efforts to complete the Equity and Debt Financing as promptly as practicable, and in any event no later than the Outside Date; it being understood and agreed that the failure of the Equity and Debt Financing to close on or prior to the Outside Date shall be deemed to constitute a failure of this condition for all purposes of this Agreement, including Section 6.5.

The conditions contained in this Section 6.4 are inserted for the exclusive benefit of the Purchaser Parent and may be waived in whole or in part by the Purchaser Parent in writing at any time.

6.5	Termination

(a)	This Agreement may be terminated at any time prior to the Closing by the Purchaser upon notice from the Purchaser to the Vendor, if there has been a material breach of any representation, warranty or covenant on the part of the Vendor contained in this Agreement or if any condition specified in Section 6.1,6.2 or 6.4 would be incapable of being satisfied at the Closing and such breach or failure to satisfy such condition, as applicable, is not waived by the Purchaser or cured by the Vendor by the earlier of (i) twenty (20) Business Days after notice thereof from the Purchaser, or (ii) the Closing Date.

(b)	This Agreement may be terminated at any time prior to the Closing by the Vendor, upon notice from the Vendor to the Purchaser, if there has been a breach of any representation, warranty or covenant on the part of the Purchaser or the Purchaser Parent contained in this Agreement or if any condition specified in Sections 6.1 or 6.3 is incapable of being satisfied at the Closing and such breach or failure to satisfy such condition, as applicable, is not waived by the Vendor or cured by the Purchaser by the earlier of (i) twenty (20) Business Days after notice thereof from the Vendor, or (ii) the Closing Date.

(c)	This Agreement may be terminated by either the Vendor, on the one hand, or the Purchaser on the other hand, upon notice from the Party seeking to terminate this Agreement to the other Party, if the Closing has not occurred by the Outside Date provided that a Party may not terminate this Agreement under this Section 6.5(c) if its failure to fulfill any of its obligation or its breach of any of its representations and covenants has been the cause of, or resulted in, the failure of Closing to occur by the Closing Date (including the Purchaser’s failure to close the Equity and Debt Financing). Notwithstanding any other provision of this Agreement, if this Agreement is terminated, the provisions of Section 2.2(c), Section 4.4, Article 7, Section 8.3, Section 8.5 and Section 8.6 shall survive such termination and remain in full force and effect, along with any other provisions of this Agreement which expressly or by their nature survive the termination hereof.

Article 7
SURVIVAL OF REPRESENTATIONS AND INDEMNIFICATION

7.1	Survival

All provisions of this Agreement and of any other agreement, certificate or instrument delivered pursuant to this Agreement, other than the conditions in Sections 6.1, 6.2, 6.3 and 6.4 hereof, shall not merge on Closing but shall survive the execution, delivery and performance of this Agreement, the Closing and the execution and delivery of any assignment documents or other documents of title and all other agreements, certificates and instruments delivered pursuant to this Agreement and the payment of the consideration for hereunder.

7.2	Indemnity by the Vendor

The Vendor shall indemnify the Purchaser Indemnified Parties and save them fully harmless against, and will reimburse them for, any and all Losses actually suffered arising from or resulting in any manner whatsoever to:

(a)	any incorrectness in or breach of any representation or warranty of the Vendor contained in this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement;

(b)	any breach or any non-fulfilment of any covenant or agreement on the part of the Vendor contained in this Agreement or in any other agreement, certificate or instrument executed and delivered the Vendor, pursuant to this Agreement;

(c)	Asset Taxes allocable to the Vendor pursuant to Section 4.3(b);

(d)	Excluded Taxes;

(e)	any breach of the representation by the Vendor of its conveyance of good and defensible title of the Purchased Royalty to the Purchaser, as contained in the Purchased Royalty Agreement or this Agreement; and

(f)	any violation of the rights of any Person as a result of the conveyance of the Purchased Royalty to the Purchaser, solely to the extent resulting from the bad faith or willful misconduct of the Vendor prior to the Closing Date, provided that Losses under this Section 7.2(f) shall only be recoverable to the extent such bad faith or willful misconduct by the Vendor has been finally determined by a court of competent jurisdiction or agreed upon by the applicable Indemnifying Party.

7.3	Indemnity by the Purchaser

The Purchaser and the Purchaser Parent shall, jointly and severally, indemnify the Vendor Indemnified Parties and save them fully harmless against, and will reimburse them for, any and all Losses actually suffered arising from or resulting in any manner whatsoever to:

(a)	any incorrectness in or breach of any representation or warranty of the Purchaser or the Purchaser Parent contained in this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement; and

(b)	any breach or non-fulfilment of any covenant or agreement on the part of the Purchaser or the Purchaser Parent contained in this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement.

7.4	Claim Notice

If an Indemnified Party becomes aware of any act, omission or state of facts that may give rise to Losses in respect of which a right of indemnification is provided for under this Article 7, the Indemnified Party shall promptly give written notice thereof (a “Claim Notice”) to the Indemnifying Party. The Claim Notice shall specify whether the potential Losses arise as a result of a claim by a Person against the Indemnified Party (a “Third Party Claim”) or whether the potential Losses arise as a result of a claim directly by the Indemnified Party against the Indemnifying Party (a “Direct Claim”), and shall also specify with reasonable particularity (to the extent that the information is available):

(a)	the factual basis for the Direct Claim or Third Party Claim, as the case may be; and

(b)	the amount of the potential Losses arising therefrom, to the extent known.

For the avoidance of doubt, a Claim Notice may be delivered in respect of contingent or potential Losses that have not yet been finally determined or quantified, and the delivery of such Claim Notice shall be sufficient to preserve the Indemnified Party’s rights under this Article 7, provided that the Claim Notice describes the information set forth above.

7.5	Time Limits for Claim Notice for Breach of Representations and Warranties

(a)	Notice by the Purchaser. No Losses may be recovered from the Vendor pursuant to Section 7.2(a) unless a Claim Notice is delivered by the Purchaser, on or before the date that is 24 months after the Closing Date, provided, however, that in the event of fraud relating to a representation or warranty of the Vendor, then notwithstanding the foregoing, the Purchaser shall be entitled to deliver a Claim Notice up to 72 months after the Closing Date for the purposes of such claim.

(b)	Notice by the Vendor. No Losses may be recovered from the Purchaser pursuant to Section 7.3(a) unless a Claim Notice is delivered by the Vendor on or before the date that is 24 months after the Closing Date, provided, however, that in the event of fraud relating to a representation or warranty of the Purchaser, then notwithstanding the foregoing, the Vendor shall be entitled to deliver a Claim Notice up to 72 months after the Closing Date.

7.6	Monetary Limitations

(a)	Limitation of Liability. For the purposes of computing the aggregate amount of Losses incurred by the Indemnified Party under Section 7.2 and this Section 7.6, the amount of the Losses that may be recovered shall be limited to an amount equal to the amount of Losses that remain after deducting therefrom (i) any third-party insurance and any indemnity, contributions or other similar payment paid or payable by any third-party with respect thereto (but for greater certainty, Losses will include all costs and expenses incurred by the Indemnified Party to realize such third-party insurance, contributions or other similar payments, including any insurance deductible payments and any increase to premiums resulting from an insurance claim), and (ii) any net Tax benefit recognized (by reason of a Tax deduction, basis judgment, shifting of income, credit and/or deductions or otherwise) by the Indemnified Party thereof with respect to the Losses or items giving rise to such claim for indemnification.

(b)	Recovery from Third Party. In any case where an Indemnified Party recovers from third Persons any amount in respect of a matter with respect to which the Indemnifying Party has indemnified it pursuant to this Agreement, such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered except to the extent that such amount has already been deducted in calculating the Losses pursuant to Section 7.6(a) (after deducting therefrom the full amount of the expenses incurred by the Indemnified Party in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by the Indemnifying Party to or on behalf of the Indemnified Party in respect of such matter and (ii) any amount expended by the Indemnifying Party in pursuing or defending any claim arising out of such matter.

(c)	Losses from the Vendor.

(i) No individual Loss may be recovered from the Vendor pursuant to Section 7.2 unless the amount of such individual Loss exceeds [***] (the “De Minimis Amount”), and any individual Loss that does not exceed the De Minimis Amount shall not be aggregated with other Losses for the purposes of this Section 7.6(c).

(ii) No Losses (other than Losses below the De Minimis Amount) may be recovered from the Vendor pursuant to Section 7.2 unless and until the accumulated aggregate amount of Losses of the Purchaser Indemnified Parties arising pursuant to Section 7.2 (excluding any individual Loss below the De Minimis Amount) exceeds [***] (the “Basket”), in which event only the accumulated aggregate amount of all such Losses in excess of the Basket may be recovered, up to a maximum aggregate amount of [***] (the “Cap”) provided that, upon the exercise of the Option and the consummation of the purchase and sale of the Additional Purchased Royalty pursuant to Section 2.6, the Cap shall increase to a cumulative maximum aggregate amount of [***]. The Cap shall not apply to claims under Section 7.2(d) or Section 7.2(e), or claims to recover Losses based on fraud or intentional misrepresentation by the Vendor or MIUSA, but such claims, in the aggregate, may only be recovered up to a maximum of the Cash Consideration, but the Cap shall apply to all claims under Section 7.2(a), Section 7.2(b) Section 7.2(c) and Section 7.2(f) in the aggregate. Notwithstanding the foregoing: (i) if the Option is not exercised during the Option Exercise Period, the Basket shall be reduced to [***] or (ii) if the Option is exercised, but the Option Closing does not occur, the Basket shall be reduced to [***] at the Option Outside Date.

(iii) For the avoidance of doubt, the limitations set forth in this Section 7.6(c)(i) and (ii) above shall have no application to any claim to recover Losses resulting from fraud or intentional misrepresentation by the Vendor or MIUSA.

(d)	Losses from the Purchaser.

(i) No individual Loss may be recovered from the Purchaser pursuant to Section 7.3 unless the amount of such individual Loss exceeds the De Minimis Amount.

(ii) No Losses (other than Losses below the De Minimis Amount) may be recovered from the Purchaser pursuant to Section 7.3 unless and until the accumulated aggregate amount of Losses of the Vendor Indemnified Parties arising pursuant to Section 7.3 (excluding any individual Loss below the De Minimis Amount) exceeds the Basket, in which event only the accumulated aggregate amount of all such Losses in excess of the Basket may be recovered, up to a maximum of the Cap, provided that, the De Minimis Amount, the Basket and the Cap shall not apply to any claim to recover Losses based on fraud or intentional misrepresentation by the Purchaser or the Purchaser Parent.

7.7	Agency for Non-Parties

Notwithstanding Section 8.8, each Party hereby accepts each indemnity in favor of each of its Indemnified Parties who are not Parties as agent and trustee of that Indemnified Party. Each Party may enforce an indemnity in favor of any of that Party’s Indemnified Parties on behalf of each such Indemnified Party.

7.8	Direct Claims

In the case of a Direct Claim, the Indemnifying Party shall have sixty (60) days from receipt of a Claim Notice in respect thereof within which to make such investigation as the Indemnifying Party considers necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate its right to be indemnified under this Article 7, together with all such other information as the Indemnifying Party may reasonably request. If the Parties fail to agree at or before the expiration of such sixty (60) day period (or any mutually agreed upon extension thereof), the Indemnified Party shall be free to pursue such remedies as may be available to it.

7.9	Third Party Claims

(a)	Rights of Indemnifying Party. In the event a Claim Notice is delivered with respect to a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of a Claim Notice to notify the Indemnified Party whether the Indemnifying Party desires, at the Indemnifying Parties’ sole cost and expense and by counsel of its own choosing, to assume and control the defense of the Third Party Claim. If the Indemnifying Party undertakes to assume and control the defense of a Third Party Claim, (i) the Indemnifying Party shall use its reasonable efforts to defend against such Third Party Claim and (ii) the Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, delayed or conditioned), consent to any settlement which (A) does not contain a full and final release of the Indemnified Party from the subject matter of such Third Party Claim and settlement, (B) requires an express admission of wrongdoing by the Indemnified Party or (C) provides for injunctive or other non-monetary relief affecting the Indemnified Party in any way. The Indemnified Party shall co-operate with the Indemnifying Party so as to permit the Indemnifying Party to participate in such negotiation, settlement and defense and for this purpose shall preserve all relevant documents in relation to the Third Party Claim, allow the Indemnifying Party access on reasonable notice to inspect and take copies of all such documents and require its personnel to provide such statements as the Indemnifying Party may reasonably require and to attend and give evidence at any trial or hearing in respect of the Third Party Claim.

(b)	Respective Rights on Indemnifying Party’s Assumption of Control. If the Indemnifying Party elects to assume control of the defense of the Third Party Claim as contemplated in Section 7.9(a), the Indemnifying Party shall reimburse the Indemnified Party for all of the Indemnified Party’s reasonable and documented out-of-pocket expenses incurred as a result of such assumption. The Indemnified Party shall continue to have the right to participate in the negotiation, settlement or defense of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party (without any reimbursement by the Indemnifying Party) unless the representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defenses), in which case the fees and disbursements of such counsel shall be paid by the Indemnifying Party. The Indemnified Party shall co-operate with the Indemnifying Party so as to permit the Indemnifying Party to conduct such negotiation, settlement and defense and for this purpose shall preserve all relevant documents in relation to the Third Party Claim, allow the Indemnifying Party access on reasonable notice to inspect and take copies of all such documents and require its personnel to provide such statements as the Indemnifying Party may reasonably require and to attend and give evidence at any trial or hearing in respect of the Third Party Claim.

7.10	Interest on Losses

The amount of any Losses which is subject to indemnification hereunder shall bear interest at the Prime Rate, calculated on a simple (non-compounding) basis, from and including the date on which such Loss is finally determined (whether by mutual agreement of the Parties, final non-appealable judgment, arbitral award or settlement) to but excluding the date reimbursement of such Losses by the Indemnifying Party is made, and the amount of such interest shall be deemed to be part of such Losses.

7.11	Cooperation

Each Indemnified Party and Indemnifying Party shall reasonably cooperate and assist each other in determining the validity of any claim for indemnity by an Indemnified Party and otherwise in resolving such matters. Such assistance and cooperation will include providing reasonable access to information, records and documents relating to such matters and furnishing employees to assist in the investigation, defense and resolution of such matters.

Article 8
MISCELLANEOUS

8.1	Public Documents

(a)	No Party shall issue any press release or otherwise make public announcements with respect to this Agreement without the consent of the other Party (which consent shall not be unreasonably withheld or delayed); provided, however, that the foregoing shall be subject to each Party’s overriding obligation to make any disclosure or filing required under Applicable Laws or Exchange rules, and the Party making such disclosure shall use all commercially reasonable efforts to give prior oral or written notice to the other Parties and reasonable opportunity to review or comment on the disclosure or filing, and if such prior notice is not possible, to give such notice immediately following the making of such disclosure or filing. The Parties acknowledge that once a press release or other public announcement has been consented to, the same information contained therein may be disclosed without the need for additional or further consent.

(b)	The Vendor acknowledges that this Agreement may be made public and filed on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) profile of the Purchaser Parent and the Vendor consents to such public filings. The filed Agreement will contain such redactions as each Party may reasonably request, provided such redactions are permitted by Applicable Law.

8.2	Further Assurances

Each Party covenants and agrees that, from time to time subsequent to the Effective Date, it will, at the request and expense of the requesting Party, execute and deliver all such documents, and do all such other acts and things as the other Party hereto, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby, provided that any such request shall not impose any material additional obligations or cost on the other Party beyond those contemplated in the Agreement.

8.3	Notices

(a)	Any demand, notice or other communication to be given in connection with this Agreement shall be given in writing and will be given by personal delivery, courier, registered mail or email, as applicable, return receipt requested, addressed to the recipient as follows:

If to the Purchaser:

TMCR USA Operations Inc.

[***]

Attention:	[***]
Email:	[***]

If to the Purchaser Parent:

The Metals Royalty Company Inc.

[***]

Attention:	[***]
Email:	[***]

If to the Vendor:

Ironclad Royalties, LLC

[***]

Attention:	Board of Directors
Email:	[***]

or to such other address, individual or email address as may be designated by notice given by the applicable Party to the other.

(b)	Any demand, notice or other communication given by personal delivery or courier is conclusively deemed to have been given on the day of actual delivery thereof, if delivered during normal business hours on a Business Day, and, if not, then on the next Business Day following delivery; if given by registered mail, on the fifth (5th) Business Day following the deposit thereof in the mail; or if given by other electronic means, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. If the Party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of registered mail, any such demand, notice or other communication may not be mailed but must be given by personal delivery or by email.

(c)	Any Party may at any time change its address for notices from time to time by giving notice to the other Party in accordance with this Section 8.3.

8.4	No Partnership

This Agreement is not intended to, and will not be deemed to, create any partnership relationship between the Parties including, without limitation, a mining partnership or commercial partnership. Save and except as specifically provided herein, the obligations and liabilities of the Parties will be separate and not joint or joint and several, and neither Party will have or purport to have any authority to act for or to assume any obligations or responsibility on behalf of the other Party. Except as expressly set forth in this Agreement, nothing herein contained will be deemed to constitute a Party as the partner, agent or legal representative of the other Party.

8.5	Expenses

Except as otherwise provided herein, each Party shall pay its respective expenses in authorizing, preparing, negotiating, executing and performing this Agreement and the Transaction (whether consummated or not), including all fees and expenses of its Representatives.

8.6	Governing Law and Dispute Resolution

(a)	This Agreement shall be governed by and shall be interpreted subject to, and enforced in accordance with, the laws of the State of Minnesota.

(b)	Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of the United States District Court for the District of Minnesota regarding any and all disputes arising hereunder or in relation to the Transaction or subsequent observance or performance of obligations hereunder, provided that if in the event federal jurisdiction does not exist with respect to such dispute, then each Party shall be subject to the jurisdiction of the state district court sitting in Hennepin County, Minnesota, for the purposes of any dispute, action or proceeding arising out of or relating to this Agreement or in relation to the Transaction or subsequent observance or performance of the obligations hereunder; provided, however, that disputes arising under or with respect to the Subscription Agreement, or performance of obligations thereunder by the Parties, shall be governed by the terms thereunder.

(c)	Each Party irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of action or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby in any court referred to in this Section, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(d)	EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY AND AGREES THAT ALL DISPUTES SHALL BE TRIED TO THE BENCH ONLY.

(e)	Each Party consents to service of process in any manner permitted by Applicable Law.

8.7	Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign, whether absolutely, by way of security or otherwise, all or any part of its respective rights or obligations under this Agreement without the prior written consent of: (i) the Purchaser, with respect to an assignment by the Vendor or (ii) the Vendor, with respect to an assignment by the Purchaser or the Purchaser Parent, except that the Purchaser may, without the consent of the Vendor, assign its rights and obligations under this Agreement to a wholly owned and U.S. incorporated Affiliate of the Purchaser Parent at any time prior to the Closing; provided, however, that no such assignment shall relieve the Purchaser or the Purchaser Parent of any of its obligations hereunder or enlarge, alter, or change any obligation of any other Party hereto.

8.8	Third-Party Beneficiaries

This Agreement is for the sole benefit of the Parties and it is not intended to or shall not confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.9	Amendment

No amendment, supplement, modification, or waiver of this Agreement and, unless otherwise specified or provided in this Agreement, no consent or approval by any Party, shall be binding unless executed in writing by the Party to be bound thereby.

8.10	Entire Agreement

This Agreement, together with the Schedules hereto, and any agreements or other documents required to be delivered pursuant to this Agreement constitute and set forth the entire agreement between the Parties in connection with the Transaction and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, express, implied or collateral between the Parties in connection with the subject matter of this Agreement except as specifically set forth herein and any document required to be delivered hereunder.

8.11	No Waiver

The failure of a Party to insist on the strict performance of any provision of this Agreement or to exercise any right, power, or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the Party’s right thereafter to enforce any provision or exercise any right hereunder.

8.12	Time of Essence

Time is of the essence in the performance of any and all of the obligations of the Parties, including, without limitation, the payment of monies.

8.13	Severability

If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision formed no part of this Agreement; and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such provision or by its severance from this Agreement. In lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement from which such provision was severed a provision as similar in terms and economic effect to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

8.14	Execution and Counterparts

This Agreement may be executed in any number of counterparts and any Party may deliver any such counterpart by electronic transmission. Each counterpart, when so executed and delivered, shall be deemed to be an original and all such executed counterparts taken together shall constitute one and the same instrument.

8.15	Additional Purchased Royalty

The Parties covenant and agree that they shall execute and deliver such amendments, supplements, modifications, and other instruments with respect to this Agreement and the other related agreements, including, if applicable, the Purchased Royalty Agreement, as may be reasonably necessary or appropriate from time to time to effectuate the exercise of the Option and purchase of the Option Royalty Interest and the purposes and intent hereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.

TMCR USA Operations Inc.

By:	(Signed) Don Sewell
	Name:	Don Sewell
	Title:	President & Chief Financial Officer

the metals royalty company inc.

By:	(Signed) Don Sewell
	Name:	Don Sewell
	Title:	President & Chief Financial Officer

IRONCLAD ROYALTIES, LLC

By:	(Signed) Siddharth Kedia
	Name:	Siddharth Kedia
	Title:	Director

MESABI INVESTMENTS (USA) LLC

By:	(Signed) Artem Matyushok
	Name:	Artem Matyushok
	Title:	Director

[Signature page to Royalty Purchase Agreement]

Schedule A

THIS INSTRUMENT IS DRAFTED BY:

Ironclad Royalties, LLC

17113 County Road 58

P.O. Box 25

Nashwauk, MN 55769

Attn: Jessica Nelson

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THE INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

CONVEYANCE OF ROYALTY INTERESTS

THE STATE OF MINNESOTA	§
§
COUNTY OF ITASCA	§

This CONVEYANCE OF ROYALTY INTERESTS (this “Conveyance”) is executed on the dates set out in the acknowledgments below, but effective for all purposes as of 12:01 a.m. local time on [●], 2026 (the “Effective Time”), and is made by Ironclad Royalties, LLC, a Delaware limited liability company, whose address is 17113 County Road 58, P.O. Box 25, Nashwauk, MN 55769 (the “Assignor”), to TMCR USA Operations Inc., a Delaware corporation, whose address is c/o Telos Legal Corp., 13 W. Main Street, P.O. Box 953, Felton, Delaware, 19943 (the “Assignee”), its successors and assigns. The Assignor and the Assignee are sometimes hereinafter referred to individually as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in that certain Royalty Purchase Agreement, dated as of May 6, 2026, among the Assignor, the Assignee and The Metals Royalty Company Inc. (as may be amended, supplemented or otherwise modified from time to time, the “Purchased Royalty Agreement”).

WHEREAS, Mesabi Metallics Company LLC, a Minnesota limited liability company (“MMC”), Mesabi Land 1 LLC, a Delaware limited liability company (“Mesabi Land”), and Miranda Mineral Resources, LLC, a Virginia limited liability company (“MMR”, and together with MMC and Mesabi Land, the “Landowners”), granted to the Assignor an undivided 4.0% (of 8/8ths) royalty interest in and to the Mineral Tracts, Burdened Leases and Lands (each as defined herein) pursuant to that certain Conveyance of Royalty Interests, effective as of June 30, 2025 (the “Existing Royalty Agreement”), and recorded in the Office of the County Recorder for Itasca County, Minnesota as Document A000795410 and in the Office of the Registrar of Title for Itasca County, Minnesota as Document T000072998;

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WHEREAS, pursuant to the Purchased Royalty Agreement, the Assignor has agreed to sell, assign and convey to the Assignee the Conveyed Royalties (as defined below);

WHEREAS, this Conveyance is being executed and delivered concurrently with the closing of the transactions contemplated by the Purchased Royalty Agreement; and

WHEREAS, the Existing Royalty Agreement shall remain in full force and effect in respect of and as to all other royalties not conveyed herein (the “Retained Royalty”), and this Conveyance is not intended to amend, modify, supersede or otherwise affect the Existing Royalty Agreement except as set forth herein.

ARTICLE I.
CONVEYANCE

Section 1.1            Conveyance of Royalty Interests.

(a)            For $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

(i)            The Assignor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER and DELIVER unto the Assignee, its successors and assigns, effective as of the Effective Time, a royalty interest as defined, and at the rates, set forth in Section 1.3 of this Conveyance in regards to and burdening (i) each of those certain fee mineral tracts described specifically on Exhibit “A” attached hereto (the “Mineral Tracts”), and (ii) all iron-bearing minerals, including taconite, magnetite, martite, hematite, goethite, or any other iron-bearing mineral (collectively, the “Minerals”) that may be produced hereinafter from or otherwise allocated to such Mineral Tracts (the “Fee Mineral Royalty”); and

(ii)            The Assignor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER and DELIVER unto the Assignee, its successors and assigns, effective as of the Effective Time, an overriding royalty interest at the rates, set forth below in Section 1.3 of this Conveyance in regards to and burdening (i) each of those certain mineral leases and subleases described specifically on Exhibit “B” attached hereto and made a part hereof (the “Burdened Leases”) and the lands covered thereby (the “Lands”, and together with the Burdened Leases and Mineral Tracts, the “Royalty Properties”) and (ii) all Minerals that may be produced hereinafter from or otherwise allocated to such Burdened Leases and Lands (the “Overriding Royalty Interest” and together with the Fee Mineral Royalty, the “Conveyed Royalties”).

(b)            For the avoidance of doubt, it is understood and agreed that the percentage of the Conveyed Royalties shall be determined based on 100% (of 8/8ths) of (i) the full interest in each applicable Mineral Tract, Burdened Lease and Lands, and (ii) all Minerals that may be produced therefrom, in each case, notwithstanding the fact that the Landowners may not be entitled to 100% of such interest and all such Minerals. It is further understood and agreed that the Conveyed Royalties shall be subject to the terms of this Conveyance and shall be valued and paid as further described in Articles I, II and III of this Conveyance and the Annexes hereto.

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(c)            Notwithstanding any term to the contrary herein, in no event shall the Conveyed Royalties include the Excluded Assets (as defined below). To the extent an asset is covered by the definition of a Conveyed Royalty and an Excluded Asset, the Parties agree that such asset shall be deemed an Excluded Asset.

(d)            For the avoidance of doubt, under no circumstance will the Conveyed Royalties ever equal or exceed the total royalties that would have been payable to the Assignor under the Existing Royalty Agreement prior to the execution and delivery of this Conveyance and prior to giving effect to any deduction under Section 2.2(e) of the Existing Royalty Agreement.

Section 1.2            Excluded Assets. Except as provided in the Purchased Royalty Agreement, the assignment and conveyance of the Conveyed Royalties shall exclude, and the Assignor reserves unto itself, the following assets and properties (the “Excluded Assets”):

(a)            all accounts receivable (or other amounts due and payable to the Landowners, the Assignor or their Affiliates), audit rights, claims and causes of action of the Assignor or its Affiliates (i) arising from acts, omissions, or events related to, or damage to or destruction of, the Royalty Properties occurring prior to the Effective Time, (ii) arising under or with respect to the Royalty Properties that are attributable to periods of time prior to the Effective Time (including claims for adjustments or refunds), or (iii) with respect to the other Excluded Assets;

(b)            all rights, titles, claims, and interests of the Landowners, the Assignor or their Affiliates arising from acts, omissions or events related to, or damage to or destruction of, the Royalty Properties prior to the Effective Time, in each case, (i) under any policy or agreement of insurance or indemnity held by, or in favor of, the Landowners, the Assignor or their Affiliates, (ii) under any bond, or (iii) to any insurance or condemnation proceeds or awards;

(c)            all claims of the Landowners, the Assignor or their Affiliates for refunds of, rights to receive funds from any Governmental Authority, or loss carry forwards or credits with respect to any taxes of the Assignor.

(d)            all Subject Minerals (as defined below) produced from or attributable to the Royalty Properties prior to the Effective Time and the proceeds therefrom;

(e)            all surface and other real property rights in and related to the Mineral Tracts and Lands owned or controlled by the Assignor or the Landowners other than the Conveyed Royalties;

(f)            except for the information and data provided to the Assignee and its Affiliates under the Purchased Royalty Agreement, all of the Assignor’s and its Affiliates’ books, files, records, information and data of any kind or character; and

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(g)            all of Assignor’s or its Affiliates’ rights, titles, claims, and interests in and to any other properties (including mineral interests other than the Minerals, including oil and gas and other hydrocarbons produced or processed in association therewith) not specifically described or included in the definition of “Conveyed Royalties”; and

(h)            the Retained Royalty.

Section 1.3            Purchased Royalty. The Assignor and the Assignee hereby acknowledge and agree that the Conveyed Royalties shall be computed on the terms and rates as set forth in this Section 1.3:

(a)            On the gross revenue from annual production of DR Grade Iron Ore Pellets from the Royalty Properties in a volume up to but not exceeding 8.5 million metric tons per annum in any Calendar Year (for each such year, the “Base Royalty Annual Volumes” and the cumulative total volumes for all Base Royalty Annual Volumes, the “Total Base Royalty Volumes”), the Conveyed Royalties shall be defined as and be computed at, a rate equal to one percent (1% of 8/8ths, subject to the terms of Section 1.1(b) above) of gross revenue, subject to a minimum payment amount of $1.50 per metric ton of such Base Royalty Annual Volumes (the “Base Royalty Rate”).

(b)            On the gross revenue from annual production of DR Grade Iron Ore Pellets from the Royalty Properties in any Calendar Year in excess of 8.5 million metric tons per annum (such excess, the “Overage Amount Produced”), such portion of the Conveyed Royalties shall be defined and computed at a rate equal to one-fourth of one percent (0.25% of 8/8ths, subject to the terms of Section 1.1(b) above) of gross revenue, subject to a floor or minimum payment of $0.375 per metric ton for such Overage Amount Produced (the “Overage Royalty Rate”) in that Calendar Year.

(c)            On the date that the Total Base Royalty Volumes equals or exceeds 170 million metric tons (such date, the “Step Down Date”), for all times thereafter, (i) the Base Royalty Rate is reduced, and shall thereafter be computed at an amount equal to one-fourth of one-percent (0.25% of 8/8ths, subject to the terms of Section 1.1(b) above) of gross revenue, subject to a floor or minimum payment of $0.375 per metric ton for all Base Royalty Annual Volumes, and (ii) the Overage Royalty Rate applicable to all production above the Base Royalty Annual Volumes for each Calendar Year, shall also be reduced, and be computed thereafter at an amount equal to one-sixteenth of one-percent (0.0625% of 8/8ths, subject to the terms of Section 1.1(b) above) of gross revenue, subject to a floor or minimum payment of $0.09375 per metric ton.

(d)            For the avoidance of doubt, annual production volumes in excess of 8.5 million metric tons per annum of DR Grade Iron Ore Pellets shall neither count toward the Base Royalty Annual Volumes nor shall they be eligible for royalty payments at the Base Royalty Rate; such volumes shall only be paid at the Overage Royalty Rate.

(e)            The Assignee hereby agrees that, upon request of the Assignor on or after the occurrence of the Step Down Date, the Assignee shall promptly deliver any requested documentation to evidence the step down in royalty rates described under this Section 1.3, including any documentation requested to be notarized and recorded in the real property records of Itasca County, Minnesota.

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(f)            Under no circumstances for any Calendar Year will the Conveyed Royalties ever exceed the total royalties payable to the Assignor under the Existing Royalty Agreement, prior to giving effect to any deduction under Section 2.2(e) of the Existing Royalty Agreement. “Calendar Year” in this Conveyance shall mean a consecutive twelve month period commencing on January 1 and ending on December 31 of the same year.

See attached Annex 1 for a Sample Calculation of the royalty rates for the Conveyed Royalties and Annex 2 for a chart that summarizes the Conveyed Royalties as set forth in Section 1.3. For the avoidance of doubt, upon and following the Step Down Date, the Assignee’s share of the royalties as described in Section 1.3 shall be permanently reduced in accordance with this Section 1.3(c), and the Assignor shall retain the difference between the Conveyed Royalty immediately before the Step Down Date and the Conveyed Royalty immediately after the Step Down Date (the “Royalty Differential”), and on the Step Down Date and thereafter, such Royalty Differential will become part of the “Retained Royalty”.

In the event of any dispute among the Parties regarding the royalty rates or the computation or calculation of royalty amounts under this Section 1.3, the Parties hereby agree to use good faith efforts to resolve such dispute prior to any other form of dispute resolution or legal proceeding.

TO HAVE AND TO HOLD the Conveyed Royalties hereby assigned unto the Assignee, its successors and assigns forever, subject to the definitions herein and the reduction in royalty rates for any Overage Amount Produced from and after the Step Down Date, and the other matters set forth herein. This Conveyance is, as to the Conveyed Royalties described herein, an absolute conveyance of a real property interest.

ARTICLE II.
CONVEYED ROYALTIES

Section 2.1            Renewals, Extension and Replacement.

(a)            The Conveyed Royalties shall be applicable to (i) the Lands; (ii) the Burdened Leases, and any renewal and/or extension of any Burdened Lease, each as set forth on Exhibit “B” hereto, taken by any Party, or its successors or assigns, within one year of the expiration, termination or release of any Burdened Lease; and (iii) any replacement New Mineral Lease Agreement (as defined below), in each case INSOFAR AND ONLY INSOFAR as any portion of such New Mineral Lease Agreement covers lands constituting or burdened by such predecessor Burdened Lease and is also conveyed to the Assignor under the Existing Royalty Agreement. The term “New Mineral Lease Agreement” shall mean a lease agreement taken by any Party, or its successors or assigns, subsidiaries, parents, or joint venture partners within one (1) year after the expiration of the primary term (or the extended/renewed primary term, as the case may be) of any Burdened Lease and covering any portion of the Lands covered by such Burdened Lease, regardless of the named lessor, bonus amount, royalty rate, lease terms and/or provisions, or lease coverage of additional lands and/or mineral interests.

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(b)            If the Landowners take additional lease agreements in the Lands, and such lease agreements become part of the Existing Royalty Agreement, then the Conveyed Royalties herein assigned shall extend to any subsequently acquired mineral lease agreement or interest acquired through any such New Mineral Lease Agreement without further consideration.

Section 2.2            Valuation.

(a)            As used in this Conveyance, “Subject Minerals” means all Minerals produced from or attributable to the Royalty Properties.

(b)            As used in this Conveyance, “Royalty Minerals” means all Subject Minerals produced from or attributable to the Assignee’s Conveyed Royalties.

(c)            The Parties acknowledge and agree that, to the extent not taken in-kind by the Assignee: (i) the value of the Royalty Minerals cannot be realized until the Landowners remove, treat, retreat and pelletize (as applicable) and ship such Subject Minerals as iron ore pellets, iron ore concentrate, and/or unprocessed iron ore (collectively, the “Final Products”), pursuant to production, sales, purchase, exchange, or other marketing contract(s) pursuant to which the Final Products are ultimately sold to third parties; and (ii) the Assignor shall use commercially reasonable efforts to cause the Landowners to remove, treat, retreat and pelletize (as applicable) the Royalty Minerals and ship the resultant Final Products pursuant to production, sales, purchase, exchange, or other marketing contract(s) pursuant to which the Final Products are ultimately sold to third parties in order to realize the value of the Royalty Minerals for the benefit of the Assignee.

(d)            The Parties acknowledge and agree that, except to the extent the Assignee has elected to take any Royalty Minerals-in-kind, the value of the Royalty Minerals shall be the Mineral Royalty Amount as calculated pursuant to Annex 1, attached hereto and as modified to reflect the royalty rates set forth in Section 1.3, and which amount shall be payable by the Assignor to the Assignee as set forth in Section 3.1.

(e)            The Assignor shall be responsible for and bear all ad valorem, property, production, severance taxes, sales, use, and excise chargeable against the Conveyed Royalties.

Section 2.3            Right to Take In-Kind.

(a)            Upon 36 months’ prior written notice to the Assignor (who shall promptly deliver such notice to the Landowners under the Existing Royalty Agreement), and only to the extent not already committed under offtake or similar agreements, the Assignee may elect to take any Royalty as Minerals-in-kind, as Minerals so extracted (and, for the avoidance of doubt, not Final Products) at the mine pit and at the Assignee’s sole cost and expense. For the avoidance of doubt, the Assignee’s right to take Royalty Minerals-in-kind may be exercised on a lease-by-lease or tract-by-tract basis with respect to each of the Burdened Leases or Mineral Tracts.

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(b)            If the Assignee elects to exercise its right to take any Royalty Minerals-in-kind:

(i)            such Minerals shall be tendered to, or otherwise made available to, the Assignee, and the Assignee shall accept and take possession of such Minerals, at the applicable mine pit and at the Assignee’s sole cost and expense; (ii) the Assignee shall be solely responsible for, and shall bear and pay, all costs and taxes other than as expressly set forth in Section 2.2(e) above at and after receipt of the Royalty Minerals directly or indirectly resulting from any taking in kind of the Royalty Minerals; (iii) between the Landowners and the Assignee, the Assignee shall be deemed to be in exclusive control and possession of all such Minerals from and after receipt of the Royalty Minerals; and (iv) the Assignor shall use commercially reasonable efforts to cause the Landowners to, at the Assignee’s sole cost and expense, make available to the Assignee upon at least 30 days’ prior written notice to the Landowners and during the Landowners’ normal business hours, the Landowners’ records in the possession of the Landowners relating to the Royalty Minerals that the Assignee has elected to take Minerals-in-kind to the extent reasonably necessary for the Assignee to take Minerals-in-kind and market such Minerals; provided, however, that in no event shall the Landowners be required to create or compose any records that are not in the possession of the Landowners nor shall the Landowners be required to provide any such records in any format other than the then-existing format.

(c)            To the extent it has the right to do so, the Assignor hereby agrees to use commercially reasonable efforts to cause the Landowners to grant to the Assignee, to the extent the Landowners have the right to do so upon the Assignee’s first election to take a Mineral-in-kind, a non-exclusive license over and across the roads constructed on the Lands and Mineral Tracts, and such lands pooled, communitized or unitized therewith for the sole and exclusive purpose of receiving, accepting and taking the Royalty Minerals at the applicable mine pit and at the Assignee’s sole cost and expense. This license may be terminated by the applicable Landowner as necessary to control access to the mine(s) and to comply with applicable laws, prudent operations, or safety requirements. To the extent the Assignee exercises its right to take any Minerals-in-kind, the Assignee covenants and agrees to indemnify, defend, release and hold harmless the Assignor and its Affiliates, the Landowners and their respective Affiliates, each lessor, surface owner, co-tenant and other working interest owners, and each of such Person’s respective shareholders, members, officers, directors, employees, agents, lenders, advisors, representatives, accountants, attorneys and consultants from and against all obligations, liabilities, claims, causes of action, and losses caused by, arising out of, attributable to or resulting from (i) the custody, possession, control, receipt, transportation, measurement, treatment and marketing of such Minerals from and after receipt of the Royalty Minerals and (ii) the Assignee’s access, ingress and egress from and over the Lands and Mineral Tracts, EVEN IF ANY SUCH OBLIGATIONS, LIABILITIES, CLAIMS, CAUSES OF ACTION AND DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT, ACTIVE, PASSIVE, COMPARATIVE OR CONCURRENT), STRICT LIABILITY OR OTHER LEGAL FAULT OF ANY INDEMNIFIED PERSON OR ANY OF THE ASSIGNOR’S OR ANY LANDOWNER’S INVITEES OR THIRD PARTIES, BUT EXCLUDING DAMAGES CAUSED BY, ARISING OUT OF, ATTRIBUTABLE TO OR RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PERSON.

Section 2.4            Operation of the Burdened Leases, Lands and Mineral Interests.

(a)            The Assignee acknowledges that the Landowners may conduct and carry on, or may contract for, the exploration, development, maintenance and operation of the Royalty Properties in any manner they so desire, without regard to the Conveyed Royalties and without any liability to the Assignee. In addition, the Landowners may transfer and dispose of, and may take or omit to take any other action with respect to, all or any of the Royalty Properties from time to time in any such manner.

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(b)            The Assignee acknowledges and agrees that the Landowners have the right (as granted under the Existing Royalty Agreement), without further approval by the Assignee, to pool the Conveyed Royalties, or portions thereof, with other lands or leases to form one or more pooled units. As to each pooled unit, the Conveyed Royalties shall be included as though in accordance with the terms of any applicable lease, pooling agreement or unit agreement, without reduction.

Section 2.5            Special Warranty of Title. The Assignor hereby represents and warrants good and defensible title to the Conveyed Royalties, and except as the Assignor has disclosed to the Assignee in the Purchased Royalty Agreement, the Conveyed Royalties are free and clear of all liens, encumbrances, security interests or other adverse claims, in each case arising by, through or under the Assignor, but not otherwise. Except as otherwise expressly set forth herein, this Conveyance is made without any warranty of title, express or implied, by the Assignor.

Section 2.6            Subrogation. The Assignee is specifically assigned, and subrogated to, those relevant portions of such warranties of title that the Assignor or its Affiliates may have received from their respective predecessors in interest (including the Landowners under the Existing Royalty Agreement) (but excluding all warranties of title purportedly made by the Assignor, its Affiliates, and any of their respective Representatives, other than those set forth in the Purchased Royalty Agreement and this Conveyance) to the extent applicable to the Conveyed Royalties, Burdened Leases, Lands and Mineral Tracts and to the extent the Assignor may legally assign such rights and grant such subrogation; provided, however, that (i) the Assignee shall notify the Assignor in writing if the Assignee intends to pursue a claim pursuant to this Section 2.6, (ii) the Assignor shall have 30 days from receipt of such notice from the Assignee to notify the Assignee whether the Assignor also intend to pursue a claim on the same or similar basis against a conveying Party or predecessor in interest and (iii) if the Assignor notifies the Assignee of its intent to pursue a claim on the same or similar basis against a predecessor in interest, the Assignee shall reasonably cooperate with the Assignor in pursuing any such claim.

ARTICLE III.
PAYMENTS AND REPORTING

Section 3.1            Time of Payment.

(a)            The Mineral Royalty Amount with respect to each calendar quarter shall be payable on or before the date that is 45 days following the end of such calendar quarter; provided that the Assignor shall use commercially reasonable efforts to cause payment to be made as soon as reasonably practicable following the end of such calendar quarter. All payments in respect of the Conveyed Royalties shall be made to the Assignee by electronic transfer to the Assignee’s account, details of which account shall be notified to both the Landowners and the Assignor by the Assignee in writing from time to time. The payment direction instructions between the Assignee and the Assignor in respect of the Purchased Royalty shall be as set forth in the Royalty Payment Direction Agreement entered into concurrently herewith among the Landowners, the Assignor and the Assignee (the “Payment Agreement”). The Assignee shall be responsible for delivering the Assignee’s account details and any updates thereto to the Landowners. Notwithstanding anything to the contrary herein, if, upon mutual written agreement of the Assignor and the Assignee, it is determined that the Assignor or any Landowner has overpaid the Assignee on any amounts due and owned to the Assignee hereunder, the Assignor or such Landowner shall be entitled to offset future payment amounts such Party owes to the Assignee hereunder or under the Payment Agreement.

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(b)            On or before 20 days following the end of the applicable calendar quarter, the Assignor shall use commercially reasonable efforts to cause the Landowners to send to the Assignee (with a copy to the Assignor) a quarterly statement (a “Quarterly Statement”) in respect of the Conveyed Royalties setting forth, to the extent known (with the remainder to follow immediately once known):

(i)            the volumes of gross production from the Project (as defined in Annex 1) for the applicable quarter which shall include (i) the Final Product Shipments for such calendar quarter, (ii) the total Subject Minerals mined during such calendar quarter, and (iii) the total Ore Mined during such calendar quarter;

(ii)            all costs associated with the gross production reported in accordance with Section 1.3 and this Section 3.1; and

(iii)            a calculation of the proceeds payable in respect of the Conveyed Royalties associated with the gross production reported in accordance with Section 1.3 and this Section 3.1; provided that the initial Quarterly Statement shall include the information provided in this Section 3.1(b) for the period from the Effective Time through the end of the quarter to which such Quarterly Statement relates and provided further that each Quarterly Statement shall separately identify (i) the Base Royalty Annual Volumes and the royalty amounts payable thereon to each of the Assignor and the Assignee and (ii) any Overage Amount Produced and the royalty amounts payable thereon to each of the Assignor and the Assignee, together with reasonable supporting detail, all as more specifically set forth in the Purchased Royalty Agreement.

(c)            If any Landowner establishes a new mineral resource or mineral reserve on the Project, then after the Landowners make their first public disclosure with respect to the establishment thereof, the Assignor shall use commercially reasonable efforts to cause the Landowners to, upon written notice from the Assignee (with a copy to the Assignor), promptly provide to the Assignee any reports reasonably requested by the Assignee to the extent pertaining to such mineral resource or mineral reserve, but only to the extent such reports are already prepared for and provided to any lender or other third party. The Assignor shall use commercially reasonable efforts to cause the Landowners to deliver any such reports with the next Quarterly Statement to be delivered under Section 3.1(b) above.

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Section 3.2            Annual Reports. The Assignor shall use commercially reasonable efforts to cause the Landowners to send to the Assignee (with a copy to the Assignor) within 45 days of each fiscal year end an annual report in respect of the Conveyed Royalties, setting forth in reasonable detail, to the extent known (with the remainder to follow immediately once known):

(a)            all material work, as determined by the Landowners in good faith, carried out by or on behalf of the Landowners in the previous year;

(b)            an outline of the Landowners’ proposed activities during the remainder of the then-current fiscal year;

(c)            a statement of mineral resources and mineral reserves;

(d)            projected operating and exploration expenditures and forecasts during such then-current year; and

(e)            an annual production forecast, budget and life of mine plan.

Section 3.3            Liquidated Damages. In the event the Landowners fail to timely remit or otherwise fail to make payments to the Assignee on account of the Conveyed Royalties, the Assignor shall use commercially reasonable efforts, in cooperation with the Assignee, to assist the Assignee in enforcing the remedies available under the Existing Royalty Agreement for the benefit of the portions of such royalty conveyed to the Assignee, and the Assignee shall be entitled to exercise, in the name of the Assignor, such remedies directly that are available to Assignor under the Existing Royalty Agreement or available to Assignor or Assignee under the Purchased Royalty Agreement.

ARTICLE IV.
TRANSFERS

Section 4.1            Generally. Except as provided in this Conveyance, no Party shall Transfer all or any part of the Conveyed Royalties, nor shall any Party delegate any of its rights or duties under the Purchased Royalty Agreement or this Conveyance, without the prior written consent of the other Party (and, in the case of a Transfer by the Assignee, the prior written consent of each Landowner) and any transfer or delegation made without appropriate consent shall be null and void; provided that, the Assignee may assign or transfer all or any part of the Conveyed Royalties, or delegate any of its rights or duties under the Purchased Royalty Agreement or this Conveyance, to a Permitted Transferee without the Assignor’s consent (but subject to prior notice to the Assignor and the Landowners pursuant to Section 4.3). The limitations set forth herein are intended to be and shall be considered covenants that run with the real property rights conveyed by the Conveyed Royalties and shall be binding upon the heirs, successors and assigns of the Conveyed Royalties. As used herein, “Permitted Transferee” shall mean any Person other than (a) a Person that owns or operates an iron-bearing mineral deposit, mine or processing facility in the State of Minnesota, or (b) a Person that has any Affiliates that own or operate, in each case, an iron-bearing mineral deposit, mine or processing facility in the State of Minnesota, provided, however, that in no event shall a Permitted Transferee nor shall any of its Affiliates (i) have been or be in a dispute with any Landowner or their respective Affiliates as of the date hereof to which a search of public records has shown such dispute or (ii) have been or be in a dispute with any Landowner or their respective Affiliates pursuant to which such potential Permitted Transferee or its Affiliates has filed such claim or such dispute against any Landowner or their respective Affiliates. Unless expressly agreed to in writing by the Parties, no permitted assignment of any Party’s rights or duties that is subject to the consent of the other Parties shall relieve or release the assigning Party from the performance of such Party’s rights or obligations hereunder and such assigning Party shall be fully liable to the other Parties for the performance of all such rights and duties. For the avoidance of doubt, nothing in this Section 4.1 shall be interpreted to require the consent of a Party in connection with the other Party’s change of control, merger, consolidation or stock sale. “Transfer” shall mean any direct or indirect sale, conveyance, assignment, lease, sublease or other transfer; provided, however, that in no event shall any mortgage, deed of trust, pledge, grant of lien or other security interest constitute a “Transfer”.

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Section 4.2            Assignor Transfers. Notwithstanding anything herein to the contrary:

(a)            no Transfer by the Assignor of any interest in the Conveyed Royalties, or of its rights under this Conveyance will release or relieve the Assignor from its obligations hereunder with respect to any periods, or those obligations that accrued, prior to the effective time of such Transfer; and

(b)            for the avoidance of doubt, the Assignor shall be permitted to grant additional royalties and other burdens with respect to the Burdened Leases, Lands and Mineral Tracts after the date this Conveyance is filed in the relevant records of each applicable county in which the lands subject to the Burdened Leases are located, so long as any such royalties and other burdens do not diminish the rights of the Assignee with respect to the Conveyed Royalties and no Person receiving an assignment or grant of any such additional royalties and burdens shall assume or be liable for any obligations of the Assignor or the Landowners under this Conveyance.

Section 4.3            Assignee Transfers. Subject to the provisions of Section 4.1, the Assignee and its respective successors and assigns may Transfer, and nothing contained in this Conveyance will in any way limit or restrict the right of the Assignee or any such successor or assign to Transfer, any Conveyed Royalty, in whole or in part. Subject to the provisions of Section 4.1, no change of ownership or right to receive payment of any Conveyed Royalty, or of any part thereof, however accomplished, will be binding upon the Assignor, unless such change is otherwise permitted under this Conveyance, and until 15 days’ prior written notice thereof has been furnished by the transferor of such Conveyed Royalty to the Assignor, and then only with respect to payments thereafter made. Until such notice shall have been furnished to the Assignor as provided above, the payment or tender of all sums payable on the Conveyed Royalties may be made in the manner provided herein as if no such change in interest or ownership or right to receive payment had occurred.

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ARTICLE V.
DISCLAIMERS OF WARRANTIES

Section 5.1            Notwithstanding anything to the contrary contained in this conveyance, except as and to the extent expressly set forth in the Purchased Royalty Agreement, the Purchased Royalty Agreement, or this conveyance and, in each case, any documents or instruments to be executed with respect thereto, the assignor makes no representations or warranties whatsoever, and disclaims all liability and responsibility for any representation, warranty, statement, or information made or communicated (orally or in writing) to the assignee (including any opinion, information, or advice that may have been provided to the assignee or its affiliates or representatives by any respective affiliate or representative of the assignor or by any investment bank or investment banking firm, any engineer or engineering firm, assignor’s counsel, or any other agent, consultant, or representative of the assignor). Without limiting the generality of the foregoing, except as and to the extent expressly set forth in the Purchased Royalty Agreement or this conveyance and, in each case, any documents or instruments to be executed with respect thereto, the assignor expressly disclaims and negates (and the assignee acknowledges such disclaimer) any representation or warranty, including any express, implied, at common law, by statute, or otherwise, relating to (a) the title to any of the royalty properties, (b) the condition of the royalty properties (including any implied or express warranty of merchantability, fitness for a particular purpose, or conformity to models or samples of materials), it being distinctly understood that the conveyed royalties are being sold “as is,” “where is,” and “with all faults as to all matters,” (c) any infringement by the assignor of any patent or proprietary right of any third party, (d) any information, data, or other materials (written or oral) furnished to the assignee by or on behalf of the assignor (including the existence or extent of minerals or the mineral reserves), the recoverability of such reserves, any product pricing assumptions and the ability to sell minerals after the effective time, (e) the environmental condition and other conditions of the royalty properties and any potential liability arising from or related to the royalty properties, (f) the existence of any prospect, recompletion, infill, or step-out drilling opportunities, and (g) any estimates of the value of the royalty properties, and (h) any forecast, estimate or knowledge of or about future production from the royalty properties.

Section 5.2            The assignee acknowledges that the royalty properties have been used for exploration, development, and production of certain subsurface mineral interests and that equipment and sites included in the royalty properties may contain or may be impacted by asbestos, norm or other hazardous materials. Norm may affix or attach itself to materials and equipment as scale or in other forms. The wells, materials, and equipment located on the lands covered by the burdened leases or included in the royalty properties may contain norm and other wastes or hazardous materials. Norm containing material and/or other wastes or hazardous materials may have come in contact with various environmental media, including air, water, soils or sediment. Special procedures may be required for the assessment, remediation, removal, transportation, or disposal of environmental media, wastes, asbestos, norm and other hazardous materials from the royalty properties.

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ARTICLE VI.
MISCELLANEOUS

Section 6.1            Governing Law. All real property issues under this Conveyance shall be governed by the laws of the State of Minnesota without regard to conflicts of laws principles, and all other matters involving or otherwise relating, in any respect, to this Conveyance shall also be governed by the laws of the State of Minnesota without regard to conflicts of laws principles. All of the parties hereto consent to the exercise of jurisdiction in personam by the state or federal courts covering Itasca county, Minnesota for any action arising out of this conveyance. All actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to, or from this conveyance shall be exclusively litigated in such courts described above having sites in Minnesota and each party irrevocably submits to the jurisdiction of such courts solely in respect of any proceeding arising out of or related to this conveyance. Each party voluntarily, intentionally and irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this conveyance.

Section 6.2            Intent; Interest Conveyed; Covenant Running with the Land. It is the intent of the Parties hereto that, under and in accordance with the laws of the State of Minnesota and for all purposes, (a) the Conveyed Royalties conveyed hereunder are, and should be considered, interests in real property and (b) the covenants and obligations of the Assignor hereunder are, and shall be, and are intended to be covenants that run with the land as to the Conveyed Royalties, which are also interests in real property. The Assignor agrees that, if it were to become the debtor in a case filed under Chapter 11 of Title 11 of the United States Code at any time, it will endeavor not take any position in such a bankruptcy case that is contrary to or conflicts with the preceding sentence or take the position that the Conveyed Royalties (or any part thereof or rights therein) is a part of such Assignor’s bankruptcy estate. If it is determined for any reason that either clause (a) or clause (b) of the initial sentence of this Section 6.2 is not true and correct, the Parties agree to negotiate and enter into such reasonable modifications, supplements or replacements or restatements of this Conveyance as are reasonably required (but which do not change the economics or adversely affect the rights or increase the obligations of the Assignor or the Assignee under this Conveyance) to render this Conveyance a conveyance of interests in real property, and the covenants and obligations of the Assignor hereunder to be “covenants that run with the land” for all purposes as to the Royalty Properties, in each case, to the maximum extent possible under the laws of the State of Minnesota. The obligations of the Parties and their respective assignees and successors in interest hereunder shall survive the grant of this Conveyance and any assignment or transfer or conveyance of the interests of the Parties hereunder, whether in whole or in part.

Section 6.3            Audit. Except to the extent disclosure is restricted by third party agreement (provided that the Assignor will use commercially reasonable efforts, without the obligation to make any payments, to obtain the applicable consent with respect to the disclosure thereof), the Assignee shall have the right from time to time (but not more frequently than one time during a calendar year), and upon giving the Assignor 30 days’ written notice, to audit the records maintained by the Landowners and their applicable Affiliates with respect to the Royalty Minerals produced during the preceding two-year period, and all information with respect to the matters to be reported on by the Assignor as provided herein. Assignor shall use commercially reasonable efforts to facilitate such audit, including by requesting the Landowners make available such records in accordance with Section 6.3 of the Existing Royalty Agreement; provided that in no event shall an audit cover any specific revenue or expense item included in a prior audit conducted hereunder. The Assignee shall be solely responsible for the costs and expenses of conducting any audit hereunder. Such audits shall be conducted by a nationally recognized auditing firm and shall be conducted during normal business hours at the Landowners’ offices or at the offices where the Landowners maintain such records in such a manner so as to minimize disruption in the ongoing business and affairs of the Landowners and their Affiliates. If, as a result of any such audit, it is determined that any amount is due to the Assignee as a result of the failure of the Landowners to properly deliver the Royalty Minerals, or the Mineral Royalty Amount attributable thereto, the Assignee shall assert such shortfall(s) in writing to the Assignor, and the Assignor and the Assignee will use good faith efforts to resolve such proposed adjustments.

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Section 6.4            Severability. If any provision of this Conveyance is held invalid, illegal or unenforceable by any court of competent jurisdiction, the other provisions of this Conveyance shall remain in full force and effect, and this Conveyance shall be reformed, construed and enforced so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Conveyance are fulfilled to the extent possible.

Section 6.5            Counterparts. This Conveyance may be executed and delivered (including by e-mail transmission) in one or more counterparts, each of which shall be deemed to be an original copy of this Conveyance and all of which, when taken together, shall be deemed to constitute one and the same agreement.

Section 6.6            Amendment. This Conveyance may be amended, restated, supplemented or otherwise modified only by an instrument in writing executed by the Assignor and the Assignee and expressly identified as an amendment, restatement, supplement or modification.

[Signature and Acknowledgment Pages Follow]

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IN WITNESS WHEREOF, this Conveyance is executed on the dates set out in the acknowledgements below, but effective for all purposes as of the Effective Time.

ASSIGNOR:

IRONCLAD ROYALTIES, LLC

By:
Name:
Title:

ACKNOWLEDGEMENT

THE STATEOF MINNESOTA	§
§
COUNTY OF ITASCA	§

This instrument was acknowledged before me this                       day of                     , by                    , as the               of Ironclad Royalties, LLC, a Delaware limited liability company, on behalf of such company.

Notary Public

My Commission Expires:

[Signature and Acknowledgment Page to Conveyance of Royalty Interests]

ASSIGNEE:

TMCR USA OPERATIONS INC.

By:
Name:
Title:

ACKNOWLEDGEMENT

THE STATEOF [____________]	§
§
COUNTY OF [____________]	§

This instrument was acknowledged before me this                      day of                       , by                    , as the               of TMCR USA Operations Inc., a [●], on behalf of such [corporation].

Notary Public

My Commission Expires:

[Signature and Acknowledgment Page to Conveyance of Royalty Interests]

Exhibit “A”

Mineral Tracts

[Attached]

S. No.	Parcel ID	Legal Description	Area (Acres)
1	95-005-2201

That portion of Government Lot 4 in Section 5, Township 56 North, Range 22 West, Itasca County, Minnesota, enclosed within the following described boundaries, to-wit: Commencing at the southwest corner of said Lot 4, being the point of beginning, and running due North on the west boundary line of said Lot 4 for a distance of 828.0 feet, assuming that said west boundary line runs due north and south; thence South 53 degrees 30 minutes East for a distance of 285.0 feet; thence South 11 degrees 20 minutes 30 seconds West for a distance of 120.0 feet; thence South 20 degrees 05 minutes 30 seconds West for a distance of 210.0 feet; thence South 13 degrees 58 minutes 34 seconds East for a distance of 74.69 feet; thence South 11 degrees 20 minutes 30 seconds West for a distance of 272.0 feet to a point on the south boundary of said Lot 4; and thence South 87 degrees 26 minutes West on the South boundary of said Lot 4 for a distance of 98 feet to the point of beginning.

Itasca County, Minnesota

ABSTRACT PROPERTY.

2.8
2	25-005-2302, 25-005-2303, 25-005-2304, 25-005-2301

All ores, coal, minerals and fossils of every nature, and marketable granite or sandstone which may be in, under or upon the Southwest Quarter of the Northwest Quarter (SW of NW), Section Five (5), Township Fifty-six (56) North, Range Twenty-two (22), West of the Fourth Principal Meridian.

AND the right to open, develop and work mines and quarries thereon and therein, and to take out and remove all such ores, minerals, fossils and stone; and, to that end the right to enter upon the lands and premises above described, or any part thereof, by its agents, servants or attorneys, for the purpose of prospecting and exploring the same for such ores and minerals, and also the right to erect buildings and other structures thereon, and to construct machinery, roads, ways, railroads and bridges, and sink shafts and remove soil, rock and other material, and to possess and occupy so much of the surface of said lands as may from time to time be necessary or convenient for the successful and complete enjoyment of the rights herein expressed, and to remove, cave and/or sink the surface of said premises to the extent it may deem necessary or convenient.

Itasca County, Minnesota
TORRENS PROPERTY: Part of Certificate of Title No. 26264.

40.0

S. No.	Parcel ID	Legal Description	Area (Acres)
3	95-005-2202

Lot 4, Section 5, Township 56, Range 22, except that part thereof described as follows (said exception being Auditor’s Revised Description No. 1 of said Lot 4): Commencing at the southwest corner of said Lot 4, being the point of beginning, and running due North on the west line of said Lot 4 a distance of 828.0 feet, assuming that said west line runs due North and South; thence South 53 degrees 30 minutes East a distance of 285.0 feet; thence South 11 degrees 20 minutes 30 seconds West a distance of 120.0 feet; thence South 20 degrees 05 minutes 30 seconds West a distance of 210.0 feet; thence South 13 degrees 58 minutes 34 seconds East a distance of 74.69 feet; thence South 11 degrees 20 minutes 30 seconds West a distance of 272.0 feet to the south line of said Lot 4; thence South 87 degrees 26 minutes West on the south line of said Lot 4 a distance of 98 feet to the point of beginning.

Itasca County, Minnesota

ABSTRACT PROPERTY.

			44
4	95-006-1100; 95-006-1101

Government Lot One (1) in Section Six (6), Township Fifty-six (56) North, Range Twenty-two (22), West of the Fourth Principal Meridian, LESS THAT PART CONVEYED by Document No. 34153 described as follows: That part of Lot 1, Section 6, Township 56 North, Range 22, West of the Fourth Principal Meridian, Itasca County, Minnesota, described as follows: Commencing at the Northeast corner of said Lot 1; thence South 89 degrees 18 minutes 09 seconds West, bearing assigned, on the North line of said Lot 1, a distance of 17.46 Feet to the intersection with the Westerly right-of way line of State Highway No. 65 and the point of beginning of the land to be described; thence continue South 89 degrees 18 minutes 09 seconds West, on said North line, a distance of 881.04 Feet; thence South 29 degrees 01 minutes 46 seconds East a distance of 459.71 Feet; thence South 43 degrees 27 minutes 13 seconds East a distance of 412.34 Feet to the intersection with the Northwesterly right-of-way line of U.S. Highway No. 169; thence Northerly along Westerly state right-of-way line and the Westerly right-of-way line of State Highway No. 65 to the point of beginning.

Itasca County, Minnesota

TORRENS PROPERTY: Part of Certificate of Title No. 26278.

			35.8

5	25-006-1200; 95-006-1201	Government Lot Two (2) in Section Six (6), Township Fifty-six (56) North, Range Twenty-two (22), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	57.6
6	25-006-1301; 25-006-1400	The South Half of the Northeast Quarter (S 1/2 of NE) in Section Six (6), Township Fifty-six (56) North, Range Twenty-two (22), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	61.5

S. No.	Parcel ID	Legal Description	Area (Acres)
7	25-006-2101; 25-006-2102	Government Lot Three (3) in Section Six (6), Township Fifty-six (56) North, Range Twenty-two (22), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	59.6
8	25-006-2200	Government Lot Four (4) in Section Six (6), Township Fifty-six (56) North, Range Twenty-two (22), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	73.2
9	25-006-2300	Government Lot Five (5) in Section Six (6), Township Fifty-six (56) North, Range Twenty-two (22), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	48.5
10	25-006-2400	The Southeast Quarter of the Northwest Quarter (SE of NW) in Section Six (6), Township Fifty-six (56) North, Range Twenty-two (22), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	41.5
11	25-006-3200	Government Lot Six (6) in Section Six (6), Township Fifty-six (56) North, Range Twenty-two (22), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	47.6
12	25-006-4101; 25-006-4102; 25-006-4200	The Northeast Quarter of the Southeast Quarter (NE of SE) in Section Six (6), Township Fifty-six (56) North, Range Twenty-two (22), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278. AND The Northwest Quarter of the Southeast Quarter (NW of SE) in Section Six (6), Township Fifty-six (56)North, Range Twenty-two (22), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	68.8
13	25-006-3103 25-006-3102 25-006-3100	The west 650 feet of the Northeast Quarter of the Southwest Quarter, Section 6, Township 56, Range 22, Itasca County, Minnesota. ABSTRACT PROPERTY.	18.8
14	25-006-3300	Government Lot 7, Section 6, Township 56, Range 22, less railroad right of way, Itasca County, Minnesota. ABSTRACT PROPERTY.	46.3

S. No.	Parcel ID	Legal Description	Area (Acres)
15	25-006-3400	The Southeast Quarter of the Southwest Quarter, Section 6, Township 56, Range 22, less railroad right of way, Itasca County, Minnesota. ABSTRACT PROPERTY.	42.3
16	25-007-2200	Lot 1, Section 7, Township 56, Range 22, less railroad right of way, and except the South 400 feet of the West 400 feet of said Lot 1, Itasca County, Minnesota. ABSTRACT PROPERTY.	25.9
17	25-007-2100	The Northeast Quarter of the Northwest Quarter, Section 7, Township 56, Range 22, less railroad right of way, Itasca County, Minnesota. ABSTRACT PROPERTY.	43.8
18	25-008-4102 25-008-4101	The Northeast Quarter of the Southeast Quarter, Section 8, Township 56, Range 22, Itasca County, Minnesota. ABSTRACT PROPERTY.	38.8
19	25-018-2301	The southeast diagonal 1/2 of the east 1/8 of Lot 2, Section 18, Township 56, Range 22, Itasca County, Minnesota. ABSTRACT PROPERTY.	2.1
20	25-020-4201 25-020-4220 25-020-4230	The Northwest Quarter of the Southeast Quarter, Section 20, Township 56, Range 22, except the right of way of the Duluth, Missabe & Iron Range Railway Company. Itasca County, Minnesota ABSTRACT PROPERTY.	39.6
21	25-021-4300	The Southwest Quarter of the Southeast Quarter, Section 21, Township 56, Range 22, except the right of way of the Duluth, Missabe & Iron Range Railway Company, Itasca County, Minnesota. ABSTRACT PROPERTY.	40.1
22	25-021-3401	That part of the Southeast Quarter of the Southwest Quarter, Section 21, Township 56, Range 22, lying north and east of the Duluth, Missabe & Iron Range Railway Company right of way, Itasca County, Minnesota. ABSTRACT PROPERTY.	29.2
23	25-021-3301	That part of the Southwest Quarter of the Southwest Quarter, Section 21, Township 56, Range 22, lying north and east of the Duluth, Missabe & Iron Range Railway Company right of way, Itasca County, Minnesota. ABSTRACT PROPERTY.	19.2

S. No.	Parcel ID	Legal Description	Area (Acres)
24	25-021-4200	The Northwest Quarter of the Southeast Quarter, Section 21, Township 56, Range 22, Itasca County, Minnesota. ABSTRACT PROPERTY.	40.2
25	25-021-3100	The Northeast Quarter of the Southwest Quarter, Section 21, Township 56, Range 22, Itasca County, Minnesota. ABSTRACT PROPERTY.	40.1
26	25-021-3200	The Northwest Quarter of the Southwest Quarter, Section 21, Township 56, Range 22, Itasca County, Minnesota. ABSTRACT PROPERTY.	40
27	25-021-1300	The Southwest Quarter of the Northeast Quarter, Section 21, Township 56, Range 22, Itasca County, Minnesota. ABSTRACT PROPERTY.	40.7
28	30-126-3102	The Northeast Quarter of the Southwest Quarter (NE ¼ of SW ¼), of Section Twenty-six (26), Township Fifty-seven (57) North, Range Twenty-three (23) West of the Fourth Principal Meridian, EXCEPT the West 710 feet of that part thereof lying South of Town Road. Itasca County, Minnesota ABSTRACT PROPERTY.	35.6
29		[intentionally omitted]
30	95-029-2300	The Southwest Quarter of the Northwest Quarter (SW of NW), Section Twenty-nine (29), Township Fifty-seven (57) North, Range Twenty-two (22), West of the Fourth Principal Meridian, according to the United States Government survey thereof. Itasca County, Minnesota TORRENS PROPERTY: Part of Certificate of Title No. 26269.	38.3
31	95-029-3200	The Northwest Quarter of the Southwest Quarter (NW of SW), Section Twenty-nine (29), Township Fifty-seven (57) North, Range Twenty-two (22), West of the Fourth Principal Meridian, according to the United States Government survey thereof. Itasca County, Minnesota TORRENS PROPERTY: Part of Certificate of Title No. 26269.	38

S. No.	Parcel ID	Legal Description	Area (Acres)
32	95-029-3301	An undivided one-half (1/2) interest in the following described land; and all of the pine timber standing or being on said land, with the right to enter upon said land to cut and remove the said timber: The Southwest Quarter of the Southwest Quarter (SW of SW), Section Twenty-nine (29), Township Fifty-seven (57) North, Range Twenty-two (22), West of the Fourth Principal Meridian, according to the United States Government survey thereof. Itasca County, Minnesota TORRENS PROPERTY: Certificate of Title No. 26270.	38
33	95-030-3402	The South Half of the Southeast Quarter of the Northwest Quarter (S 1/2 of SE of SW) in Section Thirty (30), Township Fifty-seven (57) North, Range Twenty-two (22), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	19.5
34	95-030-4401	100-foot right of way, the center line of which runs from the northeast corner of the Southeast Quarter of the Southeast Quarter, Section 30, Township 57, Range 22, to a point 300 feet south of the northwest corner of said Southeast Quarter of the Southeast Quarter, Itasca County, Minnesota. ABSTRACT PROPERTY.	3
35		[intentionally omitted]
36	95-031-2100	The Northeast Quarter of the Northwest Quarter (NE of NW) in Section Thirty-one (31), Township Fifty- seven(57) North, Range Twenty-two (22), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	38.7
37	95-031-2200	Government Lot One (1) in Section Thirty-one (31), Township Fifty seven (57) North, Range Twenty-two (22), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	38.8
38	95-031-2300	Government Lot Two (2) in Section Thirty-one (31), Township Fifty seven (57) North, Range Twenty-two (22), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	39.1

S. No.	Parcel ID	Legal Description	Area (Acres)
39	95-031-2400	An undivided one-half (1/2) interest and estate therein, and is the owner of all of the pine timber standing or being on all of said lands, with the right to enter upon said land to cut and remove the said timber, on the following described land: The southeast Quarter of the Northwest Quarter (SE of NW) in Section Thirty-one (31), Township Fifty-seven (57) North, Range Twenty-two (22), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26266.	38.5
40	95-031-3100 95-031-3400	An undivided one-half (1/2) interest and estate therein, and is the owner of all of the pine timber standing or being on all of said lands, with the right to enter upon said land to cut and remove the said timber, on the following described land: The East Half of the Southwest Quarter (E 1/2 of SW) in Section Thirty-one (31), Township Fifty-seven (57) North, Range Twenty-two (22), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26266.	78.8
41	95-031-4200, 95-031-4300	An undivided one-half (1/2) interest and estate therein, and is the owner of all of the pine timber standing or being on all of said lands, with the right to enter upon said land to cut and remove the said timber, on the following described land: The West Half of the Southeast Quarter (W 1/2 of SE) in Section Thirty-one (31), Township Fifty-seven (57) North, Range Twenty-two (22), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26266.	79.2
42	95-031-3200	Lot 3, Section 31, Township 57, Range 22, Itasca County, Minnesota. ABSTRACT PROPERTY.	39.9

S. No.	Parcel ID	Legal Description	Area (Acres)
43	95-031-4401

The Southeast Quarter of the Southeast Quarter, Section 31, Township 57, Range 22, except a parcel of land lying northerly of a surface dump in said Southeast Quarter of the Southeast Quarter, and described as follows: Commencing at the southeast corner of said Southeast Quarter of the Southeast Quarter, proceed North 1 degree 00 minutes 00 seconds East for a distance of 197.00 feet to Point "E" and the point of beginning; thence North 33 degrees 34 minutes 42 seconds West for a distance of 110.80 feet to Point "F"; thence North 52 degrees 54 minutes 47 seconds West bordering along the toe of a surface dump (except the westerly 220 feet), for a total distance of 580.40 feet to Point "G"; thence North 22 degrees 56 minutes 17 seconds East for a distance of 346.39 feet to Point "H"; thence South 70 degrees 55 minutes 16 seconds East for a distance of 423.41 feet to Point "D"; thence South 1 degree 00 minutes 00 seconds West along the east line of said Southeast Quarter of the Southeast Quarter a distance of 623.00 feet more or less to the point of beginning.

Itasca County, Minnesota

ABSTRACT PROPERTY.

			34.2
44		[intentionally omitted]
45	18-001-1100	Government Lot One (1) in Section One (1), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	58.2
46	18-001-1200	Government Lot Two (2) in Section One (1), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	55.2
47	18-001-1300	The Southwest Quarter of the Northeast Quarter (SW of NE) in Section One (1), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	39.3
48	18-001-2100	An undivided one-half (1/2) interest and estate therein, and is the owner of all the pine timber standing or being on all of said lands, with the right to enter and cut and remove the said timber, on the following described land: Government Lot Three (3) in Section One (1), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26266.	53.1

S. No.	Parcel ID	Legal Description	Area (Acres)
49	18-001-2200	An undivided one-half (1/2) interest and estate therein, and is the owner of all the pine timber standing or being on all of said lands, with the right to enter and cut and remove the said timber, on the following described land: Government Lot Four (4) in Section One (1), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26266.	50
50	18-001-2300	An undivided one-half (1/2) interest and estate therein, and is the owner of all the pine timber standing or being on all of said lands, with the right to enter and cut and remove the said timber, on the following described land: The Southwest Quarter of the Northwest Quarter (SW of NW) in Section One (1), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26266.	40.9
51	18-001-3400	The Southeast Quarter of the Southwest Quarter (SE of SW) in Section One (1), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	38.7
52	18-001-4200, 18-001-4301, 18-001-4302	The West Half of the Southeast Quarter (W 1/2 of SE) in Section One (1), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	76.2
53	95-002-3101, 95-002-3102, 95-002-3403, 95-002-3404, 95-002-4101, 95-002-4102, 95-002-4201, 95-002-4202. 95-002-4301, 95-002-4302, 95-002-4401, 95-002-4402	An undivided 1/2 interest, except an undivided 1/4 interest in the pine timber standing or being thereon, of and in the following described lands: Torrens No. 57, The East Half of the Southwest Quarter, and the entire Southeast Quarter, Section 2, Township 56 North, Range 23, West of the Fourth Principal Meridian, according to the United States Government Survey thereof. Itasca County, Minnesota TORRENS PROPERTY: Part of Certificate of Title No. 25385.	240.2
54	95-002-1103	An undivided one-half (1/2) interest and estate therein, and is the owner of all the pine timber standing or being on all of said lands, with the right to enter and cut and remove the said timber, on the following described land: Government Lot One (1) in Section Two (2), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, Itasca County, Minnesota. Itasca County, Minnesota TORRENS PROPERTY: Part of Certificate of Title No. 26266.	47.6

S. No.	Parcel ID	Legal Description	Area (Acres)
55	95-002-1300; 95-002-1400	An undivided one-half (1/2) interest and estate therein, and is the owner of all the pine timber standing or being on all of said lands, with the right to enter and cut and remove the said timber, on the following described land: The South Half of the Northeast Quarter (S 1/2 of NE) in Section Two (2), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26266.	74.7
56	95-002-2400	An undivided one-half (1/2) interest and estate therein, and is the owner of all the pine timber standing or being on all of said lands, with the right to enter and cut and remove the said timber, on the following described land: The Southeast Quarter of the Northwest Quarter (SE of NW) in Section Two (2), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26266.	36.2
57	18-010-3101, 18-010-3102, 18-010-3401, 18-010-3402, 95-010-1301, 95-010-1302, 95-010-1401, 95-010-1402, 18-011-2301, 18-011-2302	An undivided 1/2 interest, except an undivided 1/4 interest in the pine timber standing or being thereon, of and in the following described lands: Torrens No. 58, The South-half of the Northeast Quarter and the East-half of the Southwest Quarter of Section 10, AND the Southwest Quarter of the Northwest Quarter of Section 11, all in Township 56 North, Range 23, West of the Fourth Principal Meridian, according to the United States Government Survey thereof. Itasca County, Minnesota TORRENS PROPERTY: Part of Certificate of Title No. 25385.	201.9
58	95-010-1200	The Northwest Quarter of the Northeast Quarter, Section 10, Township 56, Range 23, Itasca County, Minnesota. ABSTRACT PROPERTY.	40.1
59	18-011-1100; 18-011-1400	The Northeast Quarter of the Northeast Quarter (NE of NE) in Section Eleven (11), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278. AND The Southeast Quarter of the Northeast Quarter (SE of NE) in Section Eleven (11), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	79.7

S. No.	Parcel ID	Legal Description	Area (Acres)
60	18-011-4301	An undivided one-half interest in the Southwest Quarter of the Southeast Quarter (SW of SE) in Section 11, Township 56 North, Range 23 West, Itasca County, Minnesota. ABSTRACT PROPERTY.	42.6
61	18-012-1301, 18-012-1302	The Southwest Quarter of the Northeast Quarter (SW of NE) in Section Twelve (12), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	42.4
62	18-012-2103; 18-012-2104; 18-012-2200

The North Half of the Northwest Quarter (N1/2 of NW) EXCEPTING all those parts thereof described as follows: Commencing at the Northeast corner of the Northwest Quarter of the Northwest Quarter (NW of NW), Section Twelve (12), thence along the East boundary line of said Northwest Quarter of the Northwest Quarter (NW of NW) of the said Section Twelve (12) on an assumed bearing of South 0 degree 49 minutes 50 seconds West, a distance of 247.40 feet to the point of beginning, thence due East 397.19 feet, thence due South 200 feet, thence due West 400.09 feet more or less to a point on the West boundary line of the Northeast Quarter of the Northwest Quarter (NE of NW), said Section Twelve (12), thence due West 502 feet, thence 214.09 feet on a bearing of North 20 degrees 54 minutes East, thence due East 428.53 feet more or less to the point of beginning, said Exception containing four (4) acres, more or less, all in Section Twelve (12), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, Itasca County, Minnesota.

TORRENS PROPERTY: Part of Certificate of Title No. 26278.

			83.4
63	18-012-2300; 18-012-2400	The South Half of the Northeast Quarter (S 1/2 of NW) in Section Twelve (12), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	83.8
64	18-012-3101; 18-012-3102	Government Lot Two (2) in Section Twelve (12), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	40
65	18-012-3200	Government Lot One (1) in Section Twelve (12), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	14.1

S. No.	Parcel ID	Legal Description	Area (Acres)
66	18-012-3401 18-012-3402	Government Lot Three (3) in Section Twelve (12), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	26.4
67	18-012-4201; 18-012-4202; 18-012-4300;	The West Half of the Southeast Quarter (W 1/2 of SE) in Section Twelve (12), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	68.8
68	18-012-1100	The Northeast Quarter of the Northeast Quarter, Section 12, Township 56, Range 23, except the right of way for Trunk Highway 169, Itasca County, Minnesota. ABSTRACT PROPERTY.	41.1
69	18-012-4401 18-012-4402	The Southeast Quarter of the Southeast Quarter, Section 12, Township 56 North, Range 23, West of the Fourth Principal Meridian, according to the United States Government Survey thereof. Itasca County, Minnesota TORRENS PROPERTY: Certificate of Title No. 25213.	40.3
70	18-013-2400	Government Lot Two (2) in Section Thirteen (13), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	36.3
71	18-013-2200	Government Lot Three (3) in Section Thirteen (13), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	34.1
72	18-013-2300	The Southwest Quarter of the Northwest Quarter (SW of NW) in Section Thirteen (13), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, Itasca County, Minnesota. TORRENS PROPERTY: Part of Certificate of Title No. 26278.	40.1

S. No.	Parcel ID	Legal Description	Area (Acres)
73	18-014-2201

The South 430.49 feet of Government Lot 1, Section 14, Township 56 North, Range 23 West of the Fourth Principal Meridian, Itasca County, Minnesota, LESS AND EXCEPT the following described parcel: Beginning at the southeast corner of said Government Lot 1; thence North 00° 46’ 56” West, bearing assigned along the east line of said Government Lot 1, a distance of 100.74 feet; thence North 67° 20’ 27” West, 470.54 feet; thence South 86° 32’ 00” West, 521 feet, more or less, to the shore of Snowball Lake; thence Southeasterly along the shoreline of Snowball Lake 200 feet to intersect the south line of Government Lot 1; thence South 85° 56’ 39” East along the south line of said Government Lot 1, a distance of 888 feet more or less to the point of beginning. Together with a 33 feet wide easement over and across the described property as said roadway is presently laid out for the purpose of ingress and egress.

Itasca County, Minnesota

ABSTRACT PROPERTY.

6
74	18-014-2202

A parcel of Land lying within the South 430.49 feet of Government Lot 1, Section 14, Township 56 North, Range 23 West of the Fourth Principal Meridian, Itasca County, Minnesota, described as follows: Beginning at the southeast corner of said Government Lot 1; thence North 00° 46’ 56” West, bearing assigned along the east line of said Government Lot 1, a distance of 100.74 feet; thence North 67° 20’ 27” West, 470.54 feet; thence South 86° 32’ 00” West, 521 feet, more or less, to the shore of Snowball Lake; thence Southeasterly along the shoreline of Snowball Lake 200 feet to intersect the south line of Government Lot 1; thence South 85° 56’ 39” East along the south line of said Government Lot 1, a distance of 888 feet more or less to the point of beginning. Together with a 33 feet wide easement over and across the described property as said roadway is presently laid out for the purpose of ingress and egress.

Itasca County, Minnesota

ABSTRACT PROPERTY.

3.9

S. No.	Parcel ID	Legal Description	Area (Acres)
75	18-015-2400

Lot Three (3), Section Fifteen (15), Township Fifty-six (56) North, Range Twenty-three (23), West of the Fourth Principal Meridian, including the following as part of said Lot 3; Beginning at a point where the South line of Lot Three (3) in said Section Fifteen (15) intersects the United States Government plat meander line of Snowball Lake which point is 1222.26 Feet North 85 degrees 52 minutes 14 seconds East of the Southwest corner of said Lot Three (3); thence along the said meander line North 20 degrees 46 minutes 46 seconds West, a distance of 860 Feet; thence continuing along the said meander line North 35 degrees 48 minutes 14 seconds East a distance of 553 Feet to the point where the said meander line intersects the North line of Lot Three (3) which point is 1251.80 Feet North 87 degrees 10 minutes 40 seconds East of the Northwest comer of said Lot Three (3); thence South 59 degrees 01 minutes 00 seconds East to the shore line of Snowball Lake; thence Southeasterly along the shoreline of Snowball Lake to the point where the said shoreline intersects a line running from the point of beginning of this description at a bearing of North 78 degrees 38 minutes 14 seconds East; thence along the last named line South 78 degrees 38 minutes 14 seconds West to the point of beginning.

Itasca County, Minnesota

TORRENS PROPERTY: Certificate of Title No. 26267.

			55.4
76	94-017-1100, 94-017-1200, 94-017-1300, 94-017-1400	The Northeast Quarter, Section Seventeen (17), Township Fifty-seven (57) North, Range Twenty-three (23), West of the Fourth Principal Meridian, according to the United States Government survey thereof. Itasca County, Minnesota TORRENS PROPERTY: Part of Certificate of Title No. 26268.	160
77	94-017-2100	The Northeast Quarter of the Northwest Quarter (NE of NW) in Section 17, Township 56 North, Range 23 West, Itasca County, Minnesota. ABSTRACT PROPERTY.	40.7
78	94-017-2400	The Southeast Quarter of the Northwest Quarter (SE of NW), Section Seventeen (17), Township Fifty-seven (57) North, Range Twenty-three (23), West of the Fourth Principal Meridian, according to the United States Government survey thereof. Itasca County, Minnesota TORRENS PROPERTY: Part of Certificate of Title No. 26268.	40.7

S. No.	Parcel ID	Legal Description	Area (Acres)
79	94-017-2202

An undivided one-half interest in the Northwest Quarter of the Northwest Quarter (NW of NW) in Section 17, Township 56 North, Range 23 West, Itasca County, Minnesota, LESS that part more particularly described as follows: Beginning at the southeast corner of said NW 1/4 of the NW 1/4 of said Section 17; thence North 00 degrees 19 minutes 43 second East, bearing assigned, along the east line of said NW 1/4 of the NW 1/4 for a distance of 183.17 feet; thence South 79 degrees 01 minute 04 seconds West 952.77 feet to the south line of said NW 1/4 of the NW 1/4; thence South 89 degrees 53 minutes 54 seconds East 934.28 feet along the south line of said NW 1/4 of the NW 1/4 to the point of beginning and there terminating.

Itasca County, Minnesota

ABSTRACT PROPERTY.

			38.7
80	94-017-2302

An undivided one-half interest in the Southwest Quarter of the Northwest Quarter (SW of NW) in Section 17, Township 56 North, Range 23 West, Itasca County, Minnesota, LESS a 310.00 foot wide portion more particularly described as follows: The tract to be acquired lies between a side line which is 190.00 feet to the left of and parallel with and adjacent to the following described center line and a side line which is 120.00 feet to the right of and parallel with and adjacent to the following described center line: Commencing at the northwest corner of said SW 1/4 of the NWl/4 of said Section 17; thence South 00 degrees 18 minutes 23 seconds West, bearing assigned, along the west line of said SW 1/4 of the NW 1/4 for a distance of 273.15 feet to the point of beginning of the center line being described; thence North 79 degrees 01 minute 04 seconds East a distance of 1365.69 feet to the north and east lines of said SW /4 of the NW 1/4 of said Section 17 and there terminating. The side lines of the tract to be acquired are prolonged or shortened to terminate on the west and north and east lines of said SW 1/4 of the NW 1/4.

Itasca County, Minnesota

ABSTRACT PROPERTY.

			32.9
81	94-017-3100; 94-017-3101	An undivided 90.7534% interest in the Northeast Quarter of the Southwest Quarter (NE of SW) in Section 17, Township 56 North, Range 23 West, Itasca County, Minnesota. Itasca County, Minnesota ABSTRACT PROPERTY.	40.4
82	94-017-3200; 94-017-3201	An undivided 90.7534% interest in the Northwest Quarter of the Southwest Quarter (NW of SW) in Section 17, Township 56 North, Range 23 West, Itasca County, Minnesota. ABSTRACT PROPERTY.	40.2

S. No.	Parcel ID	Legal Description	Area (Acres)
83	94-018-1102	An undivided one-half interest in the Northeast Quarter of the Northeast Quarter (NE of NE) in Section 18, Township 56 North, Range 23 West, Itasca County, Minnesota. ABSTRACT PROPERTY.	40
84	94-018-1303

An undivided one-half interest in the Southwest Quarter of the Northeast Quarter (SW of NE) in Section 18, Township 56 North, Range 23 West, Itasca County, Minnesota; LESS that part described as follows: Beginning at the Northwest corner of said tract thence East along the North line a distance of 696.40 feet; thence at an angle of South 47 degrees 15 minutes 24 seconds West a distance of 958.43 feet to a point on the west boundary line of said tract; thence North along the west boundary line to the point of beginning. LESS that part of the SW 1/4 of the NE 1/4 described as follows: Beginning at the southwest corner of said SW 1/4 of the NE 1/4 of said Section 18; thence North 00 degrees 16 minutes 58 second West, bearing assigned, along the West line of said SW 1/4 of the NE 1/4 for a distance of 438.64 feet; thence North 64 degrees 15 minutes 21 seconds East 534.46 feet; thence Easterly a distance of 886.63 feet along a tangential curve concave to the South having a radius of 5919.65 feet and a central angle of 08 degrees 34 minutes 54 seconds to the east line of the SW 1/4 of the NE 1/4; thence South 00 degrees 00 minutes 49 seconds West along said east line 973.76 feet to the Southeast corner of said SW 1/4 of the NE 1/4; thence South 89 degrees 04 minutes 38 seconds West along the South line of the SW 1/4 of the NE 1/4 a distance of 1303.60 feet to the point of beginning and there terminating.

Itasca County, Minnesota

ABSTRACT PROPERTY.

			27.1

S. No.	Parcel ID	Legal Description	Area (Acres)
85	94-018-1402

An undivided one-half interest in the Southeast Quarter of the Northeast Quarter (SE of NE) in Section 18, Township 56 North, Range 23 West, Itasca County, Minnesota; LESS a 295.00 foot wide portion more particularly described as follows: The tract to be acquired lies between a side line which is 190.00 feet to the left of and parallel with and adjacent to the following described center line and a side line which is 105.00 feet to the right of and parallel with and adjacent to the following described center line: Commencing at the southwest corner of said SE 1/4 of the NE 1/4 of said Section 18; thence North 00 degrees 00 minutes 49 seconds East, bearing assigned, along the west line of said SE 1/4 of the NE 1/4 for a distance of 774.58 feet to the point of beginning of the center line being described; thence Easterly a distance of 676.87 feet along a non-tangential curve concave to the south having a radius of 5729.65 feet and a central angle of 06 degrees 46 minutes 07 seconds and a chord bearing and distance of North 75 degrees 38 minutes 00 seconds East 676.48 feet; thence North 79 degrees 01 minute 04 seconds East 665.72 feet to the east line of said SE 1/4 of the NE 1/4 of said Section 18 and there terminating. The side lines of the tract to be acquired are prolonged or shortened to terminate on the west and east lines of said SE1/4 of the NE 1/4.

Itasca County, Minnesota

ABSTRACT PROPERTY.

30.7
86	94-018-2403

An undivided one-half interest in that part of the Southeast Quarter of the Northwest Quarter (SE of NW) in Section 18, Township 56 North, Range 23 West, Itasca County, Minnesota, described as follows: Beginning at the SE comer of said tract, thence West along the South line 500 feet; thence North 39 degrees 14 minutes East 225 feet; thence North 47 degrees 15 minutes 12 seconds East 688.12 feet to the east boundary line of SE 1/4 of NW 1/4; thence South along the east boundary line to the point of beginning. LESS that part more particularly described as follows: Beginning at the southeast corner of said SE 1/4 of the NW 1/4 of said Section 18; thence South 89 degrees 04 minutes 38 seconds West, bearing assigned, along the south line of said SE 1/4 of the NW 1/4 for a distance of 499.35 feet; thence North 00 degrees 17 minutes 53 seconds West 225.19 feet; thence North 46 degrees 19 minutes 12 seconds East 74.92 feet; thence North 64 degrees 15 minutes 21 seconds East 492.81 feet to the east line of said SE 1/4 of the NW 1/4; thence South 00 degrees 16 minutes 58 seconds East 482.95 feet along the east line of said SE 1/4 of the NW1/4 to the point of beginning, and there terminating.

Itasca County, Minnesota

ABSTRACT PROPERTY.

1.1

S. No.	Parcel ID	Legal Description	Area (Acres)
87	94-018-4100; 94-018-4101	An undivided 90.7534% interest in the Northeast Quarter of the Southeast Quarter (NE of SE) in Section 18, Township 56 North, Range 23 West, Itasca County, Minnesota. ABSTRACT PROPERTY.	39.2
88	30-126-3202

The Northwest Quarter of the Southwest Quarter (NW ¼ of SW ¼), Section Twenty-six (26), Township Fifty-seven (57) North, Range Twenty-three (23), West of the Fourth Principal Meridian, lying North of public road, EXCEPT that portion thereof described by and enclosed within the metes and bounds following, to-wit: Beginning at the intersection of the east line of said Northwest Quarter of the Southwest Quarter with the north line of the East-West public road (which point of beginning is 387 feet north of the southeast corner of said Northwest Quarter of the Southwest Quarter); thence North along said east line a distance of 200 feet; thence West at right angles to said east line a distance of 300 feet; thence South on a line parallel to and distant 300 feet from said east line a distance of 200 feet, more or less, to the north line of the public road; thence East along the north line of the public road a distance of 300 feet, more or less, to the point of beginning (corners marked by iron stakes).

Itasca County, Minnesota
ABSTRACT PROPERTY.

			28.4
89	30-126-3204

That part of the Northwest Quarter of the Southwest Quarter, Section 26, Township 57, Range 23, described as follows: Beginning at the intersection of the east line of said Northwest Quarter of the Southwest Quarter with the north line of the East-West public road (which point of beginning is 387 feet north of the southeast corner of said Northwest Quarter of the Southwest Quarter); thence North along said east line a distance of 200 feet; thence West at right angles to said east line a distance of 300 feet; thence South on a line parallel to and distant 300 feet from said east line a distance of 200 feet, more or less, to the north line of the public road; thence East along the north line of the public road a distance of 300 feet, more or less, to the point of beginning.

Itasca County, Minnesota

ABSTRACT PROPERTY.

			1.3
90	95-135-4100	The Northeast Quarter of the Southeast Quarter, Section 35, Township 57, Range 23, Itasca County, Minnesota. ABSTRACT PROPERTY.	40.3
91		[intentionally omitted]

S. No.	Parcel ID	Legal Description	Area (Acres)
92	95-136-3100; 95-136-3200	Subject to mineral reservations of and in the following described land: The North Half of the Southwest Quarter (N 1/2 of SW) in Section Thirty-six (36), Township Fifty-seven (57), Range Twenty-three (23), West of the Fourth Principal Meridian, according to the United States Government survey thereof, Itasca County, Minnesota. TORRENS PROPERTY: Certificate of Title No. 26271.	79.3
93	95-136-3300, 95-136-3400

An undivided one-half (1/2) interest and estate therein, and is the owner of all of the pine timber standing or being on all of said lands, with the right to enter upon said land to cut and remove the said timber, on the following described land: The South Half of the Southwest Quarter (S 1/2 of SW) in Section Thirty-six (36), Township Fifty-seven (57) North, Range Twenty-three (23), West of the Fourth Principal Meridian, containing Five Hundred Sixteen and Sixty-eight hundredths (516.68) acres, more or less, according to the United States Government survey thereof, Itasca County, Minnesota.

TORRENS PROPERTY: Part of Certificate of Title No. 26266.

			79.5
94	25-805-4400060	All the minerals and mineral rights in and to the Southwest Quarter of Northwest Quarter, Section 5, Township 56 North, Range 22 West of the Fourth Principal Meridian. Itasca County, Minnesota TORRENS PROPERTY: Part of Certificate of Title No. 26264	40
95	18-809-1200300	An undivided one-half interest in and to all the minerals and mineral rights in and to the Northeast Quarter of Southeast Quarter, Section 9, Township 56, Range 23. Itasca County, Minnesota ABSTRACT PROPERTY.	20
96	18-809-1200305	An undivided one-half interest in and to all the minerals and mineral rights in and to the Northwest Quarter of Southeast Quarter, Section 9, Township 56 North, Range 23 West of the Fourth Principal Meridian. Itasca County, Minnesota ABSTRACT PROPERTY.	20
97	18-812-1200335	All the minerals and mineral rights in and to the Northwest Quarter of Northeast Quarter, Section 12, Township 56 North, Range 23 West of the Fourth Principal Meridian. Itasca County, Minnesota TORRENS PROPERTY: Part of Certificate of Title No. 26278.	40

S. No.	Parcel ID	Legal Description	Area (Acres)
98	18-814-1300005	An undivided one-half interest in and to all the minerals and mineral rights in and to a 33-footcartway in Northwest Quarter of Northeast Quarter, Section 14, Township 56 North, Range 23 West of the Fourth Principal Meridian. Itasca County, Minnesota ABSTRACT PROPERTY.	0.47
99	18-818-3100020	An undivided one-half interest in and to all the minerals and mineral rights in and to the Southwest Quarter of Northeast Quarter, Section 18, Township 56 North, Range 23 West of the Fourth Principal Meridian. Itasca County, Minnesota ABSTRACT PROPERTY.	8
100	18-818-3100025	An undivided one-half interest in and to all the minerals and mineral rights in and to the Southeast Quarter of Northwest Quarter, Section 18, Township 56 North, Range 23 West of the Fourth Principal Meridian. Itasca County, Minnesota ABSTRACT PROPERTY.	17.37

Exhibit “B”

Burdened Leases

[Attached]

Owner/Landlord Name	Full Title of Lease	Lease Amendments
Langdon Warren Limited Partnership LLP, et al.	Indenture of Lease dated July 18, 2007	First Amendment to Indenture of Lease dated October 19, 2016 Second Amendment to Indenture of Lease dated March 29, 2024
J.A.G.E. Enterprise LLC	Memorandum of Lease dated March 6, 2024	n/a

Annex 1

Sample Calculation

1.	Definitions

As used in this Conveyance:

i.	“Attributable Final Product Shipments” means, for each calendar quarter, the quantity (measured in metric tons) of Final Products produced from the Subject Minerals. The Attributable Final Product Shipments shall be calculated as the product of (i) the Final Product Shipments for such calendar quarter multiplied by (ii) the quotient of (x) the Subject Minerals mined during such calendar quarter (measured in metric tons) divided by (y) the Ore Mined during such calendar quarter.

ii.	“Base Pellet Royalty Amount” means, for each calendar quarter: (i) prior to the Step Down Date, the greater of (A) the simple average of the Reference Iron Pellet Price over such calendar quarter multiplied by 1% or (B) $1.50 per metric ton; and (ii) from and after the Step Down Date, the greater of (A) the simple average of the Reference Iron Pellet Price over such calendar quarter multiplied by 0.25% or (B) $0.375 per metric ton.

iii.	“Final Product Shipments” means, for each calendar quarter, the total shipments from the Project of the Final Products, regardless of the source of the Minerals used to make such Final Products.

iv.	“Mineral Royalty Amount” has the meaning set forth in Paragraph 2 of this Annex 1.

v.	“Ore Mined” means, for each calendar quarter, the sum of (i) the total Minerals, measured in metric tons, that are mined at the Landowners’ Nashwauk mine (the “Project”) during such calendar quarter whether mined on the Burdened Leases, Lands and Mineral Tracts or otherwise and (ii) any other Minerals which are delivered to the Project for processing at the Project during such calendar quarter, measured in metric tons.

vi.	“Overage Pellet Royalty Amount” means, for each calendar quarter: (i) prior to the Step Down Date, the greater of (A) the simple average of the Reference Iron Pellet Price over such calendar quarter multiplied by 0.25% or (B) $0.375 per metric ton; and (ii) from and after the Step Down Date, the greater of (A) the simple average of the Reference Iron Pellet Price over such calendar quarter multiplied by 0.0625% or (B) $0.09375 per metric ton.

vii.	“Reference Iron Pellet Price” shall mean the “Direct Reduction Pellet 67.5% Fe Free On Board Brazil (US dollars per dry metric ton) (IODBR00)” price index as published by S&P Platts, a 3rd party Price Reporting Agency, and/or its successors (“Platts”); provided that if Platts discontinues or suspends the price index named above for any reason, then the Reference Iron Ore Price shall be calculated using the following formula:

(a)            the Platts “65% Fe concentrate delivered Cost and Freight to Qingdao, China (US dollars per dry metric ton) (IOPRM00)” price index (the “65% Fe Iron Ore Price”) which number shall be multiplied by 68% (reflecting the expected pellet grade from the Assignor’s Project) divided by 65%; plus

(b)            the Platts “Direct Reduction 67.5% Fe Pellet Premium (US dollars per dry metric ton) (IODRP00)” price index (the “DR Grade Pellet Premium”); minus

(c)            the Platts “Tubarao, Brazil to Qingdao, China capesize (170,000 tons) shipping price index (US dollars per wet metric ton)” price index (the “C3 Index”);

provided further, except as specifically set forth above, to the extent that this Conveyance incorporates prices, rates or other information from a specific source or publication and that source or publication fails (whether due to market disruption events or otherwise) or ceases to publish such information, or ceases publication altogether without a successor publication, or changes the heading or format under which such information is published, or changes the source of information which it publishes under such heading or format, then such source shall be the same source as shall have been designated by the Landowners and the Assignor under the Existing Royalty Agreement as a mutually acceptable comparable and reasonable alternative source for the price per metric ton of Direct Reduction grade iron ore pellets (i.e., pellets with an iron grade of >67% Fe) exported from Brazil.

By way of example, if (i) the “Direct Reduction Pellet 67.5% Fe Free On Board Brazil (US dollars per dry metric ton) (IODBR00)” is no longer published by Platts, (ii) the 65% Fe Iron Ore Price is $100 per metric ton, (iii) the DR Grade Pellet Premium is $50 per metric ton, and (iv) the C3 Index is $20 per metric ton, then the Reference Iron Pellet Price would be $134.62 per metric ton (i.e., $100/t * (68% / 65%) + $50/t – $20/t).

Notwithstanding anything to the contrary herein, any pricing herein pursuant to a reference to a source or publication may vary from time to time.

2.	Calculation of Royalty Amounts.

i.	For each calendar quarter, the value payable in respect of the Royalty Minerals (the “Mineral Royalty Amount”) shall be calculated as the sum of: (A) the product of the Base Pellet Royalty Amount for such calendar quarter, multiplied by the Attributable Final Product Shipments for such calendar quarter that are attributable to the annual production up to 8.5 million metric ton per annum (the “Base Attributable Shipments”); plus (B) the product of the Overage Pellet Royalty Amount for such calendar quarter, multiplied by the Attributable Final Product Shipments for such calendar quarter that are attributable to the annual production in excess of 8.5 million metric ton per annum (the “Overage Attributable Shipments”).

ii.	By way of example, if (A) prior to the Step Down Date, (B) the Base Pellet Royalty Amount for a calendar quarter is $1.50 per metric ton, (C) the Overage Pellet Royalty Amount for such calendar quarter is $0.375 per metric ton, (D) the Base Attributable Shipments for such calendar quarter equal 2,125,000 metric tons, and (E) the Overage Attributable Shipments for such calendar quarter equal 500,000 metric tons, then the value payable pursuant to Article III of this Conveyance would be $3,375,000, calculated as ($1.50/metric ton × 2,125,000 metric tons) + ($0.375/metric ton × 500,000 metric tons).

Annex 2

Allocation of Royalty Payments Between the Assignor and the Assignee

Period	Annual Quantities	Royalty to Assignee or successors	Royalty retained by Assignor
Pre-Step-Down Date	All volumes in a year up to volumes reaching ≤ 8.5 MTPA	1.0% of 8/8ths subject to minimum $1.50 / mt	3.0% of 8/8ths subject to minimum $4.50 / mt
Pre-Step-Down Date	Only on Overage Amount Produced above 8.5 MTPA for such years where >8.5 MTPA production is achieved	0.25% of 8/8ths subject to minimum $0.375 / mt	3.75% of 8/8ths subject to minimum $5.625 / mt
Post-Step-Down Date	All volumes in a year up to volumes reaching ≤ 8.5 MTPA	0.25% of 8/8ths subject to minimum $0.375 / mt	3.75% of 8/8ths subject to minimum $5.625 / mt
Post-Step-Down Date	Only on Overage Amount Produced above 8.5 MTPA for such years where >8.5 MTPA production is achieved	0.0625% of 8/8ths subject to minimum $0.09375 / mt	3.9375% of 8/8ths subject to minimum $5.90625 / mt

Schedule B

[INTENTIONALLY OMITTED]

B-1

Schedule C

[INTENTIONALLY OMITTED]

C-1

SCHEDULE D

[INTENTIONALLY OMITTED]

D-1

SCHEDULE E

[INTENTIONALLY OMITTED]

E-1

Exhibit 99.2

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on _________, 2026, by and between The Metals Royalty Company Inc., a company incorporated under the laws of British Columbia (“TMCR”), and the undersigned subscriber (the “Investor”).

WHEREAS, this Subscription Agreement is being entered into in connection with TMCR’s acquisition of an interest in a royalty held by Ironclad Royalties LLC with respect to minerals mined at the DR Grade Iron Ore Pelletization plant and mine located in Nashwauk Minnesota (the “Transaction”) to be entered into concurrently with this Subscription Agreement among TMCR, Ironclad Royalties, LLC, Mesabi Investments (USA) LLC and the other parties thereto (the “Transaction Agreement”);

WHEREAS, in connection with the Transaction, TMCR is seeking commitments from interested investors to purchase, upon closing of the Transaction, TMCR’s common shares, without par value (the “Shares”), in a private placement for a purchase price of $13.00 per share (the “Per Share Subscription Price”);

WHEREAS, the aggregate purchase price to be paid by the Investors for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount”; and

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, TMCR is entering into separate subscription agreements in respect of subscription to the Shares (collectively, the “Other Subscription Agreements”) with certain investors (the “Other Investors”) with an aggregate purchase price of $ (inclusive of the Subscription Amount) (the “PIPE Investment”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investors and TMCR acknowledges and agrees as follows:

1.            Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from TMCR, and TMCR agrees to issue and sell to the Investor the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein.

2.            Closing.

(a)            The closing of the sale of the Shares contemplated hereby (the “Closing”) shall occur on a closing date (the “Closing Date”) specified in the Closing Notice (as defined below) remotely via exchange of documents and signatures by electronic transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), and be conditioned upon the substantially concurrent consummation of the Transaction (the closing date of the Transaction, the “Transaction Closing Date”). Upon delivery of written notice from (or on behalf of) TMCR to the Investor (the “Closing Notice”), that TMCR reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on an expected Transaction Closing Date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver the Subscription Amount at least three (3) business days prior to the expected Closing Date detailed in the Closing Notice by wire transfer of United States dollars in immediately available funds to the account(s) specified in the Closing Notice (the “Transfer Date”), to be held by Odyssey Trust Company (the “Escrow Agent”) in escrow until the Closing Date; provided however, that an Investor may extend such Transfer Date upon prior written agreement between such Investor and TMCR. On the Closing Date, TMCR shall issue the Shares to the Investor and subsequently cause the Shares to be registered in book entry form in the name of the Investor. Promptly, and in any event not later than one (1) business day after the Closing Date, TMCR shall deliver to the Investor a DRS statement or other evidence showing Investor as the owner of the Shares on and as of the Closing Date. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York, Vancouver, Canada and Toronto, Canada are authorized or required by law to close.

(b)            In the event the Closing Date does not occur within four (4) business days after the Closing Date that was specified in the Closing Notice, the Escrow Agent shall promptly arrange for the Subscription Amount to be returned to the Investor without any issuance of Shares; provided that, unless this Subscription Agreement has been terminated pursuant to Section 10 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing, including in respect of a subsequent Closing Notice.

3.            Closing Conditions.

(a)            The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions: (i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule, injunction or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the issuance and sale of the Shares under this Subscription Agreement; (ii) all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction pursuant to the Transaction Agreement), and the closing of the Transaction shall be scheduled to occur substantially concurrently with the Closing; and (iii) no material amendment, modification or waiver of the Transaction Agreement shall have occurred without having received the Investor’s prior written consent.

(b)            For the avoidance of doubt, the Closing is contingent upon, and shall occur concurrently with, the closing of the Transaction, and such condition shall not be waived by any party to this Subscription Agreement. Similarly, the obligations of each party under this Subscription Agreement are expressly conditioned upon the consummation of the Transaction, and in no event shall the PIPE Investment be released to TMCR, nor shall TMCR be required to issue Shares, in the absence of the Transaction closing.

(c)            The obligation of the Investor to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the additional following conditions: (i) all representations and warranties of TMCR contained in this Subscription Agreement shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Material Adverse Effect which representations and warranties shall be true and correct in all respects); (ii) TMCR shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing (iii) there shall have been no Material Adverse Effect with respect to TMCR since the date hereof; and (iv) from the date hereof to the Closing Date, trading in the Shares of TMCR shall not have been suspended by the Securities and Exchange Commission (“SEC”) on the Company’s principal trading market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited or minimum prices shall not have been established on securities whose trades are reported by such service, or on any trading market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Investor, makes it impracticable or inadvisable to purchase the Shares at the Closing.

2

(d)            Prior to or at the Closing, the Investor shall deliver to TMCR a duly completed and executed Internal Revenue Service Form W-9 (or, if the Investor that is a non-U.S. person, a duly completed and executed applicable IRS Form W-8).

4.            Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary to consummate the subscription as contemplated by this Subscription Agreement.

5.            TMCR Representations and Warranties. Except as set forth in the SEC Documents (as defined below) (but excluding any risk factor disclosure contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature, in each case, other than any specific factual information contained therein), TMCR represents and warrants to the Investor and the Placement Agents (as defined herein), as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be made as of such date), that:

(a)            All of the significant subsidiaries of TMCR (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the SEC) are set forth in the SEC Documents. TMCR owns, directly or indirectly, all of the capital stock or other equity interests of each significant subsidiary free and clear of any liens, and all of the issued and outstanding shares of capital stock of each significant subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)            TMCR has been duly incorporated and is validly existing and in good standing under the laws of British Columbia with corporate power to own, lease and operate its properties and conduct its business as now conducted and as described in the SEC Documents, except where such failure to be in good standing or to have such power and authority or to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect, and to enter into, deliver and perform its obligations under this Subscription Agreement.

(c)            The Shares are, and as of the Closing Date the Shares will be, duly authorized and, when issued and delivered to the Investor following full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights, encumbrances or similar rights created under TMCR’s articles of incorporation (as in effect at such time of issuance) or under the laws of British Columbia.

(d)            This Subscription Agreement has been duly authorized, executed and delivered by TMCR and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against TMCR in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(e)            The Transaction Agreement has been duly authorized, executed and delivered by TMCR and, assuming that the Transaction Agreement constitutes the valid and binding agreement of the other parties thereto, the Transaction Agreement is enforceable against TMCR in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(f)            The execution, delivery and performance of the Transaction Agreement and this Subscription Agreement, including the issuance and sale of the Shares hereunder, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of TMCR or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which TMCR or any of its subsidiaries is a party or by which TMCR or any of its subsidiaries is bound or to which any of the property or assets of TMCR is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of TMCR and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Shares or the legal authority of TMCR to comply in all material respects with its obligations under either the Transaction Agreement or this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of TMCR or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over TMCR or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of TMCR to comply in all material respects with its obligations under the Transaction Agreement or this Subscription Agreement.

3

(g)            Assuming the accuracy of the Investor’s representations and warranties set forth in Section 8 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”) or filing of a prospectus under applicable Canadian provincial and territorial securities Laws (the “Canadian Securities Laws”), is required for the offer and sale of the Shares to the Investor.

(h)            Neither TMCR nor any person acting on its behalf has offered or sold the Shares by any form of general solicitation or general advertising in violation of the Securities Act.

(i)             Neither TMCR nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Shares in a manner that would require registration of the Securities under the Securities Act.

(j)             TMCR is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares other than to the Placement Agents.

(k)            The Other Subscription Agreements reflect the same Per Share Subscription Price and other terms with respect to the purchase of the Shares that are no more favorable, in any material respect, to such subscriber thereunder than the terms of this Subscription Agreement, other than terms particular to the regulatory requirements of such subscriber or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Shares. Other than any applicable placement agent agreement with a Placement Agent that is, directly or indirectly, through one or more affiliates, participating in the PIPE Investment as an Other Investor, TMCR has not entered into any side letter or similar agreement with any Other Investor or any other investor in connection with such Other Investor’s or other investor’s direct or indirect investment in the Company other than the Other Subscription Agreements. The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement.

(l)             TMCR has not engaged in any “directed selling efforts” (within the meaning of Regulation S) with respect to the Shares, and TMCR and its affiliates have complied with the offering restrictions requirement of Regulation S. TMCR is a “foreign issuer” as defined in Regulation S.

(m)            As of the date of this Subscription Agreement, the issued share capital of TMCR consists of 55,061,113 common shares without par value, and each such share is duly authorized and validly issued, and is not subject to preemptive rights or encumbrances except as disclosed in the SEC Documents. Except as disclosed in the SEC Documents, as of the date of this Subscription Agreement, and immediately prior to Closing, except as set forth above and pursuant to the Transaction Agreement and pursuant to the Transaction, and the transactions contemplated thereby, there are no outstanding (i) shares, equity interests or voting securities of TMCR, (ii) securities of TMCR convertible into or exchangeable for shares or other equity interests or voting securities of TMCR, or (iii) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of TMCR to acquire from any individual, entity or other person, and no obligation of TMCR to issue, any shares or other equity interests or voting securities of TMCR (collectively, the “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. Except as disclosed in the SEC Documents, as of the date of this Subscription Agreement, there are no shareholder agreements, voting trusts or other agreements or understandings to which TMCR is a party or by which it is bound relating to the voting of any securities of TMCR, other than as contemplated by the Transaction Agreement and the transactions contemplated thereby. Other than as disclosed in the SEC Documents, there are no securities or instruments issued by or to which TMCR is party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares hereunder, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

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(n)            TMCR is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date hereof, TMCR has not received any written communication from a governmental authority that alleges that TMCR is not in compliance with or is in default or violation of any applicable law.

(o)            TMCR and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the TMCR and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by TMCR and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p)            There is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of TMCR, threatened against TMCR or its subsidiaries, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against TMCR or its subsidiaries.

(q)            TMCR is not required to obtain any material consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i) filings with the Securities and Exchange Commission (the “SEC”), (ii) filings required by applicable state or federal securities laws or applicable Canadian Securities Laws, (iii) the filings required in accordance with Section 14 of this Subscription Agreement; (iv) those required by the Nasdaq Stock Market LLC (“Nasdaq”), (v) those required to consummate the Transaction as provided under the Transaction Agreement and (vi) those the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(r)            As of the date hereof, the issued and outstanding common shares of TMCR are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the Nasdaq under the symbol “TMCR”. There is no suit, action, proceeding or investigation pending or, to the knowledge of TMCR, threatened against TMCR by Nasdaq or the SEC with respect to any intention by such entity to prohibit or terminate the listing of TMCR’s common shares or to deregister TMCR’s common shares under the Exchange Act. TMCR has taken no action that is designed to terminate the registration of its common shares under the Exchange Act.

(s)            A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by TMCR on or prior to the Closing Date (the “SEC Documents”) is available to the undersigned via the SEC’s EDGAR system. As of their respective dates, all reports required to be filed by TMCR with the SEC complied in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, and the rules and regulations of the SEC promulgated thereunder. None of the SEC Documents contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; The financial statements of TMCR included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of TMCR as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. TMCR has timely filed each report, statement, schedule, prospectus, and registration statement that TMCR was required to file with the SEC since its inception. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Documents.

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(t)             Neither TMCR nor any of its subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of TMCR or its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which TMCR or any of its subsidiaries is now a party or by which TMCR’s or any of its subsidiary’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over TMCR, its subsidiaries or any of their respective properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(u)            Except as set forth in the Transaction Agreement and pursuant with the Transaction or as disclosed in the SEC Documents, TMCR is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of TMCR’s presently outstanding securities or any of its securities that may hereafter be issued, other than such rights and obligations that have expired or been satisfied or waived.

(v)            TMCR is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

(w)            Neither TMCR nor any of its subsidiaries, nor any director or officer of TMCR or any of its subsidiaries nor, to the knowledge of TMCR, any employee, agent, controlled affiliate or other person acting on behalf of TMCR or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada), Sections 119 to 121, 123 to 125 and 426 of the Criminal Code (Canada), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under any other applicable anti-bribery or anti-corruption law, including under the laws of Canada; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. TMCR and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, and the Corruption of Foreign Public Officials Act (Canada). TMCR will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any other manner that would cause or result in a violation of anti-bribery and anti-corruption laws by any person (including any person participating in the transaction, whether as placement agent, Investor, advisor, investor or otherwise).

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(x)            The operations of TMCR and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable provisions of the USA PATRIOT ACT of 2001, the Money Laundering Control Act of 1986, Anti-Money Laundering Act of 2020, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the regulations thereunder, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving TMCR or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the TMCR, threatened. TMCR will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any money laundering or terrorist financing activities or (ii) in any other manner that would cause or result in a violation of any applicable Money Laundering Laws by any person (including any person participating in the transaction, whether as placement agent, Investor, advisor, investor or otherwise). TMCR and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable Money Laundering Laws.

(y)            Neither TMCR nor any of its subsidiaries, directors or officers, nor, to the knowledge of TMCR, any employee, agent, controlled affiliate or other person acting on behalf of TMCR or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), the Government of Canada (including Global Affairs Canada and any other department or agency of the Government of Canada), or other relevant sanctions authority (collectively, “Sanctions”), including, without limitation, any sanctions imposed, administered or enforced pursuant to the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada) or the Criminal Code (Canada), nor is TMCR or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the Covered Region of Ukraine identified pursuant to Executive Order 14065 the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and TMCR will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as placement agent, Investor, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, TMCR and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. Neither TMCR nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of TMCR, any agent, affiliate, joint venture partner or other person acting on behalf of TMCR or any of its subsidiaries has engaged in activities sanctionable under the Iran Sanctions Act, the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Threat Reduction and Syria Human Rights Act of 2012, the National Defense Authorization Act for the Fiscal Year 2012, the National Defense Authorization Act for the Fiscal Year 2013, Executive Order Nos. 13628, 13622 and 13608, or any other U.S. economic sanctions relating to Iran (collectively, the “Iran Sanctions”); and TMCR has not engaged and will not engage in any activities or business that would subject it to sanction under the Iran Sanctions. TMCR and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable Sanctions, including the Iran Sanctions.

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(z)            TMCR acknowledges and agrees that (i) the Placement Agents are acting solely in the capacity of an arm’s length contractual counterparty to TMCR with respect to the PIPE Investment and the transactions contemplated hereby and (ii) the Placement Agents have not assumed an advisory or fiduciary responsibility in favor of TMCR with respect to the PIPE Investment and the transactions contemplated hereby (irrespective of whether the Placement Agents have advised or are currently advising TMCR on other matters) or any other obligation to TMCR except the obligations expressly set forth in this Subscription Agreement and (iii) TMCR has consulted its own legal and financial advisors to the extent it deemed appropriate. TMCR agrees that it will not claim that the Placement Agents have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to TMCR, in connection with such transaction or the process leading thereto.

6.            TMCR acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares acquired hereunder may be pledged by Investor in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and the Investor effecting a pledge of Shares shall not be required to provide TMCR with any notice thereof or otherwise make any delivery to TMCR pursuant to this Subscription Agreement. TMCR hereby agrees to execute and deliver such documentation as a pledgee of the Shares may reasonably request in connection with a pledge of the Shares to such pledgee by the Investor; provided such pledge shall be (i) (a) pursuant to an available exemption from the registration requirements of the Securities Act or (b) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge and (ii) if applicable, pursuant to an available exemption from the prospectus requirements of applicable Canadian Securities Laws, and the Investor effecting a pledge of Shares shall not be required to provide TMCR with any notice thereof; provided, however, that neither TMCR nor their counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual prohibition on pledging or lock-up, the form of such acknowledgment to be subject to review and comment by TMCR in all respects.

7.            Lock-Up and Standstill.

(a)            From the date hereof until a thirty (30) days from the start of the Registration Period (the “Standstill Period”) TMCR shall not offer, sell or issue any Shares or securities convertible into or exchangeable for Shares, except in conjunction with (i) the grant, exercise or vesting of awards pursuant to TMCR’s equity incentive plans, (ii) any obligations in respect of existing agreements, including the standby equity purchase agreement with YA II, PN Ltd. and (iii) the issuance of securities in connection with acquisitions from (a) vendor(s) that is (are) arms’ length to TMCR in the ordinary course of TMCR’s business.

(b)            TMCR shall not, during the Standstill Period, grant a waiver or otherwise release any shares of capital stock subject to the lock-up agreements executed in connection with TMCR’s direct listing of its common shares on Nasdaq as described in TMCR’s Registration Statement on Form F-1 (File No. 333-293837) filed with the SEC in connection with such direct listing, the form of which is attached as Exhibit 10.9 thereto.

8.            Investor Representations and Warranties. The Investor represents and warrants to TMCR and the Placement Agents, as of the date hereof and as of the Closing Date, that:

(a)            If the Investor is located in the United States or is a U.S. person (as defined in Rule 902 under Regulation S, a “U.S. person”), the Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Investor is not an entity formed for the specific purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c).

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(b)             If the Investor is located in a jurisdiction outside of the United States and is not a U.S. person (referred to herein as a “Foreign Investor”), (A) Foreign Investor is acquiring the Shares in an “offshore transaction” meeting the requirements of Rule 903 of Regulation S under the Securities Act, (B) the Investor understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(3), (C) the Investor is aware that the sale to them is being made in reliance on a private placement exemption from, or in a transaction not subject to, registration under the Securities Act, and the Investor and the person, if any, for whose account or benefit the Investor is acquiring the Shares offered hereby, was located outside the United States and was not a U.S. person at the time (x) the offer was made to it and (y) when the buy order for such Shares was originated, and continues to be located outside the United States and not to be a U.S. person and has not purchased such Shares for the account or benefit of any person located in the United States or who is a U.S. person, or entered into any arrangement for the transfer of such Shares or any economic interest therein to any person located in the United States or any U.S. person, and (D) the Investor is authorized to consummate the purchase of the Shares hereby in compliance with all applicable laws and regulations of the jurisdiction where such sales are to be made.

(c)            If the Investor is subject to Canadian Securities Laws, the Investor is subject to the jurisdiction of Ontario, British Columbia and/or Alberta in respect of this Subscription Agreement and the Investor (i) is an “accredited investor” (as defined in National Instrument 45-106 Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable) in each case, satisfying the applicable requirements set forth on Schedule B, (ii) is acquiring the Shares as principal for its own account and not as agent or for the benefit of any other person or is deemed under National Instrument 45-106 Prospectus Exemptions or the Securities Act (Ontario), as applicable, to be purchasing the Shares as principal, (iii) was not created, and is not being used, solely to purchase or hold securities as an “accredited investor”, (iv) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of Canadian Securities Laws, (v) has completed Schedule B following the signature page hereto and the information contained therein is accurate and complete. If the Investor is not subject to Canadian Securities Laws, the Investor is acquiring the Shares with investment intent and not with a view to resale or distribution in Canada.

(d)            The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the sale and delivery of the Shares is conditional upon such sale being exempt from the requirements under Canadian Securities Laws as to the filing and delivery of a prospectus and that the Shares have not been registered under the Securities Act or qualified under a prospectus under Canadian Securities Laws. The Investor acknowledges that TMCR is not required to register the Shares except as set forth in Section 9 of this Subscription Agreement. The Investor acknowledges that the Shares may be subject to statutory resale restrictions under applicable Canadian Securities Laws of the province or territory in which the Investor is resident (as applicable) and under other applicable Canadian Securities Laws, and the Investor covenants that it will not resell the Shares except in compliance with such laws. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to TMCR or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, in each case subject, and pursuant, to an applicable exemption from the prospectus requirements of applicable Canadian Securities Laws, (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act and an applicable exemption from the prospectus requirements of applicable Canadian Securities Laws, and, in each case, in accordance with any applicable securities laws of the states of the United States, the provinces and territories of Canada and other applicable jurisdictions, and that any certificates representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that there is no fixed or determinable hold period after which the Shares may be freely transferred, and the foregoing transfer restrictions shall apply indefinitely unless and until one of the conditions set forth in clauses (i) through (iii) above has been satisfied. The Investor acknowledges and agrees that, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act , and further acknowledges and agrees that the Shares will be subject to applicable resale restrictions under Canadian Securities Laws, including National Instrument 45-102 – Resale of Securities, and may not be traded in Canada except in accordance with the applicable hold periods, other conditions prescribed thereunder and applicable exemptions. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

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The Investor understands that any book-entry notation evidencing the Shares may bear one or more of the following legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE (NOTWITHSTANDING THE FOREGOING, THE SECURITIES REPRESENTED HEREBY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES). BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE SUBSCRIBER AGREES FOR THE BENEFIT OF THE METALS ROYALTY COMPANY INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT:

(A)         TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)          PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C)          PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR

(D)          PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY PERMITTED TRANSFER IN ACCORDANCE WITH THE ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE CLOSING DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

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(e)            The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary to make an investment decision with respect to the Shares, including, with respect to TMCR, the Transaction and the business of TMCR and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed, or has an adequate opportunity to review, TMCR’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(f)            The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and TMCR or a representative of TMCR (including the Placement Agents), and the Shares were offered to the Investor solely by direct contact between the Investor and TMCR or a representative of TMCR (including the Placement Agents). The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, any state securities laws or Canadian Securities Laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, TMCR, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of TMCR contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in TMCR.

(g)            The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in TMCR’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that TMCR has not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Subscription Agreement.

(h)            Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in TMCR. The Investor acknowledges specifically that a possibility of total loss exists.

(i)            Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of any of the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing concerning TMCR, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares. Without limitation of the foregoing, the Investor hereby further acknowledges and agrees that (i) the Placement Agents are acting solely as placement agents in connection with the transactions contemplated hereby and are not acting as underwriters, initial purchasers, dealers or in any other such capacity and are not and shall not be construed as a fiduciaries for the Investor, TMCR or any other person or entity in connection with the transactions contemplated hereby, (ii) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the transactions contemplated hereby, (iii) the Placement Agents will have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated hereby or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (B) the financial condition, business, or any other matter concerning TMCR and the transactions contemplated hereby, and (iv) no Placement Agent shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Investor), whether in contract, tort or otherwise, to the Investor or to any person claiming through the Investor, in respect of the PIPE Investment. Neither the Placement Agents nor any of their affiliates have made or make any representation as to the quality or value of the Shares and the Placement Agents and any their affiliates may have acquired non-public information with respect to TMCR which the Investor agrees need not be provided to it.

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(j)            The Investor acknowledges that no federal, provincial or state agency or governmental authority has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(k)            The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, and has the requisite power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(l)            The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding agreement of TMCR, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(m)            The operations of the Investor have been conducted in material compliance with the rules and regulations administered or conducted by OFAC applicable to such Investor. Such Investor has performed due diligence necessary to reasonably determine that its beneficial owners are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the target or the subject of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant governmental authorities with competent jurisdiction, including, but not limited to those administered by the U.S. government (through the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State), the United Nations Security Council, the European Union or any EU member state, or the United Kingdom (including His Majesty’s Treasury of the United Kingdom) (collectively, “Sanctions”), except as permitted thereby.

(n)            The funds representing the Subscription Amount that will be advanced by the Investor to TMCR hereunder will not represent proceeds of crime for the purposes of the Criminal Code (Canada) or the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (collectively, the “Anti-Money Laundering Laws”) and the Investor acknowledges that TMCR may in the future be required by law to disclose the Investor’s name and other information relating to this Agreement and the Investor’s subscription hereunder, on a confidential basis, pursuant to the Anti-Money Laundering Laws and the legislation, regulations or instruments enacting Canadian Economic Sanctions (as defined below). The Investor is not (i) a person or entity identified on a list established under any legislation or regulations enacting any economic or financial sanctions, laws, regulations, embargoes, or restrictive measures imposed, administered or enforced by Canada, including but not limited to, the United Nations Act (Canada), the Special Economic Measures Act (Canada), the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) (Canada), the Criminal Code (Canada), Part II.1 the Freezing Assets of Corrupt Foreign Officials Act (Canada) or any other economic sanctions laws administered by applicable Canadian regulatory authorities (collectively, “Canadian Economic Sanctions”) and (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons or entities identified under any Canadian Economic Sanctions. To the best of its knowledge, none of the subscription funds to be provided by the Investor: (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States, or any other jurisdiction; or (ii) are being tendered on behalf of a person or entity who has not been identified to the Investor, and the Investor will promptly notify TMCR if the Investor discovers that any of such representations cease to be true and provide TMCR with appropriate information in connection therewith; none of the funds the Investor is using to purchase the Shares are, to the knowledge of the Investor, proceeds obtained or delivered, directly or indirectly, as a result of illegal activities.

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(o)            If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) it has not relied on TMCR or any of their respective affiliates for investment advice or as the Plan’s fiduciary, with respect to its decision to acquire and hold the Shares, and it is not relying, and shall not rely on, any party to the Transaction to be the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Shares; and (B) its purchase of the Shares will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(p)            [Reserved]

(q)            The Investor acknowledges that it has been advised by the Placement Agents (as defined below) that no disclosure or offering document has been prepared by Stifel, Nicolaus & Company, Incorporated, A.G.P./Alliance Global Partners, William Blair & Company, L.L.C. or B. Riley Securities, Inc. (the “Placement Agents”) or any of their affiliates in connection with the offer and sale of the Shares.

(r)            The Investor acknowledges that it has been advised by the Placement Agents that none of the Placement Agents, nor any of their affiliates, nor any control persons, officers, directors, employees, agents or representatives of any of the foregoing has made any independent investigation with respect to TMCR or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by TMCR.

(s)            In connection with the issue and purchase of the Shares, none of the Placement Agents, nor any of their affiliates, has acted as the Investor’s financial advisor or fiduciary.

(t)            When required to deliver payment pursuant to Section 2 above, the Investor will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

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9.            Registration Rights.

(a)            TMCR agrees that, within five (5) business days following the Closing Date (such deadline, the “Filing Deadline”), TMCR will submit to or file with the SEC a registration statement for a shelf registration on Form F-1 or Form F-3 (if TMCR is then eligible to use a Form F-3 shelf registration) (the “Registration Statement”), in each case, covering the resale of the Shares acquired by the Investor pursuant to this Subscription Agreement (the “Registrable Shares”) and TMCR shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 40th calendar day (or 70th calendar day if the SEC notifies TMCR that it will “review” the Registration Statement) following the Closing and (ii) the 5th business day after the date TMCR is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that if such Effectiveness Deadline falls on a Saturday, Sunday, or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next business day on which the SEC is open for business; and provided further, that TMCR’s obligations to include the Registrable Shares in the Registration Statement are contingent upon Investor furnishing in writing to TMCR such information regarding Investor or its permitted assigns, the securities of TMCR held by Investor and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by TMCR to effect the registration of the Registrable Shares, and Investor shall execute such documents in connection with such registration as TMCR may reasonably request that are customary of a selling stockholder in similar situations, including providing that TMCR shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, as permitted hereunder; provided that Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares. In no event shall Investor be identified as a statutory underwriter in the Registration Statement unless specifically requested by the SEC in which case the Investor will have an opportunity to withdraw from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents TMCR from including any or all of the Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Shares or otherwise, such Registration Statement shall register the resale of a number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders, and TMCR will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements to register the resale of those Registrable Shares that were not registered on the initial Registration Statement, as so amended. For as long as the Investor holds Shares, TMCR will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Shares pursuant to Rule 144 of the Securities Act (in each case, when Rule 144 of the Securities Act becomes available to the Investor). Any failure by TMCR to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve TMCR of its obligations to file or effect the Registration Statement as set forth above in this Section 9.

(b)            TMCR covenants and agrees that, for so long as the Investor (or any permitted assignee) holds any Registrable Shares, TMCR shall (i) maintain the effectiveness of the Registration Statement (or any successor registration statement) covering the resale of the Registrable Shares, (ii) not voluntarily take any action, or fail to take any action required to be taken by it, that would result in the Registration Statement ceasing to be effective or the Investor being unable to utilise the Registration Statement for the resale of the Registrable Shares (other than during a Suspension Event in accordance with Section 9(e)), (iii) if the Registration Statement ceases to be effective for any reason (other than during a Suspension Event), promptly use its best efforts to cause the Registration Statement to again become effective (including by filing a new registration statement, successor registration statement or post-effective amendment as necessary) and to notify the Investor of the status thereof, and (iv) make all filings with the SEC and take all other actions as may be necessary or appropriate to maintain the effectiveness of the Registration Statement and ensure the availability thereof for the resale of the Registrable Shares.

(c)            The Investor acknowledges and agrees that the Investor’s name and such other information regarding the Investor as is required by applicable law, SEC rules and regulations or SEC staff guidance shall be included as a selling securityholder in the Registration Statement and any prospectus or prospectus supplement forming part thereof. The Investor consents to the disclosure of such information in the Registration Statement and any related filings with the SEC or other governmental authority.

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(d)            In the case of the registration effected by TMCR pursuant to this Subscription Agreement, TMCR shall, upon reasonable request, inform the Investor as to the status of such registration. At its expense TMCR shall:

(i)            except for such times as TMCR is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which TMCR determines to obtain, continuously effective with respect to Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) Investor ceases to hold any Registrable Shares and (B) the date all Registrable Shares held by Investor may be sold without restriction under Canadian Securities Laws and Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for TMCR to be in compliance with the current public information required under Rule 144(c)(1). The Investor agrees to disclose its ownership to TMCR upon request to assist it in making the determination described above. The period of time during which TMCR is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii)            during the Registration Period, advise Investor, as expeditiously as possible (and within no later than three (3) business days):

(1)            when a Registration Statement or any amendment thereto has been filed with the SEC;

(2)            after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3)            of the receipt by TMCR of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)            subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, TMCR shall not, when so advising Investor of such events, provide Investor with any material, non-public information regarding TMCR other than to the extent that providing notice to Investor of the occurrence of the events listed in (1) through (4) above may constitute material, non-public information regarding TMCR;

(iii)           during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)           during the Registration Period, upon the occurrence of any event contemplated in Section 9(b)(ii)(4) above, except for such times as TMCR is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, TMCR shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(v)            during the Registration Period, use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which the common shares issued hereby have been listed;

(vi)           during the Registration Period, use its commercially reasonable efforts to allow the Investor to review disclosure regarding the Investor in the Registration Statement; and

(vii)          during the Registration Period, otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, consistent with the terms of this Subscription Agreement, in connection with the registration of the Registrable Shares.

(e)            Notwithstanding anything to the contrary in this Subscription Agreement, TMCR shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement if it determines that in order for the Registration Statement not to contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, or (ii) the negotiation or consummation of a transaction by TMCR or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event TMCR’s board of directors reasonably believes, upon the advice of outside legal counsel, would require additional disclosure by TMCR in the Registration Statement of material information that TMCR has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of TMCR’s board of directors, upon the advice of outside legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, (each such circumstance, a “Suspension Event”); provided, however, that TMCR may not delay or suspend the Registration Statement on more than two occasions or for more than thirty (30) consecutive calendar days, or more than sixety (60) total calendar days in each case during any twelve-month period. Upon receipt of any written notice from TMCR of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, Investor agrees that (i) it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Investor receives copies of a supplemental or amended prospectus (which TMCR agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by TMCR that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by TMCR unless otherwise required by law or subpoena. If so directed by TMCR, Investor will deliver to TMCR or, in Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent Investor is required to retain a copy of such prospectus (1) to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up. The Investor may deliver written notice (an “Opt-Out Notice”) to TMCR requesting that Investor not receive notices from TMCR otherwise required by this Section 9(c); provided, however, that Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Investor (unless subsequently revoked), (i) TMCR shall not deliver any such notices to Investor and Investor shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Investor’s intended use of an effective Registration Statement, Investor will notify TMCR in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 9(c)) and the related suspension period remains in effect, TMCR will so notify Investor, within one (1) business day of Investor’s notification to TMCR, by delivering to Investor a copy of such previous notice of Suspension Event, and thereafter will provide Investor with the related notice of the conclusion of such Suspension Event promptly following its availability.

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(f)             Indemnification.

(i)             TMCR agrees to indemnify, to the extent permitted by law, the Investor (to the extent a seller under the Registration Statement), its directors, officers, partners, managers, members, stockholders, advisers and each person who controls Investor (within the meaning of the Securities Act), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including reasonable and documented attorneys’ fees of one law firm (and one firm of local counsel)) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to TMCR by or on behalf of such Investor expressly for use therein.

(ii)            In connection with any Registration Statement in which an Investor is participating, such Investor shall furnish (or cause to be furnished) to TMCR in writing such information and affidavits as TMCR reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify TMCR, its directors and officers and each person or entity who controls TMCR (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of such Investor expressly for use therein; provided, however, that the liability of such Investor shall be several and not joint with any Other Investor or other selling shareholder named in the Registration Statement and shall be in proportion to and limited to the net proceeds received by such Investor from the sale of Registrable Shares giving rise to such indemnification obligation.

(iii)            Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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(iv)           The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(v)            If the indemnification provided under this Section 9(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Investor shall be limited to the net proceeds received by such Investor from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 9(d)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 9 (d)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

(g)            Subject to receipt from the Investor by TMCR and its transfer agent (the “Transfer Agent”) of customary representations (including those set out in Schedule C) and other documentation reasonably acceptable to TMCR and the Transfer Agent in connection therewith, and, if required by the Transfer Agent, an opinion of TMCR’s counsel, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act and applicable Canadian Securities Laws, the Investor may request that TMCR remove any legend from the book entry position evidencing the Shares within two (2) business days of such request and receipt of such representations and other documentation reasonably acceptable to TMCR and the Transfer Agent, following the earliest of such time as the Shares (A) are subject to and are sold or transferred pursuant to an effective registration statement to purchasers outside of Canada or (B) have been or are about to be sold pursuant to Rule 144, provided that in the case of clauses (A) and (B) the resale of such Shares is not subject to the restrictions of Section 2.5 of NI 45-102 or any other applicable Canadian Securities Laws. If restrictive legends are no longer required for the Shares pursuant to the foregoing, TMCR shall, in accordance with the provisions of this section and reasonably promptly following any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for the Shares. TMCR shall be responsible for the fees of the Transfer Agent associated with such issuance.

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10.          Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied at, or are not capable of being satisfied on or prior to, the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing and (d) June 1, 2026, if the closing of the Transaction has not occurred on or before such date; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. TMCR shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the termination of this Subscription Agreement in accordance with this Section 10, any monies paid by the Investor to TMCR in connection herewith shall be promptly (and in any event within one business day after such termination) returned to the Investor.

11.          [Reserved].

12.          Miscellaneous.

(a)            Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned provided that the Investor may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates or to another investment fund or account managed or advised by the investment manager who acts on behalf of the Investor or an affiliate thereof; provided that no such assignment shall relieve the Investor of its obligations hereunder.

(b)            TMCR may request from the Investor such additional information as TMCR may deem necessary to evaluate the eligibility of the Investor to acquire the Shares and in connection with the inclusion of the Shares in the Registration Statement, and the Investor shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that TMCR agrees to keep any such information confidential, other than as (i) necessary to include in any Registration Statement, or (ii) may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request. The Investor acknowledges that TMCR may file a form of this Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of TMCR.

(c)            The Investor acknowledges that TMCR will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in Section 8 of this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify TMCR if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein (i) are no longer accurate and (ii) are not expected to be accurate as of immediately prior to the Closing. The Investor and TMCR each acknowledges and agrees that the Placement Agents will rely on the representations and warranties of (i) the Investor contained in Section 8 of this Subscription Agreement and (ii) TMCR contained in Section 5 of this Subscription Agreement, and that the Placement Agents are intended third-party beneficiaries of the representations and warranties of the Investor and of TMCR, respectively.

(d)            TMCR, the Placement Agents and the Investor are each irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)            All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the Closing until the applicable statute of limitations, or in accordance with their respective terms.

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(f)             This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 10 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g)            This Subscription Agreement (including the schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 9(d), Section 12(c), Section 12(d) and Section 13 with respect to the persons referenced therein, and except with respect to the Placement Agents who shall be express third-party beneficiaries of this Subscription Agreement entitled to enforce the provisions hereof that are for their benefit (including, without limitation, the representations, warranties, covenants and exculpation provisions made in favour of or for the benefit of the Placement Agents), this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h)            Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)              If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)             This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k)            The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l)             THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 15 OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

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(m)            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 12(m).

13.          Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of TMCR expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in TMCR. The Investor acknowledges and agrees that none of (i) any Other Investor pursuant to this Subscription Agreement or any Other Subscription Agreement related to the private placement of the Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, (iii) any other party to the Transaction Agreement (other than TMCR), or (iv) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of TMCR or any other party to the Transaction Agreement shall be liable to the Investor, or to any Other Investor, pursuant to this Subscription Agreement or any Other Subscription Agreement related to the private placement of the Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

14.          Press Releases. TMCR shall, on or prior to 9:00 a.m., New York City time, on the first business day following the date hereof, issue one or more press releases or furnish or file with the SEC a Current Report on Form 6-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the PIPE Investment, all material terms of the Transaction and any other material, non-public information that TMCR has provided to the Investor at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, to the knowledge of TMCR, the Investor shall not be in possession of any material, non-public information received from TMCR or any of their respective officers, directors, employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, relating to the transactions contemplated by this Subscription Agreement. All press releases or other public communications relating to the transactions contemplated hereby among TMCR and the Investor, and the method of the release for publication thereof, shall be subject to the prior written approval of (i) TMCR, and (ii) to the extent such press release or public communication references the Investor or its affiliates or investment advisers by name, the Investor. The restriction in this Section 14 shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing. Other than as specifically set forth in this Agreement, TMCR shall not, and TMCR shall cause each of its subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding TMCR from and after the disclosure of the Disclosure Document without first obtaining the express prior written consent of such Investor (which may be granted or withheld in such Investor’s sole discretion).

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15.          Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to TMCR to:

The Metals Royalty Company Inc.

1900 Dome Tower

333, 7th Ave SW

Calgary, AB, T2P 2Z1
Attention: Donald Sewell, President and Chief Financial Officer

with copies to (which shall not constitute notice), to:

Goodwin Procter LLP

The New York Times Building
620 Eighth Avenue
Attention: Benjamin K. Marsh

    Paul Heller

Email:        BenjaminMarsh@goodwinlaw.com

   pheller@goodwinlaw.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

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16.          For the avoidance of doubt, all obligations of the Investor hereunder are separate and several from the obligations of any Other Investor. The decision of Investor to purchase the Shares pursuant to this Subscription Agreement has been made by Investor independently of any Other Investor or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of TMCR, or any of its subsidiaries which may have been made or given by any Other Investor or investor or by any agent or employee of any Other Investor or investor, and neither Investor nor any of its agents or employees shall have any liability to any Other Investor or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Investor or Other Investors pursuant hereto or thereto, shall be deemed to constitute Investor and Other Investor or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and Other Investors or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Investor acknowledges that no Other Investor has acted as agent for Investor in connection with making its investment hereunder and no Other Investor will be acting as agent of Investor in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. The Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Investor or investor to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Province/Country of Formation or Domicile:

By:
Name:
Title:

Date: ________, 2026

Investor’s EIN (if applicable):

Business Address-Street:

City, Province/State, Postal/Zip Code:

Attn:

Telephone No.:
Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $13.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by TMCR in the Closing Notice. Registration and Delivery Instructions

The Investor requests that the Shares be registered and that the DRS statement or other evidence of ownership be delivered in accordance with the following instructions:

Name in which Shares are to be registered:

Account reference or DTC participant information (if applicable):

Address for registration:

Delivery of DRS Statement — Please select one of the following:

☐ By email to the following email address:

☐ By hard copy mail to the Business Address above or, if different, the following address:

Mailing Address-Street (if different):

City, Province/State, Postal /Zip Code:

Attn:_____________________________________

[Signature Page to Subscription Agreement]

The Investor acknowledges that if no registration or delivery instructions are provided above, the DRS statement will be registered in the name of the Investor, and delivered by email to the email address, set forth on the Investor’s signature page of this Subscription Agreement.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, The Metals Royalty Company Inc. has accepted this Subscription Agreement as of the date set forth below.

THE METALS ROYALTY COMPANY INC.

By:
Name:
Title:

Date:                         , 2026

[Signature Page to Subscription Agreement]

SCHEDULE A

U.S INVESTORS
ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

**OR*

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (9) or (12) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

☐	An entity, of a type not listed in paragraph 501(a)(1), (2), (3) or (7) not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

[Signature Page to Subscription Agreement]

☐	A “family office”, as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

Name of Investor:

By:
Name:
Title:

This page should be completed by the Investor and constitutes a part of the Subscription Agreement.

SCHEDULE B

CANADIAN INVESTORS

CERTIFICATE OF ACCREDITED INVESTOR

Accredited Investor – (as defined in National Instrument 45-106, and in Ontario, as defined in Section 73.3 of the Securities Act (Ontario) as supplemented by the definition in National Instrument 45-106) includes:

_______	(a) except in Ontario, a Canadian financial institution, or a Schedule III bank,

_______	(a.1) in Ontario, a financial institution described in paragraph 1, 2 or 3 of subsection 73.1 (1) of the Securities Act (Ontario),
_______	(b) except in Ontario, the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

_______	(b.1) in Ontario, the Business Development Bank of Canada,
_______	(c) except in Ontario, a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

_______	(c.1) in Ontario, a subsidiary of any person or company referred to in clause (a.1) or (b.1), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,
_______	(d) except in Ontario, a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer,

_______	(d.1) in Ontario, a person or company registered under the securities legislation of a province or territory of Canada as an adviser or dealer, except as otherwise prescribed by the regulations,

Jurisdiction(s) registered: ________________ Categories of registration:________________
_______	(e) an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),

_______	(e.1) an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

Name of person with whom Purchaser is or was registered: _____________________________ Jurisdiction(s) registered: ________________ Categories of registration:________________

_______	(f) except in Ontario, the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada,

_______	(f.1) in Ontario, the Government of Canada, the government of a province or territory of Canada, or any Crown corporation, agency or wholly owned entity of the Government of Canada or of the government of a province or territory of Canada,
_______	(g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec,
_______	(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,
_______	(i) except in Ontario, a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada,

_______	(i.1) in Ontario, a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a province or territory of Canada,

Jurisdiction(s) registered: ________________ Registration number(s):________________
_______

(j)         an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000,

[Note: Financial assets include cash and securities, but do not include a personal residence – see the definition of “financial assets” below. Financial assets are generally liquid or relatively easy to liquidate. You must subtract any liabilities related to your financial assets to calculate your net financial assets—see the definition of “related liabilities” below. In the case where financial assets are held in a trust or in another type of investment vehicle for the benefit of an individual there may be questions as to whether the individual beneficially owns the financial assets. The following factors are indicative of beneficial ownership of financial assets: (i) physical or constructive possession of evidence of ownership of the financial asset; (ii) entitlement to receipt of any income generated by the financial asset; (iii) risk of loss of the value of the financial asset; and (iv) the ability to dispose of the financial asset or otherwise deal with it as you see fit. For example, securities held in a self-directed RRSP, for your sole benefit, are beneficially owned by you. In general, financial assets in a spousal RRSP would also be included for the purposes of the financial assets test in this paragraph (j); however, financial assets held in a group RRSP under which you do not have the ability to acquire the financial assets and deal with them directly are not considered to be beneficially owned by you. If you meet the higher financial asset threshold set out in paragraph (j.1) as an individual exclusive of your spouse, then initial paragraph (j.1) instead of this paragraph (j). If this is your applicable category, you must also complete Form 45-106F9 attached as Appendix I to this Schedule B

Aggregate realizable value of financial assets before taxes	$ - ________________________

Related liabilities	$ - ________________________

_______

(j.1)      an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000,

[Note: See the definition of “financial assets” below and the guidance in paragraph (j) above. The financial assets of your spouse (including financial assets in a spousal RRSP) cannot be included in the calculation of net financial assets under this paragraph (j.1).]

Aggregate realizable value of financial assets before taxes	$ - ________________________

Related liabilities	$ - ________________________

_______

(k)       an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300 000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year, If this is your applicable category, you must also complete Form 45-106F9 attached as Appendix I to this Schedule B

Net income before taxes	Last year	Range - > $100,000 ☐ State Amount: $__________ Range - $100,000-200,000 ☐ Range - $201,000-300,000 ☐ Range - $301,000-400,000 ☐ Range – $401,000-500,000 ☐ Range - Greater than $501,000 + ☐

	Year prior to last year	Range - > $100,000 ☐ State Amount: $__________ Range - $100,000-200,000 ☐ Range – $201,000-300,000 ☐
Range - $301,000-400,000 ☐ Range - $401,000-500,000 ☐ Range - Greater than $501,000 + ☐

If applicable, net income before taxes of your spouse	Last year	Range - > $100,000 ☐ State Amount: $__________ Range - $100,000-300,000 ☐ Range - $301,000-400,000 ☐ Range - $401,000-500,000 ☐ Range - Greater than $501,000 + ☐
	Year prior to last year	Range - > $100,000 ☐ State Amount: $__________ Range - $100,000-300,000 ☐ Range - $301,000-400,000 ☐
Range - $401,000-500,000 ☐ Range - Greater than $501,000 + ☐

_______

(l)       an individual who, either alone or with a spouse, has net assets of at least $5,000,000,

[Note: To calculate net assets, take the value of your total assets (which may include a personal residence) and subtract your total liabilities (which may include a mortgage). The value attributed to assets should reasonably reflect their estimated fair value. Income tax should be considered a liability if the obligation to pay it is outstanding at the time of the distribution of these securities. If this is your applicable category, you must also complete Form 45-106F9 attached as Appendix I to this Schedule B

Total Assets $ - ______________________

Minus - Total Liabilities (including outstanding taxes) $ - _______________________

Equals = Net Assets $ - ________________________

[Note: If individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under either sections (t) or (w) below, which must be initialed and the applicable information indicated completed.]
_______	(m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements,

Type of entity: ______________ Jurisdiction and date of formation: ___________________
_______

(n)       an investment fund that distributes or has distributed its securities only to:

(i)       a person that is or was an accredited investor at the time of the distribution,

(ii)      a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], or 2.19 [Additional investment in investment funds], or

(iii)     a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment],

_______	(o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,
_______	(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

Jurisdiction(s) registered: ________________ Registration number(s):________________
_______	(q) a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,

Jurisdiction(s) registered or authorized: ________________________________________ Categories of registration: ___________________________________________________
_______	(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

Registration number(s) assigned to subscriber: ________________________________________

Name of eligibility advisor or registered advisor: __________________________________

Jurisdiction(s) registered: ________________ Categories of registration:_______________

_______	(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) [and in Ontario, paragraphs (a.1) to (d.1) or paragraph (i.1)] in form and function,

Jurisdiction organized: ___________________Type of entity: _______________________
_______	(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors [If this is your applicable category, each owner of an interest must individually complete and submit to the Company its own copy of this Certificate of Accredited Investor],

Name(s) of owners of interest: __________________________________________________

Type of entity (if applicable): ____________________________________________

Categories of accredited investor: _______________________________________________

_______	(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,

Name of advisor: _____________________ Jurisdiction(s) registered: ________________ Categories of registration:______________ Basis of exemption: _____________________
_______	(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor,

_______	(v.1) in Ontario, a person or company that is recognized or designated by the Commission as an accredited investor,

Jurisdiction(s) recognized or designated: ________________________________________
_______	(w) a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

Name(s) of settlor: ___________________________________________________________

Name(s) of trustees: ___________________________________________________________

Categories of accredited investor: _______________________________________________

Categories of beneficiaries: ___________________________________________________

DATED:

Print name of Investor

Signature

Print name of Signatory (if different from Investor)

Title

For the purposes hereof:

(a)	“control person” has the meaning ascribed to that term in securities legislation except in Manitoba, Ontario, Quebec, Nova Scotia, Newfoundland and Labrador, Prince Edward Island, the Northwest Territories and Nunavut where “control person” means any person that holds or is one of a combination of persons that hold:

	(i)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer; or
	(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer;

(b)	“director” means:

	(i)	a member of the board of directors of a company or an individual who performs similar functions for a company; and
	(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(c)	“eligibility adviser” means:

	(i)	a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a Purchaser and authorized to give advice with respect to the type of security being distributed; and
	(ii)	in Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a chartered professional accountant who is a member in good standing of an organization of chartered professional accountants in a jurisdiction of Canada provided that the lawyer or chartered professional accountant does not:
		(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons; and
		(B)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(d)	“executive officer” means, for an issuer, an individual who is:

	(i)	a chair, vice-chair or president;
	(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production; or
	(iii)	performing a policy-making function in respect of the issuer;

(e)	“financial assets” means (i) cash, (ii) securities or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation. These financial assets are generally liquid or relatively easy to liquidate. The value of a purchaser’s personal residence would not be included in a calculation of financial assets;

(f)	“financial statements” for the purposes of paragraph (m) of the “accredited investor” definition must be prepared in accordance with generally accepted accounting principles;

(g)	“founder” means, in respect of an issuer, a person who:

	(i)	acting alone, in conjunction or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer; and
	(ii)	at the time of the distribution or trade is actively involved in the business of the issuer;

(h)	“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(i)	“investment fund” has the meaning ascribed thereto in National Instrument 81-106 - Investment Fund Continuous Disclosure;

(j)	“net assets” means all of the purchaser’s total assets minus all of the purchaser's total liabilities. Accordingly, for the purposes of the net asset test, the calculation of total assets would include the value of a purchaser’s personal residence and the calculation of total liabilities would include the amount of any liability (such as a mortgage) in respect of the purchaser’s personal residence. To calculate a purchaser’s net assets under the “accredited investor” definition, subtract the purchaser’s total liabilities from the purchaser’s total assets (including real estate). The value attributed to assets should reasonably reflect their estimated fair value. Income tax should be considered a liability if the obligation to pay it is outstanding at the time of the distribution of the security;

(k)	“person” includes:

	(i)	an individual;
	(ii)	a corporation;
	(iii)	a partnership, trust, fund and association, syndicate, organization or other organized group of persons, whether incorporated or not; and
	(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(l)	“related liabilities” means:

	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or
	(ii)	liabilities that are secured by financial assets;

(m)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(n)	“spouse” means an individual who:

	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual;
	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or
	(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii) immediately above or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(o)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

All monetary references are in Canadian Dollars

Appendix I to Schedule B

FORM 45-106F9 - FORM FOR INDIVIDUAL ACCREDITED INVESTORS

WARNING! This investment is risky. Don't invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Common Shares	Issuer:

Purchased from:
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your initials
Risk of loss – You could lose your entire investment of $________.
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your initials
• Your net income before taxes was more than $200,000 in each for the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
• Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.

• Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
• Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)
4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:
SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information
[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]
First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

[Company]

[Address]

[Contact Name]

[Phone]

[Email]

[Website]

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www. securities-administrators.ca

SCHEDULE C

LEGEND REMOVAL DECLARATION

The undersigned registered holder of common shares of The Metals Royalty Company Inc. (the “Company”) to which this declaration relates (the “Subject Shares”) hereby certifies, in connection with the sale and transfer of such common shares, that one of the following categories A, B or C applies to the undersigned:

A.	Alberta/Ontario: The undersigned is a resident of the Province of Alberta or Ontario, and:

1.	the sale will be executed on or through the facilities of the Nasdaq and neither the undersigned nor any person acting on its behalf has reason to believe that the transaction has been prearranged with a buyer in Canada;

2.	the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed pursuant to CSA National Instrument 45-102 – Resale of Securities;

3.	the sale is not a transaction or part of a series of transactions that is part of a plan or scheme to evade the prospectus requirement of Canadian securities legislation;

4.	the Subject Shares are subject to a registration statement filed by the Company with the U.S. Securities and Exchange Commission in accordance with the U.S. Securities Act of 1933, as amended, registering the Subject Shares in connection with such sale and such registration statement will be effective at the date of the sale; and

5.	the undersigned has consulted its independent counsel regarding whether the undersigned is in a position to provide the declarations contained herein and acknowledges that it is (i) not relying on the Company or the Company’s counsel for advice regarding the completion of this declaration, and (ii) solely responsible for compliance with all applicable laws in connection with the sale of the Subject Shares.

-OR-

B.	Non-Canadian: The undersigned is not a resident of Canada, and:

1.	the sale will be executed on or through the facilities of the Nasdaq and neither the undersigned nor any person acting on its behalf has reason to believe that the transaction has been prearranged with a buyer in Canada;

2.	the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed pursuant to CSA National Instrument 45-102 – Resale of Securities;

3.	the sale is not a transaction or part of a series of transactions that is part of a plan or scheme to evade the prospectus requirement of Canadian securities legislation;

4.	the Subject Shares are subject to a registration statement filed by the Company with the U.S. Securities and Exchange Commission in accordance with the U.S. Securities Act of 1933, as amended, registering the Subject Shares in connection with such sale and such registration statement will be effective at the date of the sale; and

5.	the undersigned has consulted its independent counsel regarding whether the undersigned is in a position to provide the declarations contained herein and acknowledges that it is (i) not relying on the Company or the Company’s counsel for advice regarding the completion of this declaration, and (ii) solely responsible for compliance with all applicable laws in connection with the sale of the Subject Shares.

-OR-

C.	BC: The undersigned is a resident of the Province of British Columbia, and:

1.	the sale will be executed on or through the facilities of the Nasdaq and neither the undersigned nor any person acting on its behalf has reason to believe that the purchaser is resident in Canada;

2.	the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed pursuant to CSA National Instrument 45-102 – Resale of Securities;

3.	the sale is not a transaction or part of a series of transactions that is part of a plan or scheme to evade the prospectus requirement of Canadian securities legislation;

4.	the Subject Shares are subject to a registration statement filed by the Company with the U.S. Securities and Exchange Commission in accordance with the U.S. Securities Act of 1933, as amended, registering the Subject Shares in connection with such sale and such registration statement will be effective at the date of the sale; and

5.	the undersigned has consulted its independent counsel regarding whether the undersigned is in a position to provide the declarations contained herein and acknowledges that it is (i) not relying on the Company or the Company’s counsel for advice regarding the completion of this declaration, and (ii) solely responsible for compliance with all applicable laws in connection with the sale of the Subject Shares.

Confirm the number of shares to be transferred:

(insert number of shares subject to this declaration)

DATED: .

By:

Name:

Title: